Exhibit 10.1

EXECUTION VERSION

LOAN AND SECURITY AGREEMENT

by and among

BLACKROCK PRIVATE CREDIT FUND,
as the Collateral Manager

BLACKROCK PRIVATE CREDIT FUND LEVERAGE III, LLC,
as the Borrower

BLACKROCK PRIVATE CREDIT FUND,
as the Equityholder

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,
as the Lenders

BANK OF MONTREAL,
as the Administrative Agent

 and

STATE STREET BANK AND TRUST COMPANY,
as the Collateral Custodian

Dated as of March 13, 2026

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-ii-

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EXHIBITS

EXHIBIT A‑1	Form of Funding Notice
EXHIBIT A‑2	Form of Repayment Notice
EXHIBIT A‑3	Form of Reinvestment Notice
EXHIBIT A‑4	Form of Borrowing Base Certificate
EXHIBIT A‑5	Form of Approval Notice
EXHIBIT B	Form of Officer’s Certificate as to Solvency
EXHIBIT C	Form of Officer’s Closing Certificate
EXHIBIT D	Form of Release of Underlying Instruments
EXHIBIT E	Form of Assignment of Underlying Instruments
EXHIBIT F	Form of Joinder Supplement
EXHIBIT G	Form of Section 2.13 Certificate
EXHIBIT H	Form of Certificate of Required Loan Documents
EXHIBIT I	Form of Loan Checklist

SCHEDULES

SCHEDULE I	Legal Names
SCHEDULE II	Loan List
SCHEDULE III	Agreed-Upon Procedures
SCHEDULE IV	S&P Industry Classifications
SCHEDULE V	Moody’s RiskCalc
SCHEDULE VI	Diversity Score Calculation
SCHEDULE VII	Closing Date Participation Interests
SCHEDULE VIII	ESG Exclusion Criteria

ANNEXES

ANNEX A	Addresses for Notices
ANNEX B	Commitments

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as of March 13, 2026 by and among:

(1)          BLACKROCK PRIVATE CREDIT FUND, a Delaware statutory trust, as the collateral manager (the “Collateral Manager”);

(2)         BLACKROCK PRIVATE CREDIT FUND LEVERAGE III, LLC, a Delaware limited liability company, as the borrower (the “Borrower”);

(3)          BLACKROCK PRIVATE CREDIT FUND, a Delaware statutory trust, as the equityholder (the “Equityholder”);

(4)        EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each a “Lender” and, collectively, the “Lenders”);

(5)         BANK OF MONTREAL, a Canadian chartered bank acting through its Chicago Branch (together with its successors and assigns, “BMO”), as the administrative agent hereunder (together with its successors and assigns in such capacity, the “Administrative Agent”); and

(6)          STATE STREET BANK AND TRUST COMPANY, not in its individual capacity but as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).

RECITALS

WHEREAS, the Borrower has requested that the Lenders extend credit hereunder by providing Commitments and making Advances (each as defined below) from time to time prior to the Revolving Period End Date (as defined below) for the general business purposes of the Borrower;

WHEREAS, the Borrower has requested that the Collateral Manager act as the collateral manager of the Borrower and manage the Collateral (as defined below); and

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1       Certain Defined Terms.

Certain capitalized terms used throughout this Agreement are defined in this Section 1.1.  As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings:

“1940 Act”:  The United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account”:  Any of the Canadian Dollar Account, the Euro Account, the GBP Account, the AUD Account, the Collateral Account, the General Collection Account, the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account and, in each case, any sub‑accounts thereof deemed appropriate or necessary by the Collateral Custodian or Securities Intermediary for convenience in administering such accounts.

“Accreted Interest”:  Interest accrued on a Loan that is added to the principal amount of such Loan instead of being paid as it accrues.

“Accrual Period”:  With respect to (a) the first Payment Date, the period from and including the Closing Date to and including the Determination Date immediately preceding the first Payment Date, and (b) any subsequent Payment Date, the period from but excluding the Determination Date preceding the previous Payment Date to and including the Determination Date preceding the current Payment Date (or, in the case of the final Accrual Period, to and including the Collection Date).

“Additional Amount”:  The meaning specified in Section 2.13(a).

“Adjusted Borrowing Value”:  For any Eligible Loan, on any date of determination, an amount equal to the lower of (a) the Outstanding Balance thereof and (b) the Assigned Value thereof multiplied by the Outstanding Balance thereof; provided that, notwithstanding the foregoing, (i) the Adjusted Borrowing Value of any Loan that is no longer an Eligible Loan shall be zero and (ii) the Adjusted Borrowing Value of any portion of any Eligible Loan that exceeds any of the Concentration Limitations shall be zero.

“Administrative Agent”:  BMO, in its capacity as administrative agent, together with its successors and assigns, including any successor appointed pursuant to Section 11.5.

“Administrative Expense Cap”:  For any Payment Date, a per annum amount equal to $250,000.

“Administrative Expenses”:  All amounts (including indemnification payments) due or accrued and payable by the Borrower to any Person pursuant to any Transaction Document, including, but not limited to, any third party service provider to the Borrower, any Lender or the Collateral Custodian, any Approved Broker Dealer or Approved Valuation Firm, accountants, agents and counsel of any of the foregoing for properly incurred fees and expenses or any other Person in respect of any other fees, expenses, or other payments.

“Advance”:  The meaning specified in Section 2.1(a).

“Advance Rate”:  With respect to (a) any Eligible Loan that is not a Pre-Approved Loan, the percentage determined by the Administrative Agent in its sole discretion on the related Cut-Off Date as set forth in the related Approval Notice and (b) any Eligible Loan that is a Pre-Approved Loan, as determined on the related Cut-Off Date, the Advance Rate as set forth in the table below:

Pre-Approved Loan Type	Advance Rate
First Lien	65%
Unitranche	60%
Recurring Revenue	60%
First Lien Last Out	50%
Second Lien	35%

“Advances Outstanding”:  On any date of determination, the aggregate principal amount of all Advances outstanding on such day, after giving effect to all repayments of Advances and the making of new Advances on such day; provided that, in each case, other than as explicitly set forth herein, if such Advances and repayments are denominated in an Alternative Currency, Advances Outstanding shall be measured in respect of the Dollar Equivalent of such amounts, determined by the Administrative Agent using the Spot Rate.

“Affected Party”: The Administrative Agent, the Lenders, and each of their respective permitted assigns.

“Affiliate”:  With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided that, for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor.  For purposes of this definition, “control”, when used with respect to any specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management, actions or policies of such Person, whether through voting rights, ownership rights, provision of management services, by contract or otherwise.

“Agented Loan”:  Any Loan which is agented by a Person (other than the Borrower) on behalf of each lender that is at any time party to the related Underlying Instruments.

“Aggregate Funded Spread”:  As of any date of determination, the sum of:

(a)          in the case of each Floating Rate Loan that bears interest at a spread over the Applicable Reference Rate, (i) the sum (without duplication) of (x) the stated interest rate spread on each such Loan (including, for any Deferrable Loan, only the required current Cash pay interest rate thereon) above such index plus (y) the excess, if any, of any applicable specified “floor” rate relating to such Loan over such index multiplied by (ii) the Adjusted Borrowing Value of each such Loan, plus

(b)        in the case of each Floating Rate Loan that bears interest at a spread over an index other than the Applicable Reference Rate, (i) the sum (without duplication) of (x) the stated interest rate spread on each such Loan (including, for any Deferrable Loan, only the required current Cash pay interest rate thereon) above such index plus (y) the excess, if any, of any applicable specified “floor” rate relating to such Loan over such index plus (z) the excess, if any, of such index over the Applicable Reference Rate in effect for the Accrual Period that includes such date of determination (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Adjusted Borrowing Value of each such Loan, plus

(c)         in the case of each Fixed Rate Loan, (i) the excess (which excess may be expressed as a negative percentage) for each such Loan of (x) the interest rate for such Loan over (y) the Applicable Reference Rate in effect for the Accrual Period that includes such date of determination multiplied by (ii) the Adjusted Borrowing Value of each such Loan.

“Aggregate Unfunded Exposure Amount”:  On any date of determination, the sum of the Unfunded Exposure Amounts of all Loans included in the Collateral.

“Aggregate Unfunded Exposure Equity Amount”:  On any date of determination, the sum of the Unfunded Exposure Equity Amounts of all Loans included in the Collateral.

“Agreement”:  The meaning specified in the Preamble.

“Alternative Currency”:  Each Available Currency other than Dollars.

“Alternative Currency Equivalent”:  Subject to Section 2.5, at the time of determination thereof, with respect to any amount expressed in Dollars, the equivalent of such amount thereof in the applicable Alternative Currency as determined by the Administrative Agent in its sole discretion by reference to the most recent Spot Rate (as determined as of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Anti-Corruption Laws”:  (a) The U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower, the Collateral Manager, the Seller, the Equityholder or any of their respective Subsidiaries or Related Parties is located or doing business.

“Anti-Money Laundering Laws”:  The Applicable Laws in any jurisdiction in which the Borrower, the Collateral Manager, the Seller, the Equityholder or any of their respective Subsidiaries or Related Parties are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Exchange Rate”:  With respect to any Available Currency on any date of determination, the lesser of (a) the applicable currency‑applicable currency spot rate used by the Borrower to acquire such Loan and (b)(x) for an actual currency exchange, the applicable currency-applicable currency spot rate obtained by the Collateral Manager through customary banking channels (including through the Collateral Custodian) at the time of such exchange or (y) for all other purposes, the applicable currency‑Dollar spot rate that appeared on the Bloomberg screen for such currency at the time of such exchange.

“Applicable Law”:  For any Person or property of such Person, all existing and future laws, rules, regulations (including proposed, temporary and final U.S. Treasury regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority which are applicable to such Person or property (including, without limitation, predatory lending laws, usury laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Federal Truth in Lending Act, Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System, and FATCA), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi‑judicial tribunal or agency of competent jurisdiction.

“Applicable Prime Rate”:  With respect to any Loan, the prime or base rate applicable to such Loan pursuant to the Underlying Instruments for such Loan.

“Applicable Reference Rate”:  (a) With respect to any Advances denominated in Dollars, Daily Simple SOFR, (b) with respect to any Advances denominated in Canadian Dollars, Term CORRA, (c) with respect to any Advances denominated in GBP, Daily Simple SONIA, (d) with respect to any Advances denominated in Euros, the EURIBOR Rate or (e) with respect to any Advances denominated in AUD, BBSY.

“Applicable Spread”:  (i) During the Revolving Period, 1.50% per annum and (ii) after the Revolving Period End Date, 1.75% per annum; provided that, after the occurrence and during the continuation of an Event of Default, the Applicable Spread determined pursuant to the foregoing clause (i) or clause (ii), as applicable, shall be increased by 2.00% per annum.

“Approval Notice”:  An approval notice substantially in the form of Exhibit A-5 hereto.

“Approved Broker Dealer”:  (a) Any of Bank of America Merrill Lynch, Bank of America N.A., Bank of New York Mellon, Bank of NY Mellon (BNYM Capital Markets), Barclays Bank PLC, Barclays Capital Inc., BNP Paribas SA, BNP Paribas Securities Corp., BofA Distributors, Inc., BTIG LLC, Cantor Fitzgerald, Citicorp Securities Services, Inc., Citigroup Global Markets Inc., Citigroup, Inc., Credit Agricole, Credit Suisse AG, Credit Suisse Securities (USA) LLC, Deutsche Bank, Deutsche Bank AG, Deutsche Bank Securities Inc., Fidelity Brokerage Services LLC, Fidelity Capital Markets, Goldman Sachs, Goldman, Sachs & Co., Guggenheim Securities LLC, HSBC, HSBC Securities (USA) Inc., ING Financial Markets LLC, J.P. Morgan Securities Inc., Jefferies, Jefferies & Company, Inc., JP Morgan Chase & Co., Key Bank, Macquarie Capital USA Inc., Merrill Lynch & Co., Inc., Merrill Lynch Government Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities USA Inc., Mizuho Securities USA Inc., Morgan Stanley, Morgan Stanley & Co. Incorporated, Natixis Global Asset Management, Nomura Securities International, Inc., RBC Capital Markets, Royal Bank of Canada, RW Baird, Scotia Bank, Scotiabank, Societe Generale, Societe Generale SA, State Street Bank, Stifel Financial Corp., TD Securities, Truist Bank, UBS AG, UBS Financial Services Inc., UBS Securities LLC, US Bancorp, Wells Fargo & Company, Wells Fargo Advisors, LLC, Wells Fargo Investments, LLC, Wells Fargo Securities, LLC (and, in each case, any affiliate of any of the foregoing) and (b) any other nationally recognized broker dealer approved by the Administrative Agent in its sole discretion.

“Approved Jurisdictions”:  The United States (or any state thereof or the District of Columbia) and any other country added with the prior written consent of the Administrative Agent in its sole discretion.

“Approved Valuation Firm”:  (a) Any of Murray Devine & Company, Kroll (f/k/a Duff & Phelps Corp.), FTI Consulting, Inc., Houlihan Lokey Howard & Zukin, Lincoln International LLC and Valuation Research Corp. and (b) any other nationally recognized accounting firm or valuation firm approved by the Borrower and the Administrative Agent in their reasonable discretion.

“Assigned Value”:  As of any date of determination and expressed as a percentage of par, for any (x) Eligible Loan originated no later than one hundred twenty (120) days prior to the related Cut-Off Date, the Purchase Price thereof and (y) other Eligible Loan, the lowest of (i) the Purchase Price, (ii) the fair market value assigned on the Collateral Manager’s books and records, (iii) 100% and (iv) the value assigned by the Administrative Agent in its sole discretion as of the related Cut-Off Date, in each case, as indicated in the Approval Notice for the relevant Loan; provided that, upon the occurrence of:

(a)          any Value Adjustment Event of the type described in clause (d), clause (i), clause (k) or clause (l) of the definition thereof, the then-current Assigned Value of the related Eligible Loan shall, automatically and without further action by the Administrative Agent, be 0%;

(b)       any Value Adjustment Event of the type described in clause (b), clause (c), clause (e) or clause (f) (solely with respect to a Material Modification described in clause (a), clause (b), clause (c) or clause (d) of the definition thereof) or clause (h) of the definition thereof, the then-current Assigned Value of the related Eligible Loan shall, in each case, automatically and without further action by the Administrative Agent, be 40%; and

(c)         any other Value Adjustment Event, the then-current Assigned Value of the related Eligible Loan may be amended by the Administrative Agent in its sole discretion at any time (and from time to time) thereafter upon delivery of an Assigned Value Notice;

provided further that, the Borrower may, at its expense, dispute any Assigned Value adjusted by the Administrative Agent pursuant to the forgoing clause (c) by either (1)(i) obtaining two (2) or more actionable bids (each a “Third Party Bid”) from an Approved Broker Dealer for the full principal amount of the related Eligible Loan, no later than three (3) Business Days after the Assigned Value thereof is adjusted by the Administrative Agent pursuant to clause (c) above or (ii) obtaining same day bid side pricing for such Eligible Loan from Loan Pricing Corp or IHS Markit Ltd. (or such other pricing service approved by the Administrative Agent in its sole discretion) (“Same Day Pricing”) with a minimum quote depth of three (3), no later than one (1) Business Day after the Assigned Value thereof is adjusted by the Administrative Agent pursuant to clause (c) above; or (2) obtaining a valuation from an Approved Valuation Firm after the Assigned Value thereof is adjusted by the Administrative Agent pursuant to clause (c) above; provided further that, (x) if the Borrower obtains two (2) or more Third Party Bids pursuant to sub-clause (1)(i) above, then the average of such Third Party Bids shall be treated as the amended Assigned Value, (y) if the Borrower obtains Same Day Pricing pursuant to sub-clause (1)(ii) above, then such pricing shall be treated as the amended Assigned Value and (z) if the Borrower obtains a valuation pursuant to clause (2) above, then such valuation shall be treated as the amended Assigned Value; provided further that, if the Borrower is unable to obtain bids or pricing that satisfy the requirements set forth in sub-clause (1)(i) or sub-clause (1)(ii) above, or a valuation that satisfies the requirements set forth in clause (2) above, then the Assigned Value of such Eligible Loan as amended by the Administrative Agent pursuant to clause (c) above shall remain the Assigned Value thereof; provided further that, if the Assigned Value is disputed pursuant to clause (2) above, then the Administrative Agent may at its own expense obtain a valuation from an alternative Approved Valuation Firm and such valuation shall constitute the amended Assigned Value upon delivery of a copy of such valuation to the Borrower and the Collateral Manager; provided further that, if the Borrower elects to dispute the adjusted Assigned Value pursuant to sub-clause (1)(i), sub-clause (1)(ii) or clause (2) above, then the Assigned Value of such Eligible Loan as amended by the Administrative Agent pursuant to clause (c) above shall remain the Assigned Value thereof until such Assigned Value is successfully disputed pursuant to sub-clause (1)(i), sub-clause (1)(ii) or clause (2) above, as applicable.

“Assigned Value Notice”:  A notice (which may be sent by e‑mail) delivered by the Administrative Agent to the Borrower, the Collateral Manager, the Lenders and the Collateral Custodian in connection with any re-determination by the Administrative Agent of an Assigned Value hereunder, specifying the value of a Loan determined in accordance with terms of the definition of “Assigned Value” in this Section 1.1.

“AUD”:  The lawful currency of Australia.

“AUD Account”:  Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of AUDs in the name of the Borrower and subject to the Lien of the Collateral Custodian for the benefit of the Secured Parties.

“Available Currency”: Dollars, Canadian Dollars, Euros, GBP and AUD.

“Available Funds”:  With respect to any Payment Date or any other date expressly required or permitted hereunder, all amounts on deposit in the Collection Account (including, without limitation, any Collections) as of the last day of the related Accrual Period.

“Available Tenor”:  As of any date of determination and with respect to any then-current Benchmark for any Available Currency, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Accrual Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Accrual Period” pursuant to Section 2.19(d).

“Average Life”:  As of any date of determination with respect to any Loan, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded up to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Payment of principal on such Loan and (b) the respective amounts of principal of such Scheduled Payments by (ii) the sum of all successive Scheduled Payments of principal on such Loan.

“Bankruptcy Code”:  The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate”:  For any day, the rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) zero, (b) the Federal Funds Rate in effect on such day plus ½ of 1% and (c) the Prime Rate in effect on such day.

“BBSY”:  For any day during the applicable accrual period, with respect to any advance (or portion thereof) denominated in AUDs (a “BBSY Rate Day”), a rate per annum equal to the greater of (a) BBSY (for a period of three (3) months) for the day (such day, a “BBSY Determination Day”) that is five (5) Business Days prior to (i) if such BBSY Rate Day is a Business Day, such BBSY Rate Day or (ii) if such BBSY Rate Day is not a Business Day, the Business Day immediately preceding such BBSY Rate Date, in each case, as such BBSY is published on the applicable Thomson Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time), and (b) the Floor.  If by 5:00 p.m. (Melbourne time) on the second (2nd) Business Day immediately following any BBSY Determination Day, BBSY in respect of such BBSY Determination Day has not been published on the applicable Thomson Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time) and a benchmark replacement date with respect to BBSY has not occurred, then BBSY for such BBSY Determination Day will be BBSY as published in respect of the first preceding Business Day for which such BBSY was published on the applicable Thomson Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time); provided that, any BBSY determined pursuant to this sentence shall be utilized for purposes of calculation of BBSY for no more than three (3) consecutive BBSY Rate Days; provided further that, that in no event shall BBSY determined pursuant to this sentence be less than the Floor.

“BBSY Business Day”:  Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in Melbourne.

“BBSY Determination Day”: The meaning specified in the definition of “BBSY”.

“BBSY Rate Day”: The meaning specified in the definition of “BBSY”.

“Benchmark”: Initially, with respect to an Available Currency, the Applicable Reference Rate; provided that, if a Benchmark Transition Event with respect to such Applicable Reference Rate has occurred, then “Benchmark” means, with respect to the Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, such Available Currency, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.19.

“Benchmark Replacement”:  With respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower (or the Collateral Manager on its behalf) as the replacement for such Benchmark, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Available Currency at such time; and (b) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment”:  With respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Available Currency at such time.

“Benchmark Replacement Date”:  The earlier to occur of the following events with respect to the then-current Benchmark for any Available Currency:

(a)         in the case of clause (a) or clause (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b)       in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that, such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”:  With respect to the then-current Benchmark for any Available Currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a)          a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b)        a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the Available Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c)        a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date”:  Following the occurrence of a Benchmark Transition Event with respect to any then-current Benchmark for any Available Currency, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period”:  With respect to any then-current Benchmark for any Available Currency, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.19(a) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.19(a).

“Beneficial Ownership Certification”: A certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation”:  31 C.F.R. § 1010.230.

“BHC Act Affiliate”:  The meaning assigned to the term “affiliate” in, and interpreted in accordance with, 12 U.S.C. § 1841(k).

“BMO”: The meaning specified in the Preamble.

“Borrower”:  The meaning specified in the Preamble.

“Borrower’s Notice”:  Any (a) Funding Notice or (b) Reinvestment Notice.

“Borrowing Base (Aggregate)”:  As of any Measurement Date, an amount (converted into Dollars using the Applicable Exchange Rate, if applicable) equal to the least of:

(a)        the sum of (i) the products of (x) the lower of (1) the Weighted Average Advance Rate for all Eligible Loans as of such date and (2) the Maximum Portfolio Advance Rate as of such date and (y) the aggregate Adjusted Borrowing Value of all Eligible Loans as of such date plus (ii) the amount on deposit in the Principal Collection Account and the Principal Collections on deposit in the Canadian Dollar Account, the Euro Account, the GBP Account and the AUD Account as of such date plus (iii) the amount on deposit in the Unfunded Exposure Account as of such date minus (iv) the Aggregate Unfunded Exposure Equity Amount as of such date;

(b)         (i) the aggregate Adjusted Borrowing Value of all Eligible Loans as of such date minus (ii) the Minimum Equity Amount plus (iii) the amount on deposit in the Principal Collection Account and the Principal Collections on deposit in the Canadian Dollar Account, the Euro Account, the GBP Account and the AUD Account as of such date plus (iv) the amount on deposit in the Unfunded Exposure Account as of such date minus (v) the Aggregate Unfunded Exposure Equity Amount as of such date; and

(c)        the sum of (i) the Facility Amount plus (ii) the amount on deposit in the Unfunded Exposure Account as of such date minus (iii) the Aggregate Unfunded Exposure Amount as of such date.

“Borrowing Base (AUD)”:  As of any Measurement Date, an amount equal to the greater of (a) zero and (b) the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in AUD as of such date, of (a) the Advance Rate for each such Eligible Loan as of such date and (b) the Adjusted Borrowing Value of each such Eligible Loan as of such date plus (ii) the amount of AUDs that are Principal Collections on deposit in the AUD Account as of such date minus (iii) the Unfunded Exposure Equity Amount with respect to Eligible Loans denominated in AUDs as of such date plus (iv) the amount of AUDs on deposit in the Unfunded Exposure Account as of such date.

“Borrowing Base (CAD)”:  As of any Measurement Date, an amount equal to the greater of (a) zero and (b) the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in Canadian Dollars as of such date, of (a) the Advance Rate for each such Eligible Loan as of such date and (b) the Adjusted Borrowing Value of each such Eligible Loan as of such date plus (ii) the amount of Canadian Dollars that are Principal Collections on deposit in the Canadian Dollar Account as of such date minus (iii) the Unfunded Exposure Equity Amount with respect to Eligible Loans denominated in Canadian Dollars as of such date plus (iv) the amount of Canadian Dollars on deposit in the Unfunded Exposure Account as of such date.

“Borrowing Base (GBP)”:  As of any Measurement Date, an amount equal to the greater of (a) zero and (b) the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in GBP as of such date, of (a) the Advance Rate for each such Eligible Loan as of such date and (b) the Adjusted Borrowing Value of each such Eligible Loan as of such date plus (ii) the amount of GBPs that are Principal Collections on deposit in the GBP Account as of such date minus (iii) the Unfunded Exposure Equity Amount with respect to Eligible Loans denominated in GBPs as of such date plus (iv) the amount of GBPs on deposit in the Unfunded Exposure Account as of such date.

“Borrowing Base (Euro)”:  As of any Measurement Date, an amount equal to the greater of (a) zero and (b) the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in Euros as of such date, of (a) the Advance Rate for each such Eligible Loan as of such date and (b) the Adjusted Borrowing Value of each such Eligible Loan as of such date plus (ii) the amount of Euros that are Principal Collections on deposit in the Euro Account as of such date minus (iii) the Unfunded Exposure Equity Amount with respect to Eligible Loans denominated in Euros as of such date plus (iv) the amount of Euros on deposit in the Unfunded Exposure Account as of such date.

“Borrowing Base (USD)”:  As of any Measurement Date, an amount equal to the greater of (a) zero and (b) the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in Dollars as of such date, of (a) the Advance Rate for each such Eligible Loan as of such date and (b) the Adjusted Borrowing Value of each such Eligible Loan as of such date plus (ii) the amount of Dollars on deposit in the Principal Collection Account as of such date minus (iii) the Unfunded Exposure Equity Amount with respect to Eligible Loans denominated in Dollars as of such date plus (iv) the amount of Dollars on deposit in the Unfunded Exposure Account as of such date.

“Borrowing Base Certificate”:  A certificate setting forth the calculation of each Borrowing Base as of each Measurement Date, in the form of Exhibit A‑4, prepared by the Collateral Manager.

“Borrowing Base Deficiency”:  A condition occurring on any date of determination on which the Advances Outstanding exceed the Borrowing Base (Aggregate).

“Borrowing Base Deficiency (Currency)”:  A condition occurring on any date of determination on which (a) the Advances Outstanding in Canadian Dollars exceed the Borrowing Base (CAD), (b) the Advances Outstanding in Dollars exceed the Borrowing Base (USD), (c) the Advances Outstanding in Euros exceed the Borrowing Base (Euro), (d) the Advances Outstanding in GBPs exceed the Borrowing Base (GBP) or (e) the Advances Outstanding in AUDs exceed the Borrowing Base (AUD).

“Borrowing Bases”: Collectively, the Borrowing Base (Aggregate), the Borrowing Base (CAD), the Borrowing Base (USD), the Borrowing Base (Euro), the Borrowing Base (GBP) and the Borrowing Base (AUD); provided that, any Loan which at any time is no longer an Eligible Loan shall not be included in the calculation of any “Borrowing Base”.

“Breakage Costs”:  With respect to any Lender, any amount or amounts as shall compensate such Lender for any reasonable and documented loss, cost or expense incurred by such Lender (as determined by the applicable Lender in its sole discretion) as a result of the liquidation or re-employment of deposits or other funds required by such Lender if any payment by the Borrower occurs on a date other than a Payment Date.  All Breakage Costs shall be due and payable hereunder on each Payment Date in accordance with Section 2.7 and Section 2.8.  The determination by the applicable Lender of the amount of any such loss, cost or expense shall be conclusive absent manifest error.

“Broadly Syndicated Loan”:  Any Loan that, as of any date of determination, is a syndicated commercial loan (a) that is a First Lien Loan, a First Lien Last Out Loan or a Second Lien Loan, (b) with an original tranche size of $150,000,000 or greater (without consideration of any reductions thereof from scheduled or unscheduled amortization payments), (c) that has (or the related Obligor has, as applicable) a Moody’s Rating or an S&P Rating and (d) with available Same Day Pricing with a minimum quote depth of at least two (2); provided that, such Loan shall be deemed to have satisfied this clause (d) if it had Same Day Pricing available with a minimum quote depth of at least two (2) no later than five (5) Business Days after its origination date.

“Business Day”:  Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in New York, New York; provided that, if any determination of a Business Day shall relate to an Advance bearing interest at (a), Daily Simple SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day and (b) Term CORRA, the term “Business Day” shall also exclude any day that is not a CORRA Business Day, (c) Daily Simple SONIA, the term “Business Day” shall also exclude any day that is not a SONIA Business Day, (d) EURIBOR, the term “Business Day” shall also exclude any day that is not a Euro Business Day and (e) BBSY, the term “Business Day” shall also exclude any day that is not a BBSY Business Day.

“CAD” or “Canadian Dollars”:  The lawful currency of Canada.

“Canadian Dollar Account”:  Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of Canadian Dollars in the name of the Borrower and subject to the Lien of the Collateral Custodian for the benefit of the Secured Parties.

“Capital Stock”:  Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, partnership, statutory trust, limited liability company or other lawful corporate form, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash”:  Cash or legal currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“Cash Interest Coverage Ratio”:  With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Cash Interest Coverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Cash Interest Coverage Ratio” or comparable definition, the ratio of (i) EBITDA for the Relevant Test Period to (ii) Cash Interest Expense of such Obligor as of such Relevant Test Period, as calculated by the Collateral Manager (on behalf of the Borrower) in good faith in accordance with the Collateral Manager Standard, using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the applicable Underlying Instruments.

“Cash Interest Expense”:  With respect to any Obligor for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” (exclusive of any Accreted Interest that, according to the term of the Underlying Instruments, can never be converted to cash interest that is due and payable prior to maturity) or any like caption reflected on the most recent financial statements delivered by such Obligor to the Borrower for such period.

“Certificated Security”:  The meaning specified in Section 8‑102(a)(4) of the UCC.

“Change of Control”:  The occurrence of any of the following events with respect to the Borrower, the Equityholder or the Collateral Manager, as applicable: (a) with respect to the Borrower, the Equityholder ceases to own, of record, beneficially and directly, 100% of the Capital Stock of the Borrower, or (b) with respect to the Equityholder or the Collateral Manager, BlackRock Capital Investment Advisors ceases to be the investment adviser to, and otherwise control the investment management and investment policies of, the Equityholder or the Collateral Manager.  For purposes of this definition, “control,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, actions or policies of a Person, whether through voting rights, ownership rights, by contract or otherwise.

“Clearing Agency”:  An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”:  The meaning specified in Section 8‑102(a)(5) of the UCC.

“Closing Date”: March 13, 2026.

“Closing Date Participation Interest”:  A participation interest, which satisfies all of the requirements set forth in the definition of “Participation Interest”, granted by the applicable Seller to the Borrower pursuant to the Sale Agreement or the Master Participation Agreement in and to each Loan identified on Schedule VII and in which a Lien is granted therein by the Borrower to the Collateral Custodian pursuant to this Agreement.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Collateral”:  The meaning specified in Section 8.1(a).

“Collateral Account”:  Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary entitled “Collateral Account” in the name of the Borrower and subject to the Lien of the Collateral Custodian for the benefit of the Secured Parties.

“Collateral Custodian”:  STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, but solely as Collateral Custodian, its successor in interest pursuant to Section 7.3 or such Person as shall have been appointed Collateral Custodian pursuant to Section 7.5.

“Collateral Custodian Fee”:  The fees payable to the Collateral Custodian and the Securities Intermediary set forth as such in the Collateral Custodian Fee Letter and as provided for in this Agreement or any other Transaction Document.

“Collateral Custodian Fee Letter”:  The Fee Schedule as acknowledged by the Borrower.

“Collateral Custodian Termination Notice”:  The meaning specified in Section 7.5.

“Collateral Management Fee”:  The fee payable to the Collateral Manager on each Payment Date in arrears in respect of each Accrual Period, which fee shall be equal to the product of (a) the average of the sum of the Adjusted Borrowing Value of each Loan as of (x) the first day of such Accrual Period and as of (y) the last day of such Accrual Period multiplied by (b) a rate equal to 0.00% per annum.

“Collateral Manager”:  The meaning specified in the Preamble.

“Collateral Manager Event of Default”: The occurrence of any one of the following:

(a)         any failure by the Collateral Manager to deposit (or caused to be deposited) into the Collection Account any Collections received by it in accordance with Section 2.9(a) and such failure continues unremedied for three (3) Business Days;

(b)        any failure on the part of the Collateral Manager to duly observe or perform (in accordance with the Collateral Manager Standard) any covenant or agreement of the Collateral Manager set forth in any Transaction Document to which the Collateral Manager is a party, which failure (A) has a Material Adverse Effect and (B) continues unremedied (if such failure can be remedied) for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such failure shall have been delivered to a Responsible Officer of the Collateral Manager by any Lender or the Borrower and (ii) the date on which a Responsible Officer of the Collateral Manager acquires knowledge thereof;

(c)          an Insolvency Event shall occur with respect to the Collateral Manager;

(d)         with respect to the Collateral Manager, either (i) the occurrence of a Change of Control or (ii) the dissolution, termination or liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of the Collateral Manager;

(e)          any failure by the Collateral Manager to deliver any Required Report or any other reports or other information required to be delivered by it under the express terms of this Agreement or any other information reasonably requested by the Administrative Agent related to the Borrower or the Collateral Manager within three (3) Business Days after the date such report is required to be made or given, as the case may be, in each case under the terms of this Agreement;

(f)         any representation, warranty or certification made by the Collateral Manager in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect when made (it being agreed that the repurchase or substitution of a Warranty Loan pursuant to Section 2.14(f) shall remedy the failure of any representation, warranty or certification that gave rise to the applicable Warranty Event with respect to such Warranty Loan) and the same continues to be unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such inaccuracy shall have been given to a Responsible Officer of the Collateral Manager by any Lender or the Borrower and (ii) the date on which a Responsible Officer of the Collateral Manager acquires knowledge thereof;

(g)        the rendering against the Collateral Manager of one or more final judgments, decrees or orders for the payment of money in excess of $10,000,000, individually or in the aggregate, except to the extent covered by insurance, and the Collateral Manager shall not have, within forty-five (45) days, either discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms;

(h)        the failure of the Collateral Manager to make any payment when due (after giving effect to any related grace period) under one or more agreements in an aggregate amount in excess of $10,000,000, individually or in the aggregate;

(i)           the occurrence of an Event of Default;

(j)          Blackrock Private Credit Fund ceases to be the Collateral Manager or assigns any of its rights or obligations as “Collateral Manager” under any Transaction Document to any Person; or

(k)         the investment management agreement between the Collateral Manager and BlackRock Capital Investment Advisors ceases to be in full force and effect.

“Collateral Manager Standard”:  The meaning specified in Section 6.2(d).

“Collateral Manager Termination Notice”:  The meaning specified in Section 6.11.

“Collateral Quality Test”:  Each of the Maximum Weighted Average Life Test, the Minimum Weighted Average Floating Spread Test and the Minimum Diversity Test.

“Collection Account”:  Collectively, the General Collection Account, the Interest Collection Account and the Principal Collection Account.

“Collection Date”:  The date on which the Obligations have been irrevocably paid in full (other than unmatured contingent obligations for which no claim has been made) in accordance with Section 2.3(b) and Section 2.7 or Section 2.8, as applicable, and the Commitments have been irrevocably terminated in full pursuant to Section 2.3(a) or as a result of the end of the Revolving Period.

“Collections”:  (a) All cash collections and other cash proceeds of any Loan, including, without limitation or duplication, any Interest Collections, Principal Collections, amendment fees, late fees, prepayment fees, waiver fees or other amounts received in respect thereof (but excluding any Excluded Amounts) and (b) earnings on Permitted Investments or otherwise in any Account.

“Commitment”:  With respect to each Lender, (a) prior to the end of the Revolving Period, the commitment of such Lender to make Advances in accordance herewith prior to the Revolving Period End Date, in an amount not to exceed the Facility Amount and, for each Lender, the amount opposite such Lender’s name set forth on Annex B hereto or on Schedule I to the Joinder Supplement relating to each such Lender, (b) on or after the end of the Revolving Period, its Pro Rata Share of the Advances Outstanding and (c) on or after the Termination Date, zero.

“Concentration Denominator”:  (a) During the Ramp-Up Period, the Target Portfolio Amount and (b) otherwise, the aggregate Outstanding Balance of all Eligible Loans included in the Collateral.

“Concentration Limitations”:  As of any date of determination, the following limitations (calculated without duplication) as applied to the Concentration Denominator of all Eligible Loans owned (or, in relation to a proposed purchase of an Eligible Loan, proposed to be owned) by the Borrower:

(a)          the aggregate Outstanding Balance of all Loans to any single Obligor (measured cumulatively with its Affiliates) shall not exceed 5% of the Concentration Denominator;

(b)         the aggregate Outstanding Balance of all Eligible Loans with Obligors in any single S&P Industry Classification shall not exceed (i) with respect to the S&P Industry Classification representing the highest concentration of Eligible Loans (determined by reference to the Outstanding Balance thereof), 20% of the Concentration Denominator, (ii) with respect to the S&P Industry Classification representing the second-highest concentration of Eligible Loans (determined by reference to Outstanding Balance thereof), 17.5% of the Concentration Denominator and (iii) with respect to all other S&P Industry Classifications, 10% of the Concentration Denominator;

(c)          the aggregate Outstanding Balance of all Fixed Rate Loans shall not exceed 5% of the Concentration Denominator;

(d)       the aggregate Outstanding Balance of all Eligible Loans that are Recurring Revenue Loans shall not exceed 10% of the Concentration Denominator;

(e)         the sum of the aggregate Outstanding Balance of all Eligible Loans that are Revolving Loans or Delayed Draw Loans shall not collectively exceed 15% of the Concentration Denominator;

(f)          the aggregate Outstanding Balance of all Eligible Loans (other than Recurring Revenue Loans) with respect to which the Obligor thereunder has EBITDA for the prior twelve calendar months of less than $25,000,000 shall not exceed 15% of the Concentration Denominator;

(g)         the aggregate Outstanding Balance of all Eligible Loans that are First Lien Last Out Loans or Second Lien Loans shall not exceed 5% of the Concentration Denominator;

(h)         the aggregate Outstanding Balance of all Eligible Loans that are Cov-Lite Loans with respect to which the Obligor thereunder has EBITDA for the prior twelve calendar months of less than $100,000,000 shall not exceed 5% of the Concentration Denominator;

(i)         the aggregate Outstanding Balance of all Eligible Loans that are Deferring Loans (other than Excepted Deferring Loans) shall not exceed 7.5% of the Concentration Denominator;

(j)          the aggregate Outstanding Balance of all Eligible Loans denominated in an Alternative Currency shall not exceed 15% of the Concentration Denominator; and

(k)        the aggregate Outstanding Balance of all Eligible Loans with Obligors (or Underlying Assets) domiciled or located outside of the United States shall not exceed 15% of the Concentration Denominator.

“Conforming Changes”:  With respect to the use or administration of any Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “CORRA Business Day,” the definition of “SONIA Business Day”, the definition of “Euro Business Day”, the definition of “BBSY Business Day”, the definition of “Accrual Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Collateral Manager) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes”:  Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation”:  With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.

“Control”:  The possession, directly or indirectly, of either or both of (a) the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise and/or (b) equity interests in a Person.

“Corporate Trust Office”: The applicable designated corporate trust office of the Collateral Custodian specified on Annex A hereto, or such other address within the United States as the Collateral Custodian may designate from time to time by at least thirty (30) days prior written notice to the Administrative Agent.

“CORRA”:  A rate equal to the Canadian Overnight Repo Rate Average as administered by the CORRA Administrator.

“CORRA Administrator”:  The Bank of Canada, or a comparable or successor administrator approved by the Administrative Agent.

“CORRA Business Day”:  Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in Toronto.

“Cov-Lite Loan”:  A Loan under which the related Obligor is not subject to financial covenants; provided that, a Loan shall not constitute a Cov-Lite Loan if the related Underlying Instruments (a) require such Obligor to comply with one or more Maintenance Covenants (regardless of whether compliance with one or more incurrence covenants is otherwise required by the related documents) or (b) contain a cross-default provision to, or if such Loan is pari passu with, another loan of such Obligor that requires such Obligor to comply with one or more financial covenants or Maintenance Covenants; provided further that, a loan that would meet the above criteria (including in connection with the proviso above) only (x) until the scheduled expiration of any initial grace period or adjustment period with respect to the applicable Maintenance Covenant(s) or (y) while such other obligation is funded above a certain threshold or upon the occurrence of a particular specified event, in each case as set forth in the related Underlying Instrument, shall be deemed to be a Cov-Lite Loan only for the period(s) during which it meets the above criteria.

“Covenant Compliance Period”:  The period beginning on the Closing Date and ending on the date on which the Commitments have been terminated and the Obligations have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim giving rise thereto has been asserted).

“Covered Party”:  Any Secured Party that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Cut-Off Date”:  With respect to each Loan, the date such Loan is acquired by the Borrower.

“Daily Simple SOFR”:  For any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor.  If by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that, any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days; provided further that, in no event shall Daily Simple SOFR determined pursuant to this sentence be less than the Floor. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SONIA”:  For any day (a “SONIA Rate Day”), a rate per annum equal to the greater of (a) SONIA for the day (such day, a “SONIA Determination Day”) that is five (5) SONIA Business Days prior to (i) if such SONIA Rate Day is a SONIA Business Day, such SONIA Rate Day or (ii) if such SONIA Rate Day is not a SONIA Business Day, the SONIA Business Day immediately preceding such SONIA Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, and (b) the Floor.  If by 5:00 p.m. (London time) on the second (2nd) SONIA Business Day immediately following any SONIA Determination Day, SONIA in respect of such SONIA Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SONIA has not occurred, then SONIA for such SONIA Determination Day will be SONIA as published in respect of the first preceding SONIA Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided that, any SONIA determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SONIA for no more than three (3) consecutive SONIA Rate Days; provided further that, in no event shall Daily Simple SONIA determined pursuant to this sentence be less than the Floor.  Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower.

“Debt-to-Recurring-Revenue Ratio”:  With respect to any Recurring Revenue Loan for any period, the meaning of “Debt-to-Recurring Revenue Ratio” or any comparable definition in the related Underlying Instruments, and in any case that “Debt-to-Recurring Revenue Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio, as of the Relevant Test Period, of (a) Indebtedness of the related Obligor less Unrestricted Cash to (b) Recurring Revenue, for the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date, as calculated by the Collateral Manager in accordance with the Collateral Manager Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments; provided that, in the event of a lack of any such information necessary to calculate the Debt-to-Recurring Revenue Ratio for any Recurring Revenue Loan, the Debt-to-Recurring Revenue Ratio thereof shall be a ratio calculated by the Administrative Agent in its sole discretion after consultation with the Collateral Manager.

“Default”:  Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Right”:  The meaning assigned to that term in, and interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Loan”:  Any Loan with respect which an event described in clause (b), clause (c), clause (d) or clause (k) of the definition of Value Adjustment Event has occurred and is continuing with respect to such Loan or the related Obligor (as applicable) as of the date of the related Discretionary Sale.

“Defaulting Lender”:  Any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, (iv) has, for two (2) or more Business Days, failed, in good faith, to confirm in writing to the Administrative Agent or the Borrower, in response to a written request of the Administrative Agent or the Borrower, that it will comply with its funding obligations hereunder or (v) has, other than pursuant to an Undisclosed Administration, become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Deferrable Loan:  Any Loan that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest (other than supplemental interest).

“Deferring Loan:  Any Deferrable Loan that, as of any date of determination, is currently deferring or capitalizing the payment of the cash interest due thereon (other than supplemental interest), which deferred or capitalized interest has not, as of such date of determination, been paid in cash.

“Delayed Draw Loan”:  A Loan that requires one or more future advances to be made by the Borrower and which does not permit the re-borrowing of any amount previously repaid by the related Obligor; provided that, such loan shall only be considered a Delayed Draw Loan for so long as any future funding obligations remain in effect and only with respect to any portion which constitutes a future funding obligation.

“Determination Date”:  The last day of each calendar month.

“DIP Loan”:  A Loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior liens.

“Discretionary Sale”:  The meaning specified in Section 2.14(c).

“Disruption Event”:  With respect to an Available Currency, an event that shall be deemed to have occurred if any Lender shall have notified the Administrative Agent, the Collateral Custodian, the Collateral Manager and the Borrower: (a) of a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain such Available Currency in the applicable interbank market to fund any Advance, (b) of the inability, for any reason, of such Lender to determine the Benchmark then-applicable to such Available Currency, (c) of a determination by such Lender that the rate at which deposits of such Available Currency are being offered to such Lender in the applicable interbank market does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance or (d) of the inability of such Lender, as applicable, to obtain such Available Currency to make, fund or maintain any Advance.

“Diversity Score”:  A single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule VI, as such Schedule VI may be updated at the option of the Administrative Agent in its sole discretion to reflect any revisions to criteria published by Moody’s.

“Dollar Equivalent”:  Subject to Section 2.5, at the time of determination thereof, for any amount: (a) denominated in Dollars, such amount; and (b) denominated in any Alternative Currency, (i) with respect to any amount relating to an Advance, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time in its sole discretion by reference to the most recent Spot Rate for the purchase of Dollars with such Alternative Currency and (ii) with respect to any amount relating to any Loan, the equivalent amount thereof in Dollars determined by the Collateral Manager using the Spot Rate.

“Dollars” and “$”:  The lawful currency of the United States.

“EBITDA”:  With respect to the Relevant Test Period with respect to the related Loan, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for such Loan, and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the principal Obligor on such Loan and any of its parents or Subsidiaries that are obligated pursuant to the Underlying Instruments for such Loan (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) cash interest expense, (b) income taxes, (c) depreciation and amortization for such Relevant Test Period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs) and, to the extent not otherwise included in the foregoing clause (c), other non‑cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one‑time, non‑recurring non‑cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors, and (g) any other item the Borrower (or the Collateral Manager) and the Administrative Agent mutually deem to be appropriate; provided that, with respect to any Obligor for which four full fiscal quarters of financial data are not available, EBITDA shall be determined for such Obligor based on annualizing the financial data from the reporting periods actually available.

“Elevation”:  The elevation of the Closing Date Participation Interests in accordance with the Sale Agreement and the Master Participation Agreement.

“Elevation Date”:  The date on which an Elevation occurs with respect to a Closing Date Participation Interest pursuant to the Sale Agreement and the Master Participation Agreement.

“Eligible Loan”:  Each Loan (i)(x) for which the Administrative Agent has executed an Approval Notice in its sole discretion on or prior to the related Cut-Off Date but no less recently than three (3) Business Days prior to such Cut-Off Date or (y) that is a Pre-Approved Loan; and (ii) that satisfies each of the following eligibility requirements (unless the Administrative Agent in its sole discretion agrees in writing to waive any such eligibility requirement with respect to such Loan):

(a)          such Loan is a First Lien Loan, Unitranche Loan, a First Lien Last Out Loan, a Second Lien Loan, a Recurring Revenue Loan or a Broadly Syndicated Loan, which has been assigned to the Borrower pursuant to an assignment agreement either (i) complying with the related Underlying Instruments or (ii) on the LSTA standard assignment form;

(b)         such Loan is denominated and payable in an Available Currency and does not permit the place of payment or the currency in which such Loan is payable to be changed other than to another Available Currency;

(c)          such Loan does not and will not subject the Borrower to withholding tax (other than (i) any withholding or similar taxes on commitment fees, amendment fees, waiver fees, consent fees, extension fees or similar fees and (ii) withholding tax that may be payable with respect to FATCA) or similar tax unless the related Obligor is required to make “gross‑up” payments that ensure that the net amount actually received by the Borrower will equal the full amount that the Borrower would have received had no such taxes been imposed;

(d)      such Loan does not contain any restrictions on transferability or assignment and is capable of being transferred or assigned to the Administrative Agent, or another bank or financial institution, subject only to usual and customary restrictions and such Loan is eligible under its Underlying Instruments (giving effect to the provisions of Sections 9‑406 and 9‑408 of the UCC) to be sold to the Borrower and to have a security interest therein granted to the Collateral Custodian for the benefit of the Secured Parties;

(e)          the acquisition of such Loan will not cause the Borrower or the pool of Collateral to be required to register as an investment company under the 1940 Act;

(f)          such Loan is not a Defaulted Loan, a DIP Loan, a Structured Finance Obligation, a Zero Coupon Bond, a finance lease, an unsecured loan or a bridge loan;

(g)         such Loan is not (i) underwritten as a real estate loan or principally secured by real property; (ii) a construction loan, (iii) a project finance loan or (iv) an asset-based credit facility;

(h)          such Loan is in the form of and is treated as indebtedness of the related Obligor for U.S. federal income tax purposes;

(i)         such Loan is not delinquent in any payments required to be paid thereunder and is not a debt obligation whose repayment is subject to material non-credit related risk (for example, a Loan the payment of which is expressly contingent upon the nonoccurrence of a catastrophe) as determined by the Collateral Manager in accordance with the Collateral Manager Standard;

(j)           such Loan and any Underlying Assets (or, with respect to clause (ii) and clause (iii) below, the acquisition thereof or the pledge thereof by the Borrower) (i) have not, and will not, be used by the related Obligor in any manner or for any purpose that would result in any material risk of liability being imposed upon the Borrower or any Secured Party under any Applicable Law, (ii) comply in all material respects with, and will not violate, any Applicable Law and (iii) will not cause the Administrative Agent or any Lender to fail to comply with any request or directive (whether or not having the force of law) from any banking or other Governmental Authority having jurisdiction over the Administrative Agent or such Lender;

(k)         such Loan, together with the Underlying Instruments related thereto, (i) is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor and each guarantor thereof, enforceable against such Obligor and each such guarantor in accordance with its terms, subject to usual and customary bankruptcy, insolvency and equity limitations, (ii) is not subject to, or the subject of any assertions in respect of, any material litigation, dispute or offset, and (iii) contains provisions substantially to the effect that the Obligor’s and each guarantor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against the Seller, the Borrower or any assignee;

(l)         (x) all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the making, acquisition, transfer or performance by the Borrower of such Loan and any related collateral have been duly obtained, effected or given and are in full force and effect and (y) for any Loan originated by the Seller or its Affiliates, the Seller or its applicable Affiliate had all necessary licenses and permits to originate such Loan in the Approved Jurisdiction where the related Obligor is located and the Borrower has all necessary licenses and permits to purchase and own such Loan and enter into the applicable Underlying Instruments as a lender in the Approved Jurisdiction where such Obligor is located;

(m)        such Loan and the Underlying Instruments related thereto, are eligible (after giving effect to the provisions of Sections 9-406 and 9-408 of the UCC) to be sold, assigned or transferred to the Borrower and to have a security interest therein granted to the Collateral Custodian, as agent for the Secured Parties, and neither the sale, transfer or assignment of such Loan to the Borrower, nor the granting of a security interest hereunder to the Collateral Custodian for the benefit of the Secured Parties, violates, conflicts with or contravenes (and are permitted by) any Applicable Law or any contractual or other restriction, limitation or encumbrance;

(n)         such Loan requires the related Obligor to maintain the Underlying Assets for such Loan in good repair, to maintain adequate insurance with respect thereto and to pay all maintenance, repair, insurance and taxes, together with all other ancillary costs and expenses, with respect to the related Underlying Assets;

(o)        such Loan has an original term to stated maturity that (i) if such Loan is a Second Lien Loan, does not exceed eight (8) years and (ii) otherwise, does not exceed seven (7) years;

(p)        the Underlying Instruments for such Loan do not contain a confidentiality provision that restricts or purports to restrict the ability of the Administrative Agent to exercise its rights under this Agreement or that would prohibit the Collateral Custodian, the Administrative Agent or any Lender from accessing all information with regard to such Loan, so long as the Administrative Agent or Collateral Custodian, as applicable, has agreed to customary confidentiality provisions;

(q)          the Obligor with respect to such Loan is an Eligible Obligor;

(r)           if such Loan is a “registration-required obligation” within the meaning of Section 163(f)(2) of the Code, it is Registered;

(s)           if such Loan is a participation interest, it is a Closing Date Participation Interest;

(t)           all information provided by either the Borrower or the Collateral Manager with respect to such Loan (other than projections, forward-looking information, general economic data, industry information, information relating to third parties, any information or documentation prepared by the Collateral Manager or one of its Affiliates for internal use or consideration, statements as to (or the failure to make a statement as to) the value of, collectability of, prospects of or potential risks or benefits associated with a Loan or Obligor) is true, correct and complete in all material respects after giving effect to any updates thereto as of the date such information is provided;

(u)         such Loan (i) is not an Equity Security and (ii) does not provide for the conversion or exchange into an Equity Security at any time on or after the related Cut-Off Date;

(v)          such Loan is not principally secured by, and does not constitute, Margin Stock;

(w)         the Borrower has (i) good and marketable title to, and is the sole owner of, such Loan and (ii) has granted to the Collateral Custodian for the benefit of the Secured Parties a valid and perfected first priority security interest in the Loan and the related Underlying Instruments (subject to Permitted Liens);

(x)        as of the related Cut-Off Date, (i) such Loan is and has been current on all interest and principal payments under the terms of the related Underlying Instrument and (ii) there has been no “event of default” (as defined in the related Underlying Instrument) or any other default, breach, violation or event permitting acceleration under the terms of any such Loan that, in each case, has not been cured or waived, unless otherwise approved by the Administrative Agent in writing;

(y)          as of the related Cut-Off Date, such Loan provides for (i) periodic payments of accrued and unpaid interest in cash on a current basis no less frequently than semi-annually and (ii) the full amount of principal payable in cash no later than its stated maturity;

(z)         as of the related Cut-Off Date, if such Loan is one of a number of loans made to the same Obligor at the same seniority in such Obligor’s capital structure, such Loan and such other loans are cross-collateralized and cross-defaulted;

(aa)        unless such Loan is a Revolving Loan or a Delayed Draw Loan, the funding obligations for such Loan and the Underlying Instruments under which such Loan was created have been fully satisfied and all sums available thereunder have been fully advanced;

(bb)        there are no proceedings pending, or, to the knowledge of the Collateral Manager, threatened, (i) wherein the related Obligor, any other party obligated with respect to such Loan or any Governmental Authority has alleged that such Loan or any related Underlying Instrument is illegal or unenforceable or (ii) asserting the insolvency of the related Obligor;

(cc)        if such Loan is acquired by the Borrower from the Seller, (i) such Loan was sourced or originated by the Seller or its Affiliates in the ordinary course of business and was underwritten by the Seller under its customary procedures, and (ii) the Seller has caused its master computer records to be clearly and unambiguously marked to indicate that such Loan has been sold to the Borrower;

(dd)        such Loan (i) was owned by the Borrower on the Closing Date or thereafter purchased by the Borrower at the Collateral Manager’s direction and (ii) is being serviced by the Collateral Manager, in each case, in accordance with the Collateral Manager Standard;

(ee)        such Loan is not an extension of credit to the related Obligor for the purpose of (i) making any past due principal, interest or other payments due on such Loan, (ii) preventing such Loan (or any other indebtedness of the related Obligor) from becoming past due or (iii) preventing such Loan from defaulting;

(ff)        pursuant to the Underlying Instruments with respect to such Loan, either (i) such Loan is freely assignable to the Borrower and able to be pledged to the Collateral Custodian, on behalf of the Secured Parties, without the consent of the Obligor or (ii)(x) all consents necessary for assignment of such Loan to the Borrower and pledge to the Collateral Custodian for the benefit of the Secured Parties have been obtained and (y) the applicable Underlying Instrument provides that any consents necessary for future assignments shall not be unreasonably withheld by the applicable Obligor and/or agent, and the rights to enforce rights and remedies in respect of the same under the applicable Underlying Instrument inure to the benefit of the holder of such Loan (subject to the rights of any applicable agent or other lenders);

(gg)        no such Loan has been repaid, prepaid, satisfied, subordinated or rescinded, in each case, in full;

(hh)       such Loan has not been sold, transferred, assigned or pledged by the Borrower to any person other than the Collateral Custodian for the benefit of the secured parties;

(ii)        the Obligor with respect to such Loan (and any guarantor of such Obligor’s obligations thereunder), had full legal capacity to execute and deliver the Underlying Instrument which creates such Loan and any other documents related thereto;

(jj)       the Underlying Assets for such Loan are primarily located in an Approved Jurisdiction unless otherwise approved in writing by the Administrative Agent in its sole discretion (other than any Underlying Assets that are in addition to the primary Underlying Assets with respect to which such Loan was principally underwritten);

(kk)        no selection procedure adverse to the interests of the Secured Parties was utilized by the Borrower in the selection of such Loan for inclusion in the Collateral;

(ll)         if such Loan is a Deferrable Loan, the related Underlying Instruments require the current payment of interest on such Loan in Cash on each applicable payment date for such Loan at a rate equal to at least 2.0% per annum; provided that, no more than 50% of the total effective rate of interest payable thereon is attributable to deferred or capitalized interest;

(mm)      as of the related Cut-Off Date, such Loan has an original asset value of at least 90% of par;

(nn)        such Loan is not an obligation of an Obligor Affiliated with the Collateral Manager;

(oo)        such Loan was not incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction;

(pp)        such Loan is not a letter of credit (other than a Revolving Loan that includes a letter of credit sub facility, so long as the Borrower is not the letter of credit issuer with respect thereto);

(qq)       unless such Loan is a Recurring Revenue Loan, the Obligor under such Loan has EBITDA for the prior twelve calendar months of not less than $20,000,000;

(rr)         unless such Loan is a Recurring Revenue Loan, the Obligor thereunder has (i) a Senior Leverage Ratio not greater than 6.50 to 1.00 and (ii) a Total Leverage Ratio not greater than 8.50 to 1.00;

(ss)         if such Loan is a Fixed Rate Obligation, it has an effective rate of current interest paid in cash of at least 4.00%;

(tt)         as of the related Cut-Off Date, if such Loan is a Broadly Syndicated Loan, if such Loan is rated by (x) Moody’s, it (or the related Obligor, as applicable) has a Moody’s rating of “Caa1” and (y) S&P, it (or the related Obligor, as applicable) has an S&P rating of “CCC+” (or, in each case, an equivalent or higher rating);

(uu)       if such Loan is a Cov-Lite Loan, it (i) is not (and is not expressly permitted by its terms to become) contractually subordinate in right of payment to any other obligation for borrowed money of the related Obligor and (ii) has trailing twelve month EBITDA of not less than $75,000,000;

(vv)        the Administrative Agent (i) and the Collateral Custodian have received the Required Loan Documents for such Loan within the time period set forth under Section 3.2(i) and (ii) has received on or prior to the related Cut-Off Date, the Collateral Manager’s internal credit memo with respect to such Loan and the related Obligor and any updates or supplements thereto; and

(ww)      is not issued by an Obligor that belongs in a group described in the ESG Exclusion Criteria;

provided that, the Administrative Agent may, in its sole discretion, condition its approval of any Loan proposed to be included in the Collateral hereunder on any additional eligibility criteria or other conditions precedent to the acquisition of such Loan by the Borrower as set forth in the related Approval Notice.

For the avoidance of doubt, any Loan that, as of any date of determination following its acquisition by the Borrower, no longer satisfies each of the criteria set forth above (other than any such criteria waived in writing by the Administrative Agent in its sole discretion on or prior to the related Cut-Off Date) shall not constitute an Eligible Loan.

“Eligible Obligor”:  On any date of determination, any Obligor that satisfies each of the following eligibility requirements (unless the Administrative Agent in its sole discretion agrees to waive any such eligibility requirement with respect to such Obligor):

(a)          is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

(b)          is not a Governmental Authority;

(c)          is not an Affiliate of, or controlled by or under common control with, the Borrower, the Seller, the Equityholder or the Collateral Manager;

(d)          is domiciled and organized or incorporated in (and the Underlying Assets are all (or substantially all) located in) an Approved Jurisdiction;

(e)          is a legal operating entity;

(f)           did not enter into the Loan primarily for personal, family or household purposes; and

(g)          as of the related Cut-Off Date, such Obligor is not (i) in financial distress or experiencing a material adverse change in its condition, financial or otherwise or (ii) the subject of (nor, to the Borrower’s knowledge, threatened with any proceeding that could reasonably be expected to result in) an Insolvency Event with respect to such Obligor.

“EMU Legislation”:  The legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Equityholder”:  The meaning specified in the Preamble.

“Equity Security”:  Any stock or similar security, certificate of interest or participation in any profit sharing agreement, preorganization certificate or subscription, transferable share, voting trust certificate or certificate of deposit for an equity security, limited partnership interest, interest in a joint venture, or certificate of interest in a business trust; any security future on any such security; or any security convertible, with or without consideration into such a security, or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right; or any put, call, straddle, or other option or privilege of buying such a security from or selling such a security to another without being bound to do so.

“ERISA”:  The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated or issued thereunder.

“ERISA Affiliate”:  (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower.

“Erroneous Payment”:  The meaning specified in Section 11.8(a).

“Erroneous Payment Deficiency Assignment”:  The meaning specified in Section 11.8(d).

“Erroneous Payment Return Deficiency”:  The meaning specified in Section 11.8(d).

“ESG Exclusion Criteria”:  The criteria set forth on Schedule VIII hereto.

“EURIBOR”:  For any day during the applicable Accrual Period with respect to each Advance denominated in Euros, the greater of (a) the Floor and (b)(i) the rate per annum appearing on Reuters Screen EURIBOR01 Page (or any successor or substitute page) as the euro interbank offered rate administered by the European Money Market Institute (or any other person which takes over the administration of that rate) for deposits in Euros at approximately 11:00 a.m., London time, for such day; provided that, if such day is not a Euro Business Day, the immediately preceding Business Day, for a three month maturity; and (ii) if no rate specified in clause (b)(ii) of this definition so appears on Reuters Screen EURIBOR01 Page (or any successor or substitute page), the interest rate per annum at which dollar deposits of €5,000,000 and for a three month maturity are offered by the principal London office of the Administrative Agent in immediately available funds in such interbank market at approximately 11:00 a.m., London time, for such day.

“Euro” and “€”:  The lawful currency of each state so described in any EMU Legislation introduced in accordance with the EMU Legislation.

“Euro Account”:  Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of Euros in the name of the Borrower and subject to the Lien of the Collateral Custodian for the benefit of the Secured Parties.

“Euro Business Day”:  Any TARGET Day.

“Events of Default”:  The meaning specified in Section 9.1.

“Excepted Deferring Loan”:  As of any date of determination, any Deferring Loan that is an Eligible Loan as of such date and for which, pursuant to the related Underlying Instruments, the portion of interest required to be paid in Cash thereunder results in the outstanding principal amount of such Loan having an effective rate of current interest paid in Cash on such day of not less than the applicable interest rate plus 3.0% per annum.

“Excepted Persons”:  The meaning specified in Section 12.13(a).

“Exchange Act”:  The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts”:  (i) Any amount received in the Collection Account with respect to any Loan included as part of the Collateral, which amount is attributable to the payment of any Tax on such Loan or on any Underlying Assets that was paid from amounts other than Collections, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the Seller or any other Person from whom the Borrower purchased such Loan (including, without limitation, interest accruing prior to the date such Loan is purchased by the Borrower), (iii) any reimbursement of insurance premiums that were paid from amounts other than Collections, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Loans which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments or (v) any amount deposited into the Collection Account in error.

“Excluded Taxes”:  Any of the following Taxes imposed on or with respect to an Affected Party or required to be withheld or deducted from a payment to an Affected Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Affected Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Advances or Commitments pursuant to a law in effect on the date on which (i) such Lender acquires such interest (other than pursuant to an assignment effected in accordance with Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Affected Party’s failure to comply with Section 2.13(f) and (d) any withholding Taxes imposed under FATCA.

“Exercise Notice” has the meaning specified in Section 9.11.

“Exposure Amount Shortfall”:  The meaning specified in Section 2.2(e).

“Facility Amount”:  $200,000,000, as such amount may vary from time to time pursuant to the terms hereof; provided that, on or after the earlier to occur of the Revolving Period End Date or the Termination Date, the Facility Amount shall mean the Advances Outstanding.

“Facility Maturity Date”:  The two-year anniversary of the Revolving Period End Date.

“FATCA”:  Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FDIC”:  The Federal Deposit Insurance Corporation, and any successor thereto.

“Federal Funds Rate”:  For any period, a fluctuating per annum interest rate equal, for each day during such period, to the weighted average of the overnight federal funds rates as reported in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. (New York City time) on such day.

“Fee Letter”:  The collective reference to (i) the Fee Letter, dated as of the date hereof, from the Administrative Agent and the Lenders to the Borrower, as the same may be amended, restated, modified or supplemented from time to time and (ii) each other fee letter entered into between or among the Borrower, one or more Lenders, and/or the Administrative Agent.

“Fees”:  All fees required to be paid by the Borrower pursuant to this Agreement and each Fee Letter.

“Financial Asset”:  The meaning specified in Section 8‑102(a)(9) of the UCC.

“Financial Sponsor”:  Any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Lien Last Out Loan”:  A Loan that would be a First Lien Loan except that such Loan may be fully subordinated in right of payment or application of proceeds (other than permitted interest and principal payments) to the related senior secured loans of the same Obligor until such related senior secured loans are paid in full.

“First Lien Loan”:  A Loan that (i) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority (subject to any Permitted Working Capital Lien, Liens for taxes or regulatory charges and any other Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any state or agency thereof) under Applicable Law, (iii) the Collateral Manager determines in good faith in accordance with the Collateral Manager Standard that the value of the collateral or enterprise value securing the Loan on or about the time of origination equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal seniority secured by the same collateral and (iv) is not secured solely by common stock or other equity interests.

“Fitch”:  Fitch Ratings, Inc. or any successor thereto.

“Fixed Rate Loan”:  An Eligible Loan other than a Floating Rate Loan.

“Floating Rate Loan”:  Any Eligible Loan that bears a floating rate of interest.

“Floor”: A rate of interest equal to 0.0%.

“Foreign Lender”:  A Lender that is not a U.S. Person.

“Funding Date”:  With respect to any Advance, the Business Day such Advance is funded following the receipt by the Administrative Agent and Collateral Custodian of a Funding Notice and other required deliveries in accordance with Section 2.2.

“Funding Notice”:  A notice in the form of Exhibit A‑1 signed by an authorized Person on behalf of the Borrower requesting an Advance, including the items required by Section 2.2.

“GAAP”:  Generally accepted accounting principles as in effect from time to time in the United States.

“GBP” and “£”:  The lawful currency of the United Kingdom.

“GBP Account”:  Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of GBPs in the name of the Borrower and subject to the Lien of the Collateral Custodian for the benefit of the Secured Parties.

“General Collection Account”:  Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary entitled “General Collection Account”, in the name of the Borrower and subject to the Lien of the Collateral Custodian for the benefit of the Secured Parties.

“General Intangible”:  The meaning specified in Section 9‑102(a)(42) of the UCC.

“Governing Documents”:  (a) With respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non‑U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Governmental Authority”:  With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Guarantee Obligation”:  As to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1)  for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Highest Required Investment Category”: (a) With respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one-month instruments, “Aa2” and “P-1” for three-month instruments, “Aa2” and “P-1” for six-month instruments and “Aaa” and “P-1” for instruments with a term in excess of six-months, (b) with respect to rating assigned by S&P, “A-1+” for short-term instruments and “AAA” for long-term instruments, and (c) with respect to rating assigned by Fitch (if such investment is rated by Fitch), “F-1+” for short-term instruments and “AAA” for long-term instruments.

“IFRS”:  International Financial Reporting Standards.

“Increased Costs”:  Any amounts required to be paid by the Borrower to an Indemnified Party pursuant to Section 2.12.

“Indebtedness”:  With respect to (x) any Obligor if “Indebtedness” or any comparable definition is set forth in the Underlying Instruments for the related Loan, such definition or (y) otherwise, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of Property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (c) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person, (d) all liabilities secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all indebtedness of such Person under any swap, hedge or other similar transaction and (f) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clause (a) through clause (e) above.  The amount of any Indebtedness under clause (d) shall be equal to the lesser of (i) the stated amount of the relevant obligations and (ii) the fair market value of the Property subject to the relevant Lien.  The amount of any Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Amounts”:  The meaning specified in Section 10.1(a).

“Indemnified Parties”:  The meaning specified in Section 10.1(a).

“Indemnified Taxes”:  (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Manager”:  The meaning specified in Section 4.1(t)(xxvi).

“Indorsement”:  The meaning specified in Section 8‑102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Insolvency Event”:  With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction over such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding‑up or liquidation of such Person’s affairs, and such decree, order or appointment shall remain unstayed and in effect for a period of sixty (60) consecutive days; provided that, if (i) such Person fails to contest such case or (ii) such Person files an answer or other responding materials admitting the material allegations of such case; (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law; (c) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors; or (d) the failure (or admission in writing of its inability) to pay its debts generally as they become due or, if such specified Person is a corporation or similar entity, its board of directors, members or equivalent governing body shall vote to implement any of the foregoing.

“Insolvency Laws”:  The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”:  Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Instrument”:  The meaning specified in Section 9‑102(a)(47) of the UCC.

“Interest”:  For each Accrual Period and the Advances Outstanding, the sum of the amounts determined (for each day during such Accrual Period) in accordance with the following formula:

IR x P x 1/D

where:

IR	=	the Interest Rate applicable on such day;

P	=	the Advances Outstanding on such day; and

D	=	360 days (or, to the extent the Interest Rate is based on (x) CORRA, SONIA or BBSY, 365 days or (y) the Base Rate, 365 or 366 days, as applicable).

provided that, (i) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Collection Account”:  Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary entitled “Interest Collection Account”, in the name of the Borrower and subject to the Lien of the Collateral Custodian for the benefit of the Secured Parties.

“Interest Collections”:  All (a) payments of interest and delayed compensation (representing compensation for delayed settlement) received in cash by or on behalf of the Borrower on the Collateral, including the accrued interest received in connection with a sale thereof, (b) principal and interest payments received by or on behalf of the Borrower on Permitted Investments purchased with Interest Collections, and (c) all upfront fees, anniversary fees, redemption fees, collateral monitoring fees, success fees, termination fees, amendment and waiver fees, late payment fees, prepayment fees, ticking fees and other fees received by the Borrower; provided that, Interest Collections shall not include (x) Sale Proceeds representing accrued interest that are applied toward payment for accrued interest on the purchase of a Loan (including in connection with a Substitution) and (y) interest received in respect of a Loan (including in connection with any sale thereof), which interest was purchased with Principal Collections.

“Interest Rate”:  (a) The Benchmark plus (b) the Applicable Spread; provided that, (x) if a Disruption Event has occurred with respect to an Available Currency, then, with respect to the Advances owing to such Lender accruing interest at the Benchmark applicable to such Available Currency or (y) during a Benchmark Unavailability Period with respect to the then-current Benchmark for an Available Currency, in each case, the “Interest Rate” with respect to the Advances Outstanding that bear interest at a rate based on such Benchmark shall mean the Base Rate plus the Applicable Spread until such Lender shall have notified the Administrative Agent that such Disruption Event or Benchmark Unavailability Period, as applicable, has ceased, at which time the Interest Rate shall again be equal to the Benchmark for such Available Currency for such date plus the Applicable Spread.

“Investment”:  With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Loans and Permitted Investments and the acquisition of Equity Securities otherwise permitted by the terms hereof which are related to such Loans.

“Investment Property”:  The meaning specified in Section 9‑102(a)(49) of the UCC.

“IRS”: The U.S. Internal Revenue Service.

“Joinder Supplement”:  An agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit F to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date, as contemplated by Section 2.1(c).

“Lenders”:  The meaning specified in the Preamble, including (i) BMO BANK N.A. and (ii) each other financial institution which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent, the Collateral Custodian, the Collateral Manager and the Borrower as contemplated by Section 2.1(c).

“Lien”:  Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person.

“Loan”:  Any commercial loan (including any Closing Date Participation Interest therein) (a) which is sourced or originated by the Seller or any of its Affiliates and which the Borrower acquires or (b) which the Borrower acquires from a third party in the ordinary course of its business.

“Loan Checklist”:  An electronic or hard copy, as applicable, of a checklist in the form of Exhibit I delivered by or on behalf of the Borrower to the Collateral Custodian for each Loan of all related Required Loan Documents to be included within the respective Loan File, which shall specify whether such document is an original or a copy.

“Loan File”:  With respect to each Loan, a file containing (a) each of the documents and items as set forth on the Loan Checklist with respect to such Loan and (b) duly executed originals and copies of any other relevant records relating to such Loans and the Underlying Assets pertaining thereto.

“Loan Register”:  The meaning specified in Section 5.3(k).

“Loan Schedule”:  The schedule listing each Loan owned or scheduled to be acquired by the Borrower setting forth the information listed on Schedule II.

“Maintenance Covenant”:  As of any date of determination, a covenant by the Obligor under a Loan to comply with one or more financial covenants during each applicable reporting period thereunder, whether or not any action by, or event relating to, such Obligor occurs after such date of determination; provided that, a covenant that otherwise satisfies the definition hereof and only applies when amounts are outstanding under such Loan shall be a Maintenance Covenant.

“Margin Stock”:  “Margin Stock” as defined under Regulation U.

“Master Participation Agreement”:  That certain master participation agreement, dated as of the Closing Date, between BLACKROCK PRIVATE CREDIT FUND LEVERAGE I, LLC, as the seller, and the Borrower, as the buyer, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Material Adverse Effect”:  With respect to any event or circumstance, a material adverse effect on (a) the business, assets, financial condition, operations, performance or properties of the Borrower, the Collateral Manager, the Seller or the Equityholder, both individually or taken as a whole, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loans generally or any material portion of the Loans, (c) the rights and remedies of the Administrative Agent, the Collateral Custodian (including on behalf of the Secured Parties), the Lenders and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower, the Collateral Manager, the Seller or the Equityholder to perform its obligations under any Transaction Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Administrative Agent’s or the other Secured Parties’ lien on the Collateral.

“Material Modification”:  Any amendment or waiver of, or modification or supplement to, an Underlying Instrument governing an Eligible Loan executed or effected on or after the related Cut-Off Date, which:

(a)         (i) extends or delays the stated maturity date or any scheduled amortization date of such Eligible Loan, including a Maturity Amendment; provided that, such amendment, waiver, modification or supplement shall not be a Material Modification if (x) immediately after giving effect thereto the weighted average life of such Loan is not more than 0.50 years higher than the weighted average life of such Loan immediately prior to such amendment, waiver, modification or supplement and such amendment, waiver, modification or supplement is not made for credit-related reasons and (y) the Collateral Manager shall have certified to the Administrative Agent in writing (including by email) that it reasonably believes that such extension or delay was not undertaken for the purpose of avoiding, delaying or waiving the occurrence or continuance of, a payment default with respect to such Loan; or (ii) reduces, delays or waives any or all of the principal amount due under such Eligible Loan as and when due (excluding any scheduled or required excess cash flow sweeps);

(b)        (i) waives one or more interest payments, (ii) reduces the interest rate spread or coupon with respect to such Eligible Loan or otherwise reduces the amount of interest due thereunder or (iii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Eligible Loan (other than any deferral or capitalization already allowed by the terms of its Underlying Instruments as of the applicable Cut-Off Date);

(c)         (i) contractually or structurally subordinates such Eligible Loan by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Underlying Assets securing such Eligible Loan, (ii) increases the commitment amount of any loan senior or pari passu with such Loan (except as already permitted under the Underlying Instruments as of the applicable Cut-Off Date) or (iii) permits the related Obligor to incur any additional Indebtedness that was not permitted under the Underlying Instruments as of the applicable Cut-Off Date;

(d)         (i) substitutes, alters or releases the Underlying Assets securing such Eligible Loan and any such substitution, alteration or release results in an adverse change of the priority and/or perfection status of the security interest granted in the Underlying Instruments with respect to the collateral continuing to secure such Eligible Loan or results in such Eligible Loan becoming unsecured; or (ii) substitutes, alters or releases the Related Collateral securing such Eligible Loan in a manner that adversely affects the value of such Eligible Loan; provided that, the foregoing shall not apply to (x) any release in conjunction with a relatively contemporaneous disposition by the Obligor accompanied by a mandatory reinvestment of net proceeds or mandatory repayment of the loan facility (including the Eligible Loan) with the net proceeds of such Underlying Assets or (y) any substitution, alteration or release expressly permitted under any Underlying Instrument existing on the Cut-Off Date governing such Eligible Loan, in each case, so long as such substitution, alteration or release does not result in an adverse change of the priority and/or perfection status of the security interest granted in the Underlying Instruments with respect to the collateral continuing to secure such Eligible Loan or results in such Eligible Loan becoming unsecured;

(e)         amends, waives, forbears, supplements or otherwise modifies in any way (i) the definition of “Senior Leverage Ratio”, “Total Leverage Ratio”, “Cash Interest Coverage Ratio”, “EBITDA”, “Permitted Liens”, “Recurring Revenue”, “Debt-to-Recurring Revenue Ratio” or any applicable liquidity covenant with respect to a Recurring Revenue Loan (or any respective comparable definitions in the Underlying Instruments for such Eligible Loan, including any adjustment to “EBITDA” or “Adjusted EBITDA” or any similar definition), (ii) any related term or provision referenced or used in the calculation of the foregoing or any component thereof or (iii) any term or provision referenced or used in the calculation of any financial covenant or any of the required maintenance levels of any financial covenant in the Underlying Instruments for such Eligible Loan, in each case, in a manner that is adverse to the value of such Eligible Loan as determined by the Administrative Agent in its sole discretion; or

(f)          modifies any term or provision that impacts the determination of whether any “default” or “event of default” has occurred with respect to such Eligible Loan.

“Maturity Amendment” means, any amendment to the Underlying Instruments of any Loan which delays or extends the maturity date or any principal payment date for such Loan.

“Maximum Portfolio Advance Rate”:  As of any date of determination, the advance rate corresponding to the applicable Diversity Score of the Eligible Loans included in the Collateral as of such date, as set forth below:

Diversity Score	Maximum Portfolio Advance Rate
x < 6	0%
6 ≤ x < 10	35%
10 ≤ x < 15	45%
15 ≤ x	60%

“Maximum Weighted Average Life Test”:  A test that will be satisfied on any date if the Weighted Average Life of all Loans included in the Collateral is less than or equal to 5.5 years.

“Measurement Date”:  Each of (i) the Closing Date; (ii) the date of any Borrower’s Notice; (iii) the Business Day following the date that the Assigned Value of any Loan is adjusted; (iv) the date that the Collateral Manager has actual knowledge that any Loan included in the latest calculation of any Borrowing Base fails to meet one or more of the criteria listed in the definition of “Eligible Loan” (other than any criteria thereof waived in writing by the Administrative Agent); (v) on or prior to each Reinvestment, Discretionary Sale or Substitution pursuant to Section 2.14 and Section 3.2, as applicable; (vi) each Reporting Date; and (vii) each other date requested by the Administrative Agent.

“Minimum Diversity Test”:   During the Revolving Period, a test that will be satisfied on any date of determination if the Diversity Score is greater than or equal to 12.

“Minimum Equity Amount”:  The greater of (i) 20% of the Facility Amount and (ii) the Outstanding Balance of the five (5) largest Obligors.

“Minimum Weighted Average Floating Spread Test”:  A test that will be satisfied on any Measurement Date if the Weighted Average Floating Spread of all Loans included in the Collateral is equal to or greater than 4.50%.

“Moody’s”:  Moody’s Investors Service, Inc., and any successor thereto.

“Moody’s Rating”:  With respect to any Loan as of any Measurement Date, the rating determined as follows:

(i)          If the Obligor of such Loan has a “corporate family rating” (including any “senior implied rating”) published by Moody’s as of such date of determination, then such corporate family rating;

(ii)         If not determined pursuant to subclause (i) above, if the Obligor of such Loan has a long-term issuer rating by Moody’s, then such long-term issuer rating;

(iii)         If not determined pursuant to subclause (i) or (ii) above, if such Loan (A) is publicly rated by Moody’s, such public rating, or (B) is not publicly rated by Moody’s but a private rating has been assigned to such Loan by Moody’s upon the request of the Borrower or the Collateral Manager, such private rating; provided that, a Moody’s Rating may not be determined pursuant to this clause (iii) prior to the receipt by the Borrower or the Collateral Manager of such private rating from Moody’s; or

(iv)         If not determined pursuant to subclause (i), (ii) or (iii) above, then the lower of (A) “Ba3” and (B) the rating estimate assigned to such Loan based on Moody’s RiskCalc; provided that any Moody’s Rating based on Moody’s RiskCalc must be updated within 6 months of determination.

“Moody’s RiskCalc”:  Moody’s KMV RiskCalc®, as set forth in Schedule VII.

“Multiemployer Plan”:  A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the preceding five (5) years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

“Non‑Usage Fee”:  The meaning set forth in the Fee Letter.

“Noteless Loan”:  A Loan with respect to which the Underlying Instruments either (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan or (ii) require execution and delivery of such a promissory note only upon the request of any holder of the indebtedness created under such Loan, and as to which the Borrower has not requested a promissory note from the related Obligor.

“Notice of Exclusive Control”: The meaning specified in the Securities Account Control Agreement.

“Obligations”:  The unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post‑filing or post‑petition interest is allowed in such proceeding) on the Advances and all other obligations and liabilities of the Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with any Transaction Document, and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Collateral Custodian or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Transaction Documents) or otherwise.

“Obligor”:  With respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan, including any guarantor thereof.

“Obligor Information”:  With respect to any Obligor, (a) the legal name and taxpayer identification number of such Obligor and the jurisdiction in which such Obligor is domiciled, organized or incorporated, (b) the audited financial statements for such Obligor for the three prior fiscal years, (c) the Collateral Manager’s internal investment committee memorandum with respect to the Obligor and the related Loan, including explanations of any EBITDA adjustments and detailed projections of free cash flow through maturity, (d) the complete financial reporting package with respect to such Obligor and each Loan for such Obligor, including any financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations, (e) a company forecast for such Obligor including plans related to capital expenditures, (f) any quarterly lender presentations and confidential information memoranda received by the Collateral Manager, (g) any quality of earnings reports, (h) marketing materials, (i) industry reports, (j) the business model, company strategy and names of known peers of such Obligor, (k) the shareholding pattern and details of the management team of such Obligor, (l) details of any banking facilities and the debt maturity schedule of such Obligor, (m) the Underlying Instruments and (n) any other information reasonably requested by the Administrative Agent, in each case, unless the Administrative Agent has agreed in writing in its sole discretion to exclude any such information or documentation as Obligor Information for such Obligor (such agreement to so exclude may be included in the related Approval Notice).

“Offer”:  A tender offer, voluntary redemption, exchange offer, conversion or other similar action.

“Officer’s Certificate”:  A certificate signed by a Responsible Officer of the Person providing the applicable certification, as the case may be.

“Opinion of Counsel”:  A written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its reasonable discretion.

“Original Cash Interest Coverage Ratio”:  With respect to any Loan (other than any Recurring Revenue Loan), the Cash Interest Coverage Ratio for such Loan on the related Cut-Off Date.

“Original Debt-to-Recurring Revenue Ratio”:  With respect to any Recurring Revenue Loan, the Debt-to-Recurring Revenue Ratio for such Loan on the related Cut-Off Date.

“Original Senior Leverage Ratio”:  With respect to any First Lien Loan (other than any Recurring Revenue Loan), the Senior Leverage Ratio for such Loan on the related Cut-Off Date.

“Original Total Leverage Ratio”:  With respect to any Loan (other than any Recurring Revenue Loan), the Total Leverage Ratio for such Loan on the related Cut-Off Date.

“Other Connection Taxes”:  With respect to any Affected Party, Taxes imposed as a result of a present or former connection between such Affected Party and the jurisdiction imposing such Tax (other than connections arising from such Affected Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Obligation or Transaction Document).

“Other Taxes”: All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).

“Outstanding Balance”:  With respect to any Loan as of any date of determination, (a) if such Loan is denominated and payable in Dollars, the outstanding principal balance of any advances or loans owing to the Borrower from the related Obligor pursuant to the related Underlying Instruments as of such date of determination and (b) if such Loan is denominated and payable in an Alternative Currency, the equivalent in Dollars of the outstanding principal balance of any advances or loans, determined by the Collateral Manager using the Applicable Exchange Rate, owing to the Borrower from the related Obligor pursuant to the related Underlying Instruments as of such date of determination, in each case, exclusive of any interest and Accreted Interest.  Principal payments received with respect to any Loan shall first reduce Accreted Interest and then the Outstanding Balance.

“Participant Register”:  The meaning specified in Section 12.16(d).

“Participation Interest”:  An undivided 100% participation in a loan originated by a bank or financial institution that, at the time of acquisition, or the Borrower’s commitment to acquire the same, satisfies each of the following criteria: (i) such participation would constitute a Loan were it acquired directly, (ii) the selling institution is a lender on the loan, (iii) the aggregate participation in the loan granted by such selling institution to any one or more participants does not exceed the principal amount or commitment with respect to which the selling institution is a lender under such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the selling institution holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full (without the benefit of financing from the selling institution or its affiliates) at the time of the Borrower’s acquisition (or, to the extent of a participation in the unfunded commitment under a Revolving Loan or Delayed Draw Loan, at the time of the funding of such loan), (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation and (vii) such participation is documented under the Master Participation Agreement, the Sale Agreement or a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants.  For the avoidance of doubt, a Participation Interest shall not include a sub-participation in any loan.

“Payment Date”:  Quarterly on the 15th day of January, April, July and October or, if such day is not a Business Day, the next succeeding Business Day, commencing in July 2026.

“Payment Date Statement”:  A statement prepared by the Collateral Manager prior to each Payment Date setting forth the calculation of each amount payable out of available Collections on such Payment Date pursuant to either Section 2.7 or Section 2.8, as applicable, together with the payment information for each recipient of such amounts.

“Payment Recipient”:  The meaning specified in Section 11.8(a).

“Pension Plan”:  The meaning specified in Section 4.1(w).

“Permitted Investments”: Negotiable instruments or securities or other investments, which may include obligations or securities of issuers for which the Collateral Custodian or an Affiliate of the Collateral Custodian provides services or receives compensation that (i) except in the case of demand or time deposits and investments in money market funds, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers and (ii) evidence:

(a)         direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

(b)         demand deposits, time deposits, bank deposit products of or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Borrower’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from each Rating Agency in the Highest Required Investment Category granted by such Rating Agency;

(c)        commercial paper, or other short term obligations, having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency;

(d)        demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC and either have a rating on their certificates of deposit or short-term deposits from Moody’s and S&P of “P-1” and “A-1”, respectively, and if rated by Fitch, from Fitch of “F-1+”;

(e)        investments in taxable money market funds or other regulated investment companies having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from each Rating Agency (as applicable); or

(f)         time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each Rating Agency.

“Permitted Liens”:  Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) with respect to any Underlying Assets, Liens permitted under the related Underlying Instruments to the extent disclosed to the Administrative Agent in writing as part of the information submitted to the Administrative Agent in connection with its approval process with respect to the related Loan, (d) Liens granted pursuant to or by the Transaction Documents and (e) Liens in favor of the Account Bank permitted under the Securities Account Control Agreement.

“Permitted RIC Distribution”:  Dividends and distributions to the Equityholder in Cash or other property (excluding for this purpose the Borrower’s capital stock) to the extent required to allow the Equityholder to make sufficient distributions to continue to qualify as a RIC and to otherwise eliminate federal or state income or excise taxes payable in or with respect to any taxable year of the Borrower (or, if the Borrower is a disregarded entity, the Equityholder) for U.S. federal income tax purposes in amounts not to exceed 110% of the amounts that, in the good faith determination of the Borrower or the Equityholder, as applicable, would be required to be distributed by it to (1) allow it to satisfy the minimum distribution requirements imposed by section 852(a) of the Code to maintain its eligibility to be taxed as a RIC for any such taxable year, (2) reduce to zero for any such taxable year its liability for federal income taxes imposed on (y) its investment company taxable income pursuant to section 852(b)(1) of the Code, and (z) its net capital gain pursuant to section 852(b)(3) of the Code, and (3) reduce to zero its liability for federal excise taxes for any such calendar year imposed pursuant to section 4982 of the Code, in the case of each of (1), (2), and (3), calculated assuming the Borrower or the Equityholder, as applicable, had qualified to be taxed as a RIC for such taxable year.

“Permitted Securitization”:  Any private or public term or conduit securitization transaction undertaken by the Borrower or an Affiliate thereof that is secured, directly or indirectly, by any Loan currently or formerly included in the Collateral or any portion thereof or any interest therein released from the Lien of this Agreement, including, without limitation, any collateralized loan obligation or collateralized debt obligation offering or other asset securitization.

“Permitted Working Capital Lien”:  With respect to any Loan, a Lien on the applicable related Collateral (a) that is first priority or super priority under Applicable Law on (i) specified accounts, documents, instruments, chattel paper, supporting obligations, deposit and investment accounts or (ii) substantially all assets, and (b) that (i) other than with respect to any Pre-Approved Loan, is set forth on the related Approval Notice, (ii) is otherwise expressly permitted under the applicable Underlying Instruments existing on the Cut-Off Date for such Loan or (iii) is otherwise approved by the Administrative Agent in writing in its sole discretion.

“Person”:  An individual, partnership, corporation, limited liability company, joint stock company, trust (including a statutory or business trust), unincorporated association, sole proprietorship, joint venture, government (or any agency, instrumentality or political subdivision thereof), estate, company, limited liability partnership, nonprofit corporation, group, sector, territory or other entity or organization.

“Pre-Approved Loan”:  Any Eligible Loan that satisfies the conditions set forth below as of the applicable Cut-off Date:

Criteria	Threshold
Origination Date:	Less than 24 months
Minimum EBITDA:	$30 million
Maximum EBITDA Adjustments:	Less than 30%
Senior Leverage Ratio:	Less than 5.00 to 1.00
Total Leverage Ratio:	Less than 7.50 to 1.00
Equity Cushion:	Greater than 30%
Minimum Interest Coverage Ratio:	Greater than 1.50x
Maximum Obligor Size:	5.0%
Minimum Purchase Price:	95%
Ineligible Loans:	Second Lien Loans / Deferrable Loans / Cov-Lite Loans

“Prepayment Premium”:  The meaning set forth in the Fee Letter.

“Prime Rate”:  The greater of (x) zero and (y) the rate announced by BMO BANK N.A. from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes.  The Prime Rate is not intended to be the lowest rate of interest charged by BMO BANK N.A. or any other specified financial institution in connection with extensions of credit to debtors.

“Principal Collection Account”:  Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary entitled “Principal Collection Account”, in the name of the Borrower and subject to the Lien of the Collateral Custodian for the benefit of the Secured Parties.

“Principal Collections”:  All amounts received by the Borrower or the Collateral Custodian that are not Interest Collections to the extent received in cash by or on behalf of the Borrower or the Collateral Custodian.

“Pro Rata Share”:  With respect to any Lender, the percentage obtained by dividing the Commitment of such Lender (as determined pursuant to the definition of Commitment) by the aggregate Commitments of all the Lenders (as determined pursuant to the definition of Commitment) or, if the Commitments have been terminated, based on the Advances Outstanding.

“Proceeds”:  With respect to any Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.

“Property”:  Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Purchase Price”:  With respect to any Loan, an amount (expressed as a percentage of par) equal to (i) the purchase price (or, if different principal amounts of such Loan were purchased at different purchase prices, the weighted average of such purchase prices) paid or the origination price advanced by the Borrower for such Loan (exclusive of any interest, Accreted Interest, original issue discount and upfront fees) divided by (ii) the principal balance of the portion of such Loan purchased by the Borrower outstanding as of the date of such purchase (exclusive of any interest, Accreted Interest, original issue discount and upfront fees); provided that, if the actual price percentage (of par) paid or advanced by the Borrower for any such Loan exceeds 97%, the “Purchase Price” of such Loan shall be deemed to be 100%.

“QFC”:  The meaning assigned to the term “qualified financial contract” in, and interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified Institution”:  A depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long‑term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short‑term unsecured debt rating or certificate of deposit rating of “A‑1” or better by S&P or “P‑1” or better by Moody’s, (b) the parent corporation of which has either (1) a long‑term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short‑term unsecured debt rating or certificate of deposit rating of “A‑1” or better by S&P and “P‑1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the FDIC.

“Ramp-Up Period”:  The period from and including the Closing Date to the earlier of (i) the first date on which the aggregate Outstanding Balance of all Eligible Loans equals or exceeds the Target Portfolio Amount and (ii) the six-month anniversary of the Closing Date.

“Rating Agencies”:  Each of S&P, Fitch and Moody’s.

“Recurring Revenue”:  With respect to any Recurring Revenue Loan, the meaning of “Recurring Revenue” or any comparable definition in the related Underlying Instruments relating to recurring maintenance or support revenues, subscription revenues and recurring revenues attributable to software licensed or sold (excluding one-time license revenues).

“Recurring Revenue Loan”:  Any Loan that otherwise satisfies all of the requirements set forth in the definition of “First Lien Loan” except that (a) it is structured or underwritten based on a multiple of the related Obligor’s Recurring Revenue and (b) it has a related Obligor that is principally engaged in an enterprise software business that derives revenue primarily under contractual agreements and/or selling software as a service; provided that, the Administrative Agent has designated such Loan as a “Recurring Revenue Loan” in its sole discretion (after consultation with the Collateral Manager) in the related Approval Notice.

“Register”:  The meaning specified in Section 12.16(b).

“Registered”:  In registered form for U.S. federal income tax purposes.

“Regulation U”:  Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. §221, or any successor regulation.

“Reinvestment”:  The meaning specified in Section 2.14(a)(i).

“Reinvestment Notice”:  Each notice required to be delivered by the Borrower in respect of any Reinvestment of Principal Collections pursuant to Section 3.2(b) in the form of Exhibit A‑3.

“Related Parties”:  With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, and agents of such Person and of such Person’s Affiliates.

“Relevant Governmental Body”:  (a) With respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (x) the central bank for the Alternative Currency in which such amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement or (y) any working group or committee officially endorsed or convened by (i) the central bank for the Alternative Currency in which such amounts are denominated, or calculated with respect to, (ii) any central bank or other supervisor that is responsible for supervising either such Benchmark Replacement or the administrator of such Benchmark Replacement, (iii) a group of those central banks or other supervisors or (iv) the Financial Stability Board or any part thereof.

“Relevant Test Period”:  With respect to any Loan, the relevant test period for the calculation of Senior Leverage Ratio, Total Leverage Ratio, Cash Interest Coverage Ratio, Debt-to-Recurring Revenue Ratio or EBITDA as applicable, for such Loan in accordance with the related Underlying Instruments or, if no such period is provided for therein, (i) for Obligors delivering monthly financial statements, each period of the last twelve (12) consecutive reported calendar months, and (ii) for Obligors delivering quarterly financial statements, each period of the last four (4) consecutive reported fiscal quarters of the principal Obligor on such Loan; provided that with respect to any Loan for which the relevant test period is not provided for in the related Underlying Instruments, if an Obligor is a newly‑formed entity as to which twelve (12) consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the twelfth (12th) calendar month or fourth (4th) fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last twelve (12) consecutive reported calendar months or four (4) consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Repayment Notice”:  Each notice required to be delivered by the Borrower in respect of any reduction of the Facility Amount or repayment of Advances Outstanding, in the form of Exhibit A‑2.

“Reportable Event”:  The meaning specified in Section 4.1(w).

“Reporting Date”:  The date that is two (2) Business Days prior to the 20th calendar day of each calendar month, with the first Reporting Date occurring in April 2026.

“Required Lenders”:  (a) The Administrative Agent and (b) the Lenders representing an aggregate of more than 50.0% of the aggregate Commitments (or, if the applicable Commitments have been terminated, Advances Outstanding); provided that, for the purposes of determining the Required Lenders, (i) if at any time there is more than one non-Defaulting Lender (counting affiliated Lenders as a single Lender), at least two unaffiliated non-Defaulting Lenders shall be required to constitute “Required Lenders” and (ii) the Commitment of any Defaulting Lender shall be disregarded for purposes of determining whether the consent of the Required Lenders has been obtained and such Lender shall not constitute a Required Lender hereunder.

“Required Loan Documents”:  For each Loan, the following documents or instruments, in each case as specified on the related Loan Checklist:

(a)          unless such Loan is a Noteless Loan, the original executed promissory note (or, in the case of a lost note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity from the Borrower to the Collateral Custodian);

(b)          (i) unless such Loan is a Noteless Loan, an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower, (ii) executed copies of an unbroken chain of assignment and assumption agreements, transfer documents or instruments relating to such Loan evidencing the assignment of such Loan from each prior third party owner thereof to the Borrower, (iii) an executed assignment and assumption agreement, transfer document or instrument relating to such Loan evidencing the assignment of such Loan to the Borrower that, to the extent required by the Underlying Instruments, is counter-signed by the applicable underlying administrative agent, (iv) a copy of the loan register held by the administrative agent for such Loan showing that the Borrower is the lender of record with respect to such Loan or (v) a copy of the executed credit or loan agreement to which the Borrower was an original signatory (which includes the Borrower’s commitment); and

(c)         copies of the executed (i) guaranty (if any), (ii) Underlying Instruments and (iii) if applicable, the acquisition agreement (or similar agreement pursuant to which the related Loan has been issued or created) unless, in each case, the Administrative Agent has agreed in writing in its sole discretion to exclude any such documents or instruments as a Required Loan Document for such Loan (for the avoidance of doubt, such agreement to so exclude may be included in the related Approval Notice).

“Required Reports”:  Collectively, the Borrowing Base Certificate, the Payment Date Statement, financial statements of the Borrower and/or the Equityholder, as applicable, required to be delivered under the Transaction Documents (including, without limitation, pursuant to Sections 5.1(q), 5.3(f) and 6.8(a)), the annual statements as to compliance and the annual independent public accountant’s report pursuant to Section 6.8(g).

“Responsible Officer”:  With respect to any Person, any duly authorized officer of such Person or of the administrative manager or managing member of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person or of the administrative manager or managing member of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and with respect to the Collateral Custodian or Securities Intermediary, an officer to whom a corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this transaction.

“Restricted Payment”:  (i) Any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend or distribution paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding.  For the avoidance of doubt, the payment of the purchase price for any Loan transferred by the Equityholder to the Borrower shall not constitute a Restricted Payment.

“Retained Interest” means, with respect to any Loan that is transferred to the Borrower, (a) all of the obligations, if any, of the agent(s) under the documentation evidencing such Loan and (b) the applicable portion of the interests, rights and obligations under the documentation evidencing such Loan that relate to such portion(s) of the indebtedness and interest in other obligations that are owned by another lender.

“Revaluation Date”: Subject to Section 2.5, with respect to any Advance denominated in an Alternative Currency, each of the following: (i) each Funding Date, (ii) each Determination Date, (iii) the date on which any Event of Default occurs and (iv) such additional dates as the Administrative Agent shall determine in its sole discretion.

“Review Criteria”:  The meaning specified in Section 7.2(b)(i).

“Revolving Loan”:  Any Loan (other than a Delayed Draw Loan) that is a senior secured obligation (including funded and unfunded portions of revolving credit lines, unfunded commitments under specific facilities and other similar loans and investments) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the Obligor by the Borrower; provided that, any such Loan will be a Revolving Loan only until all commitments by the Borrower to make advances to the Obligor thereof expire, or are terminated, or are irrevocably reduced to zero.

“Revolving Period”:  The period commencing on the Closing Date and ending on the day preceding the Revolving Period End Date.

“Revolving Period End Date”: The earliest to occur of (a) the date of the declaration or automatic occurrence of the Revolving Period End Date pursuant to Section 9.2(a), (b) the Termination Date and (c) the Scheduled Revolving Period End Date.

“RIC”:  A “regulated investment company” within the meaning of Section 851 of the Code.

“S&P”:  S&P Global Ratings (or its successors in interest).

“Sale Agreement”:  The sale and participation agreement, dated as of the Closing Date, by and between the Equityholder, as seller, and the Borrower, as purchaser, as amended, modified, waived, supplemented, restated or replaced from time to time.

“Sale Proceeds”:  With respect to any Loan, all proceeds received as a result of the sale of such Loan, net of all out‑of‑pocket expenses of the Borrower, the Collateral Manager and the Collateral Custodian incurred in connection with any such sale.

“Same Day Pricing”:  The meaning specified in the definition of “Assigned Value”.

“Sanction” or “Sanctions”:  Individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future statute or executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over the Borrower, the Collateral Manager, the Seller, the Equityholder or any of their respective Subsidiaries or Related Parties.

“Sanctioned Person”:  Any Person that is a target of Sanctions, including without limitation, a Person that is: (a) on any list of targets identified or designated pursuant to any Sanctions, including those listed on OFAC’s Specially Designated Nationals (SDN) and Blocked Persons List and OFAC’s Consolidated Non-SDN List; (b) a legal entity that is a Sanctions target based on the ownership or control of such legal entity by Sanctioned Person(s); or (c) the target of or subject to any territorial or country-based Sanctions program.

“Scheduled Payment”:  Each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan, as adjusted pursuant to the terms of the related Underlying Instruments, if applicable.

“Scheduled Revolving Period End Date”:  The three-year anniversary of the Closing Date (unless extended with the prior written consent of the Administrative Agent and each Lender).

“Second Lien Loan”:  A Loan (i) that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings but which may be subordinated (with respect to liquidation preferences with respect to pledged collateral) to a senior secured loan of the Obligor, (ii) that is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to any Permitted Working Capital Lien and any Liens for taxes or regulatory charges and any other Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any state or agency thereof) under Applicable Law, (iii) that the Collateral Manager determines in good faith in accordance with the Collateral Manager Standard that the value of the collateral or enterprise value securing the loan on or about the time of origination equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral and (iv) is not secured solely by common stock or other equity interests.

“Secured Party”:  (i) Each Lender, (ii) the Administrative Agent, (iii) the Collateral Custodian and (iv) the Securities Intermediary.

“Securities Account”:  The meaning specified in Section 8‑501(a) of the UCC.

“Securities Account Control Agreement”:  The Account Control Agreement, dated as of the Closing Date, among the Borrower, the Collateral Custodian and the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time.

“Securities Act”:  The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Intermediary”:  STATE STREET BANK AND TRUST COMPANY, or any subsequent (i) Clearing Corporation; or (ii)  Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity, agreeing to act in such capacity pursuant to the Securities Account Control Agreement.

“Security Certificate”:  The meaning specified in Section 8‑102(a)(16) of the UCC.

“Security Entitlement”:  The meaning specified in Section 8‑102(a)(17) of the UCC.

“Seller”:  Either or both (as the context may require) of the Equityholder, as the seller under the Master Participation, and/or BLACKROCK PRIVATE CREDIT FUND LEVERAGE I, LLC, as seller under the Sale Agreement.

“Senior Leverage Ratio”:  With respect to any Loan (other than any Recurring Revenue Loan) or portion thereof, for any period, the meaning of “Senior Leverage Ratio” or any comparable definition relating to first lien senior secured (or such applicable lien or applicable level within the capital structure) indebtedness in the Underlying Instruments for each such Loan, and in any case that “Senior Leverage Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) first lien senior secured (or such applicable lien or applicable level within the capital structure) Indebtedness (including First Lien Last Out Loans) less Unrestricted Cash, in each case, as of the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date, or if the Obligor of such Loan was organized or formed within the previous year, another applicable test period as determined by the Administrative Agent in its sole discretion, to (b) EBITDA, for the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date, or if the Obligor of such Loan was organized or formed within the previous year, another applicable test period as determined by the Administrative Agent in its reasonable discretion, as calculated by the Collateral Manager in accordance with the Collateral Manager Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.

“SOFR”: A rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”:  The Federal Reserve Bank of New York (or any successor administrator).

“SOFR Administrator’s Website”: The website of the SOFR Administrator, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day”: The meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day”: The meaning specified in the definition of “Daily Simple SOFR”.

“Solvent”:  As to any Person at any time, having a state of affairs such that all of the following conditions are met:  (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“SONIA”:  A rate equal to the sterling overnight index average as administered by the SONIA Administrator.

“SONIA Administrator”:  The Bank of England (or any successor administrator of the sterling overnight index average).

“SONIA Administrator’s Website”:  The Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the sterling overnight index average identified as such by the SONIA Administrator from time to time.

“SONIA Business Day”:  Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in London.

“SONIA Determination Day”: The meaning specified in the definition of “Daily Simple SONIA”.

“SONIA Rate Day”:  The meaning specified in the definition of “Daily Simple SONIA”.

“Spot Rate”:  Subject to Section 2.5, for any Alternative Currency, the rate provided (either by publication or otherwise provided or made available to the Administrative Agent) by Thomson Reuters Corp. (or another equivalent service chosen by the Administrative Agent in its reasonable discretion) as the spot rate for the purchase of such Alternative Currency with another currency at a time selected by the Administrative Agent in accordance with the procedures generally used by the Administrative Agent for syndicated credit facilities in which it acts as administrative agent.

“Structured Finance Obligation”:  Any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor that is a single purpose bankruptcy remote special purpose entity established to finance such financial assets, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary”:  As to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Substitution”:  The meaning specified in Section 2.14(b).

“T2”:  The real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day”:  Any day on which T2 is open for the settlement of payments in Euros.

“Target Portfolio Amount”:  $333,000,000.

“Taxes”:  All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term CORRA”:  For any Accrual Period with respect to Advances denominated in Canadian Dollars, the greater of (i) the sum of (x) the Term CORRA Reference Rate for a period of one month, at approximately 10:00 a.m. (Toronto time) on the day (such day, a “Term CORRA Determination Day”) that is two (2) CORRA Business Days prior to the first day of such Accrual Period as such Term CORRA Reference Rate is published by the Term CORRA Administrator plus (y) the Term CORRA Adjustment and (ii) the Floor.  If, by 5:00 p.m. (Toronto time) on any Term CORRA Determination Day, the Term CORRA Reference Rate for a period of one month has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for a period of one month as published by the Term CORRA Administrator on the first preceding CORRA Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding CORRA Business Day is not more than three (3) CORRA Business Days prior to such Term CORRA Determination Day; provided further that, in no event shall Term CORRA determined pursuant to this sentence be less than the Floor.

“Term CORRA Adjustment”:  A percentage equal to 0.29547% (29.547 basis points) per annum.

“Term CORRA Administrator”:  CanDeal Benchmark Administration Services Inc. (“CanDeal”) or, in the reasonable discretion of Administrative Agent, TSX Inc. or an affiliate of TSX Inc. as the publication source of the CanDeal/TMX Term CORRA benchmark that is administered by CanDeal (or a successor administrator of the Term CORRA Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term CORRA Determination Day”:  The meaning specified in the definition of “Term CORRA”.

“Term CORRA Reference Rate”:  The forward-looking term rate based on CORRA.

“Termination Date”:  The earliest to occur of (a) the date of the termination in whole of the Commitments pursuant to Section 2.3(a), (b) the Facility Maturity Date, (c) the date of the declaration or automatic occurrence of the Termination Date pursuant to Section 9.2(a) and (d) the Collection Date.

“Third Party Bid”:  The meaning specified in the definition of “Assigned Value”.

“Total Leverage Ratio”:  With respect to any Loan (other than any Recurring Revenue Loan) or portion thereof, for any period, the meaning of “Total Leverage Ratio” or any comparable definition in the Underlying Instruments for each Loan, and in any case that “Total Leverage Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) Indebtedness less Unrestricted Cash, in each case, as of the applicable test date, to (b) EBITDA, for the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date, or if the Obligor of such Loan was organized or formed within the previous year, another applicable test period as determined by the Administrative Agent in its reasonable discretion, as calculated by the Collateral Manager in accordance with the Collateral Manager Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.

“Transaction”:  The meaning specified in Section 3.2.

“Transaction Documents”:  This Agreement, the Sale Agreement, the Master Participation Agreement, the Fee Letter, the Securities Account Control Agreement, any Joinder Supplement, and the Collateral Custodian Fee Letter and each document, instrument or agreement related to any of the foregoing.

“UCC”:  The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unadjusted Benchmark Replacement”:  The applicable Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.

“Uncertificated Security”:  The meaning specified in Section 8‑102(a)(l8) of the UCC.

“Underlying Assets”:  With respect to a Loan, any property or other assets designated and pledged as collateral to secure repayment of such Loan, including, without limitation, to the extent provided for in the relevant Underlying Instruments, a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.

“Underlying Instruments”:  The loan agreement, credit agreement, indenture or other agreement pursuant to which a Loan or Permitted Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan or Permitted Investment or of which the holders of such Loan or Permitted Investment are the beneficiaries.

“Undisclosed Administration”:  In relation to a Lender or its direct or indirect parent company that is a solvent person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“Unfunded Exposure Account”:  Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary entitled “Unfunded Exposure Account”, in the name of the Borrower and subject to the Lien of the Collateral Custodian for the benefit of the Secured Parties.

“Unfunded Exposure Amount”:  As of any date of determination with respect to a Delayed Draw Loan or a Revolving Loan, as applicable, an amount equal to the aggregate amount (without duplication) in each Available Currency of all unfunded commitments associated with such Loan as of such date.

“Unfunded Exposure Equity Amount”:   As of any date of determination with respect to a Delayed Draw Loan or a Revolving Loan, as applicable, an amount equal to (a) the Unfunded Exposure Amount with respect to such Loan minus (b) the product of the Unfunded Exposure Amount with respect to such Loan multiplied by the Assigned Value of such Loan multiplied by the Advance Rate applicable to such Loan.

“Unfunded Exposure Shortfall”:  The meaning specified in Section 2.9(e)(iii).

“United States” or “U.S.”:  The United States of America.

“Unitranche Loan”:  Any Loan (a) that is secured by a valid and perfected first priority Lien on substantially all of the related Obligor’s assets, subject to any Permitted Working Capital Lien and expressly permitted Liens, including any “permitted liens” as defined in the Underlying Instrument for such Loan or such comparable definition if “permitted liens” is not defined therein, (b) that provides that the payment obligations of the Obligor on such Loan is either senior to, or pari passu with, all other Indebtedness of such Obligor, (c) the Obligor under which has a Senior Leverage Ratio not greater than 5.50 to 1.00 and (d) for which no other Indebtedness of the Obligor secured by a Lien on such Collateral exists or is outstanding other than Indebtedness secured by any Permitted Working Capital Lien or other Liens described in clause (a) above.

“Unrestricted Cash”:  The meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for each Loan, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the relevant Obligor that have been delivered to the Borrower.

“U.S. Government Securities Business Day”:  Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person”:  Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime”:  Each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“U.S. Tax Compliance Certificate”:  The meaning set forth in Section 2.13(f).

“USA Patriot Act”:  The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107‑56.

“Value Adjustment Event”: With respect to any Loan, the occurrence of any one or more of the following events after the related Cut-Off date:

(a)          (i) the Senior Leverage Ratio (or, with respect to any Second Lien Loan, the Total Leverage Ratio) for any Relevant Test Period of the related Obligor with respect to such Loan increases by more than (x) 1.00x or (y) 20%, in each case, from the Original Senior Leverage Ratio thereof or the Original Total Leverage Ratio thereof, as applicable, (ii) the Cash Interest Coverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan (x) is less than 1.15x or (y) decreases by more than 20% from the Original Cash Interest Coverage Ratio thereof or (iii) the Debt-to-Recurring Revenue Ratio for any Relevant Test Period of the related Obligor under any Recurring Revenue Loan increases by more than 20% from the Original Debt-to-Recurring Revenue Ratio thereof;

(b)          an Obligor payment default with respect to principal, interest or recurring fees occurs under such Loan that continues and has not been cured within two (2) Business Days after the expiration of any grace period applicable thereto after the applicable due date under the related Underlying Instruments;

(c)         any payment default with respect to principal or interest occurs under any other senior or pari passu obligation for borrowed money of the related Obligor that continues and has not been cured within two (2) Business Days after the expiration of any grace period applicable thereto;

(d)          the occurrence of an Insolvency Event with respect to the related Obligor;

(e)          the underlying Obligor fails to deliver to the Borrower or the Servicer any quarterly or annual financial reporting information but only to the extent failure to deliver the financial statements required to be delivered therein exceeds the quarterly or annual reporting deadlines set forth in the Underlying Agreement by thirty (30) days;

(f)          the occurrence of a Material Modification with respect to such Loan that is not previously approved in writing by the Administrative Agent in its sole discretion;

(g)        a breach of a financial covenant by the related Obligor in respect of such Loan occurs (after giving effect to any applicable grace or cure period thereunder) that has not been waived by the Administrative Agent (including, with respect to any Recurring Revenue Loan, if the related Obligor’s last quarter annualized revenue or liquidity is less than the minimum covenant, if any, specified in the related Underlying Instruments);

(h)          the related Obligor commences formal restructuring or workout negotiations with its creditors, agrees to or completes a debt-for-equity swap or formally engages a restructuring advisor;

(i)        the Collateral Manager determines in accordance with the Collateral Manager Standard that all or a material portion of such Loan is uncollectible or otherwise places it on non-accrual status;

(j)          any additional event in respect of such Loan, as specified by the Administrative Agent in its reasonable discretion in the applicable Approval Notice;

(k)         the occurrence of any event of default with respect to such Loan, if such Eligible Loan has been accelerated or enforcement actions have been taken with respect thereto; or

(l)          with respect to any Closing Date Participation Interest, the Elevation Date has not occurred within ninety (90) days of the Closing Date.

“Warranty Event”:  As to any Loan, the breach of any representation or warranty relating to such Loan under this Agreement as of the related Cut-Off Date and the failure of the Borrower to cure such breach, or cause the same to be cured, within 30 days after the earlier to occur of the Borrower’s or the Collateral Manager’s receipt of notice thereof from the Administrative Agent or the Borrower or the Collateral Manager becoming aware thereof.

“Warranty Loan”:  Any Loan (a) that fails to satisfy any criteria set forth in the definition of Eligible Loan as of the related Cut-Off Date or (b) with respect to which a Warranty Event has occurred.

“Weighted Average Advance Rate”:  As of any date of determination with respect to all Eligible Loans included in the aggregate Adjusted Borrowing Value, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each such Eligible Loan by (ii) the Adjusted Borrowing Value of each such Eligible Loan and dividing (b) such sum by the aggregate Adjusted Borrowing Value.

“Weighted Average Floating Spread”:  As of any date of determination, the number expressed as a percentage equal to (i) the Aggregate Funded Spread divided by (ii) the aggregate Adjusted Borrowing Value of all Loans included in the Collateral that are Floating Rate Loans.

“Weighted Average Life”:  As of any date of determination with respect to all Loans included in the Collateral, the number of years following such date obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each such Loan by (b) the Adjusted Borrowing Value of such Loan and (ii) dividing such sum by the aggregate Adjusted Borrowing Value of all Loans included in the Collateral.

“Withholding Agent”:  The Borrower, the Administrative Agent and the Collateral Custodian.

“Withdrawal Conditions”:  The meaning specified in Section 2.9(e)(i).

“Zero Coupon Obligation”:  A debt obligation that does not bear interest for all or part of the period that it is outstanding or that provides for periodic payments in cash less frequently than semi annually or that pays interest only at its stated maturity.

Section 1.2       Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP.  All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.3       Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.4       Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a)          the singular number includes the plural number and vice versa;

(b)          reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(c)          reference to any gender includes each other gender;

(d)          reference to day or days without further qualification means calendar days;

(e)          reference to any time means New York, New York time;

(f)           the word “including” is not limiting and means “including without limitation”;

(g)          the word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise;

(h)         reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(i)          reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(j)          if any date for compliance with the terms or conditions of any Transaction Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately following Business Day;

(k)          reference to any delivery or transfer to the Collateral Custodian with respect to the Collateral in this Agreement means delivery or transfer to the Collateral Custodian for the benefit of the Secured Parties;

(l)         unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, the Borrower and the Administrative Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) the Borrower shall provide to the Administrative Agent a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles;

(m)       reference to the date of any acquisition or disposition of any Collateral, or the date on which any asset is added to or removed from the Collateral shall mean the related “trade date” and not the related “settlement date”;

(n)          references herein to the knowledge or actual knowledge of a Person shall mean, except as explicitly provided herein, the actual knowledge of such Person following reasonable inquiry under the circumstances of a Responsible Officer thereof;

(o)          for purposes of this Agreement, an Event of Default shall be deemed to be continuing until it is waived in accordance with Section 12.1;

(p)      (i) any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Administrative Agent in its commercially reasonable discretion and (ii) to the extent any representation, warranty, covenant, agreement or other similar undertaking hereunder or under any other Transaction Document is already qualified by “materiality”, “Material Adverse Effect” or any similar term, the same shall be interpreted without “double materiality” for all purposes hereunder and under the other Transaction Documents;

(q)         for purposes of calculating the Borrowing Bases, Adjusted Borrowing Value, Concentration Limitations, Unfunded Exposure Shortfall and Exposure Amount Shortfall on any date of determination, the Borrowing Base (Aggregate), Adjusted Borrowing Value, Outstanding Balance and Unfunded Exposure Amount of the applicable Loans (or Advances) shall be converted to Dollars, if necessary, by the Collateral Manager using the Applicable Exchange Rate and for purposes of determining the existence or occurrence of any Borrowing Base Deficiency or Borrowing Base Deficiency (Currency), the Advances Outstanding shall be converted to Dollars or such other Alternative Currency, as applicable and if necessary, by the Collateral Manager using the Applicable Exchange Rate;

(r)         (i) all Canadian Dollars will be deposited into the Canadian Dollar Account and will remain in such account unless otherwise provided for herein; the Collateral Custodian shall maintain records designating the amounts in the Canadian Dollar Account as Principal Collections or Interest Collections; (ii) all Euros will be deposited into the Euro Account and will remain in such account unless otherwise provided for herein; the Collateral Custodian shall maintain records designating the amounts in the Euro Account as Principal Collections or Interest Collections; (iii) all GBP will be deposited into the GBP Account and will remain in such account unless otherwise provided for herein; the Collateral Custodian shall maintain records designating the amounts in the GBP Account as Principal Collections or Interest Collections; and (iv) all AUD will be deposited into the AUD Account and will remain in such account unless otherwise provided for herein; the Collateral Custodian shall maintain records designating the amounts in the AUD Account as Principal Collections or Interest Collections; and, in each case, the Collateral Custodian’s reports shall indicate the same; provided that, in each case, such amounts may be deposited into the Unfunded Exposure Account in order to establish reserves for unfunded commitments as provided for herein; and

(s)          the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to Daily Simple SOFR, Term CORRA, Daily Simple SONIA, EURIBOR, BBSY or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.19, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Daily Simple SOFR, Term CORRA, Daily Simple SONIA, EURIBOR, BBSY or any other Benchmark prior to its discontinuance or unavailability or (ii) the effect, implementation or composition of any Conforming Changes.  The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE ADVANCES

Section 2.1       The Advances.

(a)         During the Revolving Period, the Borrower may, at its option, request the Lenders to make advances of funds (each, an “Advance”) under this Agreement by delivering a Funding Notice; provided that, no Lender shall be obligated to make any Advance on or after the date that is two (2) Business Days prior to the Revolving Period End Date.

(b)        Following the receipt of a Funding Notice during the Revolving Period and subject to the terms and conditions hereinafter set forth, the Lenders shall fund such Advance.  Notwithstanding anything to the contrary herein, no Lender shall make any Advance if, after giving effect to such Advance and the addition to the Collateral of the Eligible Loans to be acquired by the Borrower with the proceeds of such Advance, (i) in the sole discretion of any such Lender, a Default or Event of Default would or could reasonably be expected to result therefrom or (ii) a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency) would occur.

(c)         The Borrower may, on or prior to the twelve-month anniversary of the Closing Date, with the prior written consent of the Administrative Agent in its sole discretion, (i) add additional Persons who satisfy the requirements set forth in Section 12.16 as Lenders and increase the Commitments hereunder and/or (ii) increase the Commitment of any existing Lenders (pro rata) with the prior written consent of each such Lender; provided that, in no event shall the aggregate Commitments exceed $400,000,000.  Each additional Lender shall become a party hereto by executing and delivering to the Administrative Agent, the Collateral Custodian, the Collateral Manager and the Borrower a Joinder Supplement.

Section 2.2       Procedures for Advances by the Lenders.

(a)         Subject to the limitations set forth in Section 2.1(a), the Borrower may request an Advance from the Lenders by delivering to the Lenders at certain times the information and documents set forth in this Section 2.2.

(b)         With respect to (i) Advances denominated in Dollars and CAD, no later than 1:00 p.m. at least two (2) Business Days prior to the proposed Funding Date and (ii) Advances denominated in any other Available Currency, no later than 1:00 p.m. at least four (4) Business Days prior to the proposed Funding Date (or, in each case, such shorter time period as is acceptable to the Administrative Agent), the Borrower or the Collateral Manager on the Borrower’s behalf shall deliver:

(i)      to the Administrative Agent (with a copy to the Collateral Custodian) a wire disbursement and authorization form, to the extent not previously delivered; and

(ii)     to the Administrative Agent (with a copy to each Lender and the Collateral Custodian) a duly completed Funding Notice (including a duly completed Borrowing Base Certificate updated as of the applicable Funding Date and giving pro forma effect to the Advance requested and the use of the proceeds thereof) which shall (i) specify the requested amount of such Advance, which amount shall not cause a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency) and must be at least equal to $500,000 (or the Alternative Currency Equivalent thereof), or, in the case of any Advance to be applied to fund any draw under a Revolving Loan or Delayed Draw Loan, such lesser amount as may be required to fund such draw, to be allocated to each Lender in accordance with its Pro Rata Share; (ii) specify the proposed Funding Date of such Advance; (iii) specify the Loan(s) (if any) to be financed on such Funding Date (including the appropriate file number, Obligor, Outstanding Balance, Assigned Value and Purchase Price for such Loan(s) (if any); (iv) include a calculation showing satisfaction of each Collateral Quality Test (or showing the Borrower’s compliance with each Collateral Quality Test was improved or maintained, as applicable) after taking into account the acquisition of the Loan(s) to be financed on such Funding Date, in each case, to the extent required under Section 3.2(d)(iv); and (v) include a representation that all conditions precedent for an Advance described in Article III hereof have been satisfied in all material respects.  Each Funding Notice shall be irrevocable; provided that, during any Benchmark Unavailability Period, the Borrower may revoke any Funding Notice promptly upon receiving notice of the commencement of such Benchmark Unavailability Period.  If any Funding Notice is received by the Administrative Agent after 1:00 p.m. on any day (or on a day that is not a Business Day), such Funding Notice shall be deemed to be received by the Administrative Agent at 9:00 a.m. on the next Business Day.

(c)        On the proposed Funding Date, subject to the limitations set forth in Section 2.1(a) and upon satisfaction or waiver of the applicable conditions set forth in Article III, each Lender shall make available to the Borrower in same day funds, by wire transfer to the account designated by the Borrower in the Funding Notice given pursuant to this Section 2.2, an amount equal to such Lender’s Pro Rata Share of the least of (i) the amount requested by the Borrower for such Advance, (ii) the aggregate unused Commitments then in effect and (iii) the maximum amount that, after taking into account the proposed use of the proceeds of such Advance, could be advanced to the Borrower hereunder without causing a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency).

(d)          On each Funding Date, the obligation of each Lender to remit its Pro Rata Share of any such Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

(e)          Notwithstanding anything to the contrary herein, upon the occurrence of the earlier of (i) an Event of Default or (ii) the Revolving Period End Date, if the amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Exposure Amount, the Borrower shall request an Advance in the amount of such shortfall (the “Exposure Amount Shortfall”).  Following receipt of a Funding Notice (including a duly completed Borrowing Base Certificate updated to the date such Advance is requested and giving pro forma effect to the Advance requested), the Lenders shall fund such Exposure Amount Shortfall in accordance with Section 2.2(b), notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 3.2), except that no Lender shall make any Advance in excess of its Commitment or to the extent that, after giving effect to such Advance, the Advances Outstanding would exceed the Borrowing Base.

Section 2.3       Reduction of the Facility Amount; Principal Repayments.

(a)         The Borrower (or the Collateral Manager on behalf of the Borrower) may irrevocably terminate the Commitments in whole or irrevocably reduce in part any portion of the Commitments that exceed the Advances Outstanding; provided that, (i) the Borrower shall provide a Repayment Notice at least three (3) Business Days prior to the date of such termination or reduction to the Administrative Agent (with a copy to the Collateral Manager); (ii) any partial reduction of the Facility Amount shall be in an amount equal to $5,000,000 (or the Alternative Currency Equivalent thereof) and in integral multiples of $500,000 (or the Alternative Currency Equivalent thereof) in excess thereof; and (iii) in the case of such termination or reduction on or prior to the Scheduled Revolving Period End Date, the Borrower shall pay to the Administrative Agent the applicable Prepayment Premium.  Any request for a reduction or termination pursuant to this Section 2.3(a) shall be irrevocable.  The Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of Commitments hereunder) of the aggregate amount of any reduction under this Section 2.3(a).

(b)         The Borrower (or the Collateral Manager on behalf of the Borrower) may, at any time, reduce Advances Outstanding; provided that, (i) the Borrower shall provide a Repayment Notice at least three (3) Business Days prior to the date of such reduction to the Administrative Agent, the Collateral Custodian, and the Lenders (provided that same day notice may be given with respect to curing any Borrowing Base Deficiency) and (ii) any reduction of Advances Outstanding (other than with respect to repayments of Advances Outstanding made by the Borrower to reduce Advances Outstanding such that no Borrowing Base Deficiency exists) shall be in a minimum amount of $250,000 (or the Alternative Currency Equivalent thereof) and in integral multiples of $100,000 (or the Alternative Currency Equivalent thereof) in excess thereof.  In connection with any such reduction of Advances Outstanding, the Borrower shall deliver (x) to the Administrative Agent, the Collateral Custodian and each Lender, a Repayment Notice and (y) funds to the Collateral Custodian for payment to the Lenders of such Advances sufficient to repay such Advances Outstanding, accrued Interest thereon, together with any Breakage Costs and all accrued and unpaid costs and expenses of the Administrative Agent and Lenders related to such repayment (payable pro rata to each Lender) which may include instructions to the Collateral Custodian to use funds from the Principal Collection Account and/or funds otherwise provided by the Borrower, to the Collateral Custodian with respect thereto; provided that, the Advances Outstanding will not be reduced unless sufficient funds have been remitted to pay all such amounts referred to in this sentence in full.  Any Advance so repaid may, subject to the terms and conditions hereof, be reborrowed during the Revolving Period.  Any Repayment Notice relating to any repayment pursuant to this Section 2.3(b) shall be irrevocable.

(c)          Unless sooner prepaid pursuant to the terms hereof, the Advances Outstanding shall be repaid in full on the Termination Date or on such later date as is agreed to in writing by the Borrower, the Collateral Manager, the Administrative Agent and the Lenders.

Section 2.4       Determination of Interest and Non-Usage Fee.

(a)         The Administrative Agent shall determine the Interest (including unpaid Interest related thereto, if any, due and payable on a prior Payment Date) and the Non-Usage Fee (including unpaid Non-Usage Fees due and payable on a prior Payment Date, if any) to be paid by the Borrower on each Payment Date for the related Accrual Period and shall advise the Collateral Manager and the Lenders thereof on the fifth (5th) Business Day prior to such Payment Date.

(b)       No provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law.

(c)         No Interest shall be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

(d)        In connection with the use or administration of any Benchmark, the Administrative Agent will have the right (in consultation with the Collateral Manager) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.  The Administrative Agent will promptly notify the Borrower, the Collateral Custodian and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.

Section 2.5      Exchange Rates; Currency Equivalents.  On each Revaluation Date, the Administrative Agent shall determine the Dollar Equivalent amount of each Advance denominated in an Alternative Currency.  Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date.  Except for purposes of any Required Reports or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of Advances Outstanding in any Alternative Currency for purposes of the Transaction Documents (including, for the avoidance of doubt, calculation of the Non-Usage Fee) shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

Section 2.6       Borrowing Base Deficiency Cures.

(a)        Any Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) may be cured by the Borrower taking one or more of the following actions:

(i)       crediting or contributing cash into the Principal Collection Account;

(ii)      repaying the applicable Advances Outstanding in accordance with Section 2.3(b);

(iii)     selling Eligible Loans, subject to the terms of this Agreement; and/or

(iv)    posting additional Eligible Loans and/or Permitted Investments as Collateral; provided that, the amount of any reduction of a Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) pursuant to any such additional Eligible Loans shall be the Adjusted Borrowing Value of such Eligible Loans.

For the avoidance of doubt, the Borrower may cure a Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) by any combination of the applicable clauses in this Section 2.6 (or by any other action with the prior written consent of the Administrative Agent in its sole discretion).

Section 2.7       Priority of Payments.

(a)          Interest Collection Account.  On each Payment Date, so long as no Event of Default has occurred and is continuing, the Collateral Manager shall direct the Collateral Custodian to pay pursuant to the related Payment Date Statement (and the Collateral Custodian shall make payment from the Interest Collection Account and from Interest Collections on deposit in the Canadian Dollar Account, the Euro Account, the GBP Account and the AUD Account to the extent of Available Funds, in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

(1)    (i) first, to the payment of Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower; provided that, the aggregate amount payable pursuant to this Section 2.7(a)(1)(i), Section 2.7(b)(1)(i) and Section 2.8(1)(i) shall not exceed $25,000 per annum; and (ii) second, to the Collateral Custodian and the Securities Intermediary, pro rata, any accrued and unpaid Collateral Custodian Fees owing to such Person; provided that, the aggregate amount payable pursuant to this Section 2.7(a)(1)(ii), Section 2.7(b)(1)(ii) and Section 2.8(1)(ii) shall not exceed $200,000 per annum;

(2)    (i) first, to any Person, any Administrative Expenses due to such Person, in an aggregate amount with respect to any rolling 12-month period not to exceed the Administrative Expense Cap and (ii) second, to the Collateral Manager, any accrued and unpaid Collateral Management Fees, in an aggregate amount with respect to any rolling 12-month period not to exceed $200,000;

(3)    (i) first, to the Administrative Agent, for its own account, any accrued and unpaid fees owing thereto under the Fee Letter, (ii) second, to each Lender, pro rata, any accrued and unpaid Interest (including Breakage Costs) and Non‑Usage Fees owing thereto and (iii) third, to the Equityholder, to make any applicable Permitted RIC Distribution;

(4)    (i) first, if a Borrowing Base Deficiency exists (after giving pro forma effect to the payment of Advances on such Payment Date), pro rata to each Lender, to reduce the Advances Outstanding in an amount necessary to cure such Borrowing Base Deficiency, (ii) second, if a breach of the covenant set forth in Section 5.1(aa) has occurred and is continuing, pro rata to each Lender, in the amount necessary to reduce the Advances Outstanding to zero and (iii) third, to repay the Advances Outstanding, at the election of the Borrower (determined in its sole discretion);

(5)    to the Administrative Agent, any applicable Lender, the Collateral Custodian, the Indemnified Parties or the other Secured Parties, as applicable, all fees and other amounts, including, without limitation, any Increased Costs and fees or expenses of counsel, but other than the principal of Advances Outstanding then due under this Agreement;

(6)    (x) during the Revolving Period, at the election of the Borrower, to the Unfunded Exposure Account, in an amount necessary to cause the amount on deposit therein to equal the Aggregate Unfunded Exposure Equity Amount and (y) thereafter, to the Unfunded Exposure Account, in an amount necessary to cause the amount on deposit therein to equal the Aggregate Unfunded Exposure Amount;

(7)     pro rata to each Lender, in an amount equal to (i) first, any accrued and unpaid Prepayment Premium and (ii) second, after the Revolving Period End Date, the Advances Outstanding; and

(8)    (i) if an Event of Default has occurred and is continuing, to remain in the Interest Collection Account or (ii) otherwise, deemed released from the Lien of the Collateral Custodian hereunder and distributed to the Borrower or its designee (or, during the Revolving Period, in the sole discretion of the Collateral Manager, to be deposited in the Principal Collection Account).

(b)          Principal Collection Account.  On each Payment Date, so long as no Event of Default has occurred and is continuing, the Collateral Manager shall direct the Collateral Custodian to pay pursuant to the related Payment Date Statement (and the Collateral Custodian shall make payment from the Principal Collection Account and from Principal Collections on deposit in the Canadian Dollar Account, the Euro Account, the GBP Account and the AUD Account to the extent of Available Funds, in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

(1)    to the extent not paid pursuant to Section 2.7(a)(1), (i) first, to the payment of Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1)(i), this Section 2.7(b)(1)(i) and Section 2.8(1)(i) shall not exceed $25,000 per annum; and (ii) second, to the Collateral Custodian and the Securities Intermediary, pro rata, any accrued and unpaid Collateral Custodian Fees owing to such Person; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1)(ii), this Section 2.7(b)(1)(ii) and Section 2.8(1)(ii) shall not exceed $200,000 per annum;

(2)    to the extent not paid pursuant to Section 2.7(a)(2), (i) first, to any Person, any Administrative Expenses due to such Person, in an aggregate amount with respect to any rolling 12-month period not to exceed the Administrative Expense Cap and (ii) second, to the Collateral Manager, any accrued and unpaid Collateral Management Fees, in an aggregate amount with respect to any rolling 12-month period not to exceed $200,000;

(3)    to the extent not paid pursuant to Section 2.7(a)(3), (i) first, to the Administrative Agent, for its own account, any accrued and unpaid fees owing thereto under the Fee Letter, (ii) second, to each Lender, pro rata, any accrued and unpaid Interest (including Breakage Costs) and Non‑Usage Fees owing thereto and (iii) third, to the Equityholder, to make any applicable Permitted RIC Distribution;

(4)    to the extent not paid pursuant to Section 2.7(a)(4), (i) first, if a Borrowing Base Deficiency exists (after giving pro forma effect to the payment of Advances on such Payment Date), pro rata to each Lender, to reduce the Advances Outstanding in an amount necessary to cure such Borrowing Base Deficiency and (ii) second, if a breach of the covenant set forth in Section 5.1(aa) has occurred and is continuing, pro rata to each Lender, in the amount necessary to reduce the Advances Outstanding to zero;

(5)     to the extent not paid pursuant to Section 2.7(a)(5), to the Administrative Agent, any applicable Lender, the Collateral Custodian, the Indemnified Parties, or the other Secured Parties, as applicable, all fees and other amounts, including, without limitation, any Increased Costs and fees or expenses of counsel, but other than the principal of Advances Outstanding then due under this Agreement;

(6)    to the extent not paid pursuant to Section 2.7(a)(6)(i), (x) during the Revolving Period, at the election of the Borrower, to the Unfunded Exposure Account, in an amount necessary to cause the amount on deposit therein to equal the Aggregate Unfunded Exposure Equity Amount and (y) thereafter, to the Unfunded Exposure Account, in an amount necessary to cause the amount on deposit therein to equal the Aggregate Unfunded Exposure Amount;

(7)     during the Revolving Period, at the discretion of the Collateral Manager, to reinvest in additional Eligible Loans;

(8)    to the extent not paid pursuant to Section 2.7(a)(7), pro rata, to each Lender (i) first, in an amount equal to any accrued and unpaid Prepayment Premium owing thereto and (ii) second, after the Revolving Period End Date, to repay the Advances Outstanding in full; and

(9)     (i) if an Event of Default has occurred and is continuing, to remain in the Principal Collection Account or (ii) otherwise, deemed released from the Lien of the Collateral Custodian hereunder and distributed to the Borrower or its designee (or, in the sole discretion of the Collateral Manager, to remain in the Principal Collection Account).

Section 2.8       Alternate Priority of Payments.

On (x) each Payment Date (and any Business Day reasonably requested by the Administrative Agent) (a) following the occurrence and during the continuance of an Event of Default or (b) following the date of the declaration or automatic occurrence of the Termination Date pursuant to Section 9.2(a) or (y) the date of a Discretionary Sale, the Collateral Manager (or, in the case of clause (x), after delivery of a Notice of Exclusive Control, the Administrative Agent) shall direct the Collateral Custodian to pay pursuant to the related Payment Date Statement (and the Collateral Custodian shall make payment from the Collection Account, the Canadian Dollar Account, the Euro Account, the GBP Account and the AUD Account to the extent of Available Funds, in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

(1)    (i) first, to the payment of Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1)(i), Section 2.7(b)(1)(i) and this Section 2.8(1)(i) shall not exceed $25,000 per annum; and (ii) second, to the Collateral Custodian and the Securities Intermediary, pro rata, any accrued and unpaid Collateral Custodian Fees owing to such Person; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1)(ii), Section 2.7(b)(1)(ii) and this Section 2.8(1)(ii) shall not exceed $200,000 per annum;

(2)   (i) first, to any Person, any Administrative Expenses due to such Person, in an aggregate amount with respect to any rolling 12-month period not to exceed the Administrative Expense Cap and (ii) second, to the Collateral Manager, any accrued and unpaid Collateral Management Fees, in an aggregate amount with respect to any rolling 12-month period not to exceed $200,000;

(3)     first, to the Administrative Agent, for its own account, in an amount equal to any accrued and unpaid fees owing thereto under the Fee Letter and, second, to each Lender, pro rata, any accrued and unpaid Interest (including Breakage Costs) and Non‑Usage Fees owing thereto;

(4)   to the Administrative Agent, any applicable Lender, the Collateral Custodian, the Indemnified Parties, or the other Secured Parties, as applicable, all fees and other amounts, including, without limitation, any Increased Costs and fees or expenses of counsel, but other than the principal of Advances Outstanding, then due under this Agreement;

(5)    to the Unfunded Exposure Account, in an amount necessary to cause the amount on deposit therein to equal the Aggregate Unfunded Exposure Amount;

(6)    (i) first, pro rata to each Lender (1) first, in an amount equal to any accrued and unpaid Prepayment Premium owing to the Lenders and (2) second, to repay the Advances Outstanding in full; and (ii) second, to the Equityholder, to make any applicable Permitted RIC Distribution; and

(7)   any remaining amounts shall be deemed released from the Lien of the Collateral Custodian hereunder and distributed to the Borrower or its designee.

Section 2.9       Collections and Allocations.

(a)       Collections.  The Collateral Manager shall promptly identify any Collections received directly by it as Interest Collections or Principal Collections in the applicable Available Currency and transfer, or cause to be transferred (x) all Collections denominated in Dollars to the applicable Collection Account and (y) all Collections denominated in an Alternative Currency to the Canadian Dollar Account, the Euro Account, the GBP Account or the AUD Account, as applicable, in each case, within two (2) Business Days after its receipt and identification thereof or, in each case, as otherwise required or permitted under Section 2.9(e).  Upon the receipt of Collections in the General Collection Account during any Accrual Period, the Collateral Manager shall identify Principal Collections and Interest Collections no later than the Measurement Date related to the Payment Date immediately following such Accrual Period and direct the Collateral Custodian and the Securities Intermediary to transfer (or cause the transfer of) the same to the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account, the Canadian Dollar Account, the Euro Account, the GBP Account or the AUD Account, as applicable.  All Collections in (i) Canadian Dollars shall be deposited into the Canadian Dollar Account, (ii) Euros shall be deposited into the Euro Account, (iii) GBP shall be deposited into the GBP Account and (iv) AUD shall be deposited into the AUD Account or, in each case, the Unfunded Exposure Account to the extent required or permitted under Section 2.9(e). For purposes of Section 2.7, any Principal Collections and Interest Collections shall be applied on any Payment Date (x) first, to make payments in the applicable Available Currency and (y) second, to make payments in any other Available Currency (pro rata based on available amounts from each other Available Currency), as converted by the Collateral Custodian at the direction of the Collateral Manager using the Applicable Exchange Rate; provided that, such payments shall be subject to availability of such funds pursuant to Section 2.7.  The Collateral Manager shall instruct the Collateral Custodian on the Determination Date immediately preceding each Payment Date, to convert amounts on deposit in any Alternative Currency into Dollars to the extent necessary to make payments pursuant to Section 2.7 (as determined by the Collateral Manager using the Applicable Exchange Rate).  Any Principal Collections may be converted by the Collateral Custodian at the direction of the Collateral Manager into another Available Currency on any Business Day (other than a Payment Date) using the Applicable Exchange Rate so long as no Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) exists either prior to or after giving pro forma effect to such conversion.  The Collateral Manager shall provide no less than one (1) Business Day’s prior written notice to the Administrative Agent and the Collateral Custodian of any such conversion.  The Collateral Manager shall further include a statement as to the amount of Principal Collections and Interest Collections on deposit in the Principal Collection Account and the Interest Collection Account on each Reporting Date in the Borrowing Base Certificate delivered pursuant to Section 6.8(f).

(b)         Excluded Amounts.  With the prior written consent of the Administrative Agent, the Collateral Manager may direct the Collateral Custodian and the Securities Intermediary to withdraw from the General Collection Account and pay to any Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Collateral Manager has, prior to such withdrawal and consent, delivered to the Administrative Agent (with a copy to the Collateral Custodian and each Lender) a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent.

(c)          Initial Deposits.  On the initial Funding Date with respect to any Loan, the Collateral Manager shall deposit or cause to be deposited into the General Collection Account, the Unfunded Exposure Account, the Canadian Dollar Account, the Euro Account, the GBP Account or the AUD Account, as applicable, all Collections received in respect of such Loan on such initial Funding Date.  The Borrower shall confirm to the Administrative Agent in writing when it has provided each payment instruction to deliver cash to the applicable Account (it being understood that delivery of a copy of any applicable administrative details form shall satisfy this requirement).

(d)         Investment of Funds.  All uninvested amounts on deposit in the General Collection Account, the Canadian Dollar Account, the Euro Account, the GBP Account and the AUD Account shall be invested at the direction of the Collateral Manager in Permitted Investments; provided that, from and after the occurrence of an Event of Default, to the extent there are uninvested amounts in the Collection Account, the Canadian Dollar Account, the Euro Account, the GBP Account or the AUD Account, all such amounts may be invested in Permitted Investments selected by the Administrative Agent in its sole discretion (which selection may be in the form of standing instructions).  All earnings (net of losses and investment expenses) thereon shall be retained or deposited into the Principal Collection Account, the Canadian Dollar Account, the Euro Account, the GBP Account or the AUD Account, as applicable, in each case, as Principal Collections, and shall be applied on each Payment Date pursuant to the provisions of Section 2.7 or Section 2.8 (as applicable).

(e)          Unfunded Exposure Account.

(i)      Subject to the satisfaction of the Withdrawal Conditions, amounts on deposit in the Unfunded Exposure Account may be withdrawn by the Borrower (i) to fund any draw requests of the relevant Obligors under any Revolving Loan or Delayed Draw Loan or (ii) to make a deposit into the Principal Collections Account.  Any such withdrawal will be subject to the following conditions (the “Withdrawal Conditions”):

(1)     after giving effect to such withdrawal, no Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) exists; and

(2)     after giving effect to such withdrawal, the aggregate amount on deposit in the Unfunded Exposure Account is equal to or greater than the Aggregate Unfunded Exposure Amount.

(ii)    Any draw request made by an Obligor under a Revolving Loan or Delayed Draw Loan, along with wiring instructions for the applicable Obligor, shall be forwarded by the Borrower to the Collateral Custodian (with a copy to the Administrative Agent) along with an instruction to the Collateral Custodian to withdraw the applicable amount from the Unfunded Exposure Account and a certification that the conditions to fund such draw are satisfied, and the Collateral Custodian shall fund such draw request in accordance with such instructions from the Borrower.

(iii)    After the Revolving Period, if the Borrower shall receive any Principal Collections from an Obligor with respect to a Revolving Loan and, as of the date of such receipt (and after taking into account such repayment), the aggregate amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Exposure Amount with respect to all Loans included in the Collateral (the amount of such shortfall, in each case, the “Unfunded Exposure Shortfall”), the Collateral Custodian shall deposit into the Unfunded Exposure Account an amount of such Principal Collections equal to the lesser of (a) the aggregate amount of such Principal Collections and (b) the Unfunded Exposure Shortfall.

Section 2.10     Payments, Computations, Etc.

(a)      Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Collateral Manager to the Administrative Agent or the other Secured Parties hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. on the day when due in lawful money of the United States in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day.  The Borrower shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at 2.00% per annum above the Prime Rate, payable on demand; provided that, such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law.  Such interest shall be for the account of the applicable Secured Party.  All computations of interest and other fees hereunder shall be made on the basis of a year consisting of 360 days (other than calculations with respect to CORRA, SONIA, BBSY or the Base Rate, which shall be based on a year consisting of 365 or 366 days, as applicable) for the actual number of days elapsed.

(b)         Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be deemed due on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest or any fee payable hereunder, as the case may be.  For avoidance of doubt, to the extent that Available Funds are insufficient on any Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.12, such unpaid amounts shall remain due and owing and shall accrue interest as provided in Section 2.10(a) until repaid in full.

(c)         If any Advance requested by the Borrower is not effectuated as a result of the Collateral Manager’s or the Borrower’s actions or failure to fulfill any condition under Section 3.2 (other than any condition that is waived in writing by the Administrative Agent) as the case may be, on the date specified therefor, whichever of the Collateral Manager or the Borrower is at fault, such Person shall indemnify the applicable Lender against any reasonable loss, cost or expense incurred by the applicable Lender, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Lender to fund or maintain such Advance upon receipt by the Borrower of documentation setting forth such costs.

Section 2.11     Reserved.

Section 2.12     Increased Costs; Capital Adequacy; Illegality.

(a)       If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law after the date hereof or (ii) the compliance by an Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), shall (A) subject any Affected Party to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (B) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) impose any other condition affecting any Affected Party’s rights hereunder or under any other Transaction Document, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under any other Transaction Document, then on the Payment Date following demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

(b)         If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation or directive or (ii) compliance by any Affected Party with any law, guideline, rule, regulation or directive from any central bank or other Governmental Authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, but excluding Taxes, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, on the Payment Date following demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction; provided that, notwithstanding anything in this Section 2.12(b) to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities pursuant to Basel III shall, in each case, be deemed to be a “change in law” for the purposes of clause (i) above.  Notwithstanding the foregoing, but subject to Section 6.7, the provisions of this Section 2.12(b) shall not apply to the consolidation of the Borrower for accounting purposes as required by GAAP with the Collateral Manager or any Affiliate thereof, whether or not an Affected Party.

(c)          If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.12, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then on the next Payment Date pursuant to Section 2.7 or 2.8, as applicable, occurring at least five (5) Business Days after the request for compensation, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.

(d)         In determining any amount provided for in this Section 2.12, the Affected Party may use any reasonable averaging and attribution methods.  Any Affected Party making a claim under this Section 2.12 shall submit to the Borrower and the Collateral Manager a written detailed description as to such additional or increased cost or reduction, which written description shall be conclusive absent manifest error; provided that, no Lender shall be requested to disclose confidential or price-sensitive information or any other information, to the extent prohibited by law.

(e)          If a Disruption Event with respect to any Lender has occurred with respect to any then-current Benchmark, such Lender shall in turn so notify the Borrower, whereupon all Advances Outstanding made by the affected Lender in the applicable Available Currency will accrue Interest at the Base Rate from and including the date of such Disruption Event to, but excluding, the earlier of (x) such time as the conditions leading to such Disruption Event no longer exists and (y) the Benchmark Replacement Date for such Benchmark.

(f)          Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation.  Notwithstanding anything to the contrary in this Section 2.12, the Borrower shall not be required to compensate an Affected Party pursuant to this Section 2.12 for any amounts incurred more than nine (9) months prior to the date that such Affected Party notifies the Borrower of such Affected Party’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine (9) month period shall be extended to include the period of such retroactive effect.

(g)          Each Lender agrees that it will take such commercially reasonable actions as the Borrower may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 2.12 or Section 2.13; provided that, no Lender shall be obligated to take any actions that would, in the reasonable opinion of such Lender, subject such Lender to any unreimbursed cost or expense or otherwise be disadvantageous to such Lender.

(h)          Notwithstanding anything to the contrary in this Section 2.11, the Borrower shall only be liable for any compensation pursuant to this Section 2.11 if such Affected Party is generally requiring payment of such amounts from other borrowers that are similarly situated to the Borrower and such Affected Party certifies as such in writing to the Borrower.

Section 2.13     Taxes.

(a)          Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary (the amount of such increase, the “Additional Amount”) so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.13) the applicable Affected Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)       Payments of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)          Indemnification by the Borrower.  The Borrower shall indemnify each Affected Party, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) payable or paid by such Affected Party or required to be withheld or deducted from a payment to such Affected Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability and the calculation thereof delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)         Indemnification by the Lenders.  Without limiting the generality of Section 11.4, each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.16(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.13(d).

(e)         Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.13, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)           Status of Lenders.

(i)     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower, the Collateral Custodian and the Administrative Agent, at the time or times reasonably requested by the Borrower, the Collateral Custodian or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower, the Collateral Custodian or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower, the Collateral Custodian or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower, the Collateral Custodian or the Administrative Agent as will enable the Borrower, the Collateral Custodian or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.13(f)(ii)(1), Section 2.13(f)(ii)(2), and Section 2.13(f)(ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)      Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower:

(1)    any Lender that is a U.S. Person shall deliver to the Borrower, the Collateral Custodian and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Custodian or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Collateral Custodian and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Custodian or the Administrative Agent), whichever of the following is applicable:

a.     in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

b.     executed copies of IRS Form W-8ECI;

c.     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-2.13-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

d.   to the extent a Foreign Lender is not the beneficial owner of the income, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2.13-2 or Exhibit G-2.13-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2.13-4 on behalf of each such direct and indirect partner;

(3)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Collateral Custodian and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Custodian or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower, the Collateral Custodian or the Administrative Agent to determine the withholding or deduction required to be made; and

(4)    if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower, the Collateral Custodian and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower, the Collateral Custodian or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, the Collateral Custodian or the Administrative Agent as may be necessary for the Borrower, the Collateral Custodian and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, the Collateral Custodian and the Administrative Agent in writing of its legal inability to do so.

(g)         Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.13(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.13(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.13(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)        Survival.  Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

(i)          Option to Terminate Agreement.  If at any time the Borrower shall be liable for the payment of any Additional Amounts in accordance with this Section 2.13, then the Borrower shall have the option to terminate this Agreement; provided that such option to terminate shall in no event relieve the Borrower of paying any amounts owing pursuant to this Section 2.13 in accordance with the terms hereof.

Section 2.14     Reinvestments, Discretionary Sales, Substitutions and Repurchases of Loans.

(a)       Reinvestments.  On the terms and conditions hereinafter set forth as certified in writing to the Administrative Agent and the Collateral Custodian, prior to the Termination Date, the Borrower may withdraw funds on deposit in the Principal Collection Account for the following purposes:

(i)      during the Revolving Period, to reinvest such funds in Loans to be pledged hereunder (a “Reinvestment”), so long as (1) all applicable conditions precedent set forth in Section 3.2 have been satisfied and (2) each Loan acquired by the Borrower in connection with such reinvestment shall be an Eligible Loan;

(ii)      to make payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.3(b); or

(iii)    subject to Section 2.9(e), during the Revolving Period, to fund Delayed Draw Loans and Revolving Loans; provided that, the Borrower shall have used all funds on deposit in the Unfunded Exposure Account to fund such Delayed Draw Loans and Revolving Loans prior to withdrawing funds from the Principal Collection Account for such purpose.

Upon the satisfaction of the applicable conditions set forth in this Section 2.14(a) (as certified by the Borrower to the Administrative Agent and the Collateral Custodian), the Collateral Custodian will release funds from the Principal Collection Account to be applied pursuant to this Section 2.14(a) in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount on deposit in the Principal Collection Account on such day.

(b)        Substitutions.  Subject to Section 2.14(e) and Section 2.14(f), the Borrower (i) may, during the Revolving Period, with the prior written consent of the Administrative Agent in its sole discretion, sell any Loan and replace such Loan with another Loan (each such sale and replacement, a “Substitution”) and (y) shall, to the extent a Substitution is required under Section 2.14(f), effect a Substitution, in each case, so long as (i) no Event of Default has occurred and is continuing and, immediately after giving effect to such Substitution, no Default or Event of Default shall have occurred, (ii) each substitute Loan acquired by the Borrower in connection with a Substitution shall be an Eligible Loan, (iii) 100% of the proceeds from the sale of the Loan(s) to be replaced in connection with such Substitution are either applied by the Borrower to acquire the substitute Loan(s) or deposited in the Collection Account, (iv) all conditions precedent set forth in Section 3.2 have been satisfied with respect to each substitute Loan to be acquired by the Borrower in connection with such Substitution and (v) immediately after giving effect to such Substitution, no Borrowing Base Deficiency exists; provided that, notwithstanding anything to the contrary herein, in the event a Borrowing Base Deficiency shall have existed immediately prior to giving effect to such Substitution, the Borrower may effect a Substitution so long as, immediately after giving effect to such Substitution and any other sale or transfer substantially contemporaneous therewith, such Borrowing Base Deficiency is cured.

(c)          Discretionary Sales.  Subject to Section 2.14(d), Section 2.14(e) and Section 2.14(f), upon not less than one (1) Business Day’s prior written notice to the Administrative Agent (with a copy to the Collateral Custodian and the Lenders), the Borrower shall be permitted to sell Loans (each, a “Discretionary Sale”) so long as no Event of Default has occurred and is continuing and, immediately after giving effect to such Discretionary Sale, (i) no Default or Event of Default shall have occurred, (ii) each Collateral Quality Test shall be satisfied, or, if any Collateral Quality Test shall not be satisfied, the Borrower’s level of compliance with such Collateral Quality Test shall be improved or maintained and (iii) no Borrowing Base Deficiency exists; provided that, notwithstanding anything to the contrary herein, in the event a Borrowing Base Deficiency shall have existed immediately prior to giving effect to such Discretionary Sale, the Borrower may, with the prior consent of the Administrative Agent in its sole discretion, effect a Discretionary Sale so long as, immediately after giving effect to such Discretionary Sale and any other sale or transfer substantially contemporaneous therewith, such Borrowing Base Deficiency is cured.

(d)          Discretionary Sales of all Loans.  Notwithstanding anything to the contrary in this Section 2.14, so long as no Event of Default has occurred and is continuing, the Borrower shall have the right, upon not less than ten (10) Business Days (or such shorter period as the Administrative Agent may agree in writing in its sole discretion) prior written notice to the Administrative Agent, which notice shall attach a certificate and evidence to the reasonable satisfaction of the Administrative Agent that the Borrower shall have sufficient funds on or prior to the date of such sale to pay the outstanding Obligations in full pursuant to Section 2.8 (which funds may be derived from completion of such Discretionary Sale), to sell all of the Loans (in whole but not in part) included in the Collateral on any Business Day and use the proceeds thereof to pay all Obligations in full, terminate this Agreement and cause the Collection Date to occur pursuant to Section 2.3; provided that, any such sale of a Loan to the Collateral Manager or an Affiliate of the Borrower or the Collateral Manager shall be conducted on an arm’s length basis and at a price no less than fair market value as determined by the Collateral Manager in accordance with the Collateral Manager Standard.

(e)        Conditions to Sales, Substitutions and Repurchases.  Any Substitution effected pursuant to Section 2.14(b) and any Discretionary Sale effected pursuant to Section 2.14(c) shall be subject to the satisfaction of the following conditions (in each case, as shall be deemed certified by the Collateral Manager upon delivery of any instruction to effect the same pursuant to Section 2.14(b) or Section 2.14(c), as applicable):

(i)       the Borrower shall deliver an updated Borrowing Base Certificate to the Administrative Agent;

(ii)      the Borrower shall deliver a list of all Loans to be sold or substituted to the Administrative Agent and the Collateral Custodian;

(iii)   no selection procedures adverse to the interests of the Administrative Agent or the Lenders were utilized by the Borrower or the Collateral Manager, as applicable, in the selection of the Loans to be sold or substituted;

(iv)    the Borrower shall notify the Administrative Agent and Collateral Custodian of any amount to be deposited into the Collection Account in connection with any sale or substitution;

(v)     (x) the representations and warranties contained in Section 4.1 and Section 4.2 and (y) in the case of any Substitution involving the Seller, the Seller shall be deemed to have certified to the Administrative Agent that the representations and warranties contained in Section 4.01 of the Sale Agreement shall continue to be correct in all material respects following any such sale or substitution, except to the extent any such representation or warranty relates to an earlier date;

(vi)   any repayment of Advances Outstanding in connection with any sale or substitution of Loans hereunder shall comply with the requirements set forth in Section 2.3;

(vii)    any Discretionary Sale or sale in connection with a Substitution shall be made by the Collateral Manager on behalf of the Borrower in a transaction (A) except as expressly permitted hereunder, reflecting an arm’s‑length, transaction and (B) in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party to such sale (other than the representations, warranties and covenants set forth in the LSTA Par/Near Par Trade Confirmation, the LSTA Distressed Trade Confirmation or the LSTA Purchase and Sale Agreement for Distressed Trades, in each case, as published by The Loan Syndications and Trading Association, Inc. as of the date of such confirmation or agreement, or substantially similar representations, warranties and covenants, to the extent such documentation is not used in connection with such transaction); provided that, subject to Section 2.14(g)(ii), so long as no Event of Default exists, the Borrower may make a Discretionary Sale or sale in connection with a Substitution, in each case, to the Collateral Manager or an Affiliate of the Borrower or the Collateral Manager, (x) if such Loan is not a Defaulted Loan, at a price no less than 100% of the Adjusted Borrowing Value thereof plus all accrued and unpaid interest thereon, (y) if such Loan is a Defaulted Loan, at a price no less than the fair market value thereof or (z) at a price otherwise agreed in writing by the Administrative Agent in its sole discretion; provided further that, notwithstanding the foregoing, (1) so long as no Event of Default exists, the consent of the Administrative Agent shall not be required in connection with a mandatory repurchase or Substitution obligation executed in accordance with Section 2.14(f); and (2) during the existence of an Event of Default, the Borrower may only make Discretionary Sales or sales pursuant to a Substitution with the prior written consent of the Administrative Agent in its sole discretion;

(viii)  the Borrower shall pay an amount equal to all accrued and unpaid costs and expenses (including, without limitation, reasonable legal fees) of the Administrative Agent, the Lenders and the Collateral Custodian in connection with any such sale, substitution or repurchase (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Custodian on behalf of the Secured Parties and any other party having an interest in the Loan in connection with such sale, substitution or repurchase);

(ix)     reserved;

(x)    if any Loan sold pursuant to a Discretionary Sale or a sale pursuant to a Substitution is sold for a price less than the Adjusted Borrowing Value thereof as of the date of such sale, the Administrative Agent shall have provided its prior written consent to such sale in its sole discretion; and

(xi)    if any such Discretionary Sale or sale pursuant to a Substitution is in connection with a Permitted Securitization, the conditions set forth in Section 2.14(c) above are satisfied and the Administrative Agent has provided its prior written consent (in its sole discretion) thereto.

(f)          Repurchase or Substitution of Warranty Loans.  Not later than five (5) Business Days following the earlier of (i) knowledge by the Borrower or the Collateral Manager that any Loan constitutes a Warranty Loan or (ii) receipt by the Borrower or the Collateral Manager from the Administrative Agent of written notice thereof, the Borrower shall either:

(i)       make a deposit to the Collection Account in immediately available funds in an amount equal to the sum of (x) the Adjusted Borrowing Value of such Loan at such time and (y) any expenses or fees with respect to such Loan (a notification regarding the amount of such expenses or fees to be provided by the Administrative Agent to the Borrower); provided that, the Administrative Agent shall have the right to determine in its sole discretion whether the amount so deposited is sufficient to satisfy the foregoing requirements; or

(ii)     with the prior written consent of the Administrative Agent, in its sole discretion, substitute for such Warranty Loan a substitute Eligible Loan, provided that, all requirements with respect to Substitutions set forth in this Section 2.14 are satisfied.

Upon confirmation of the deposit of the amounts set forth in Section 2.14(f)(i) into the Collection Account or the delivery by the Borrower of a substitute Eligible Loan for each Warranty Loan (the date of such confirmation or delivery, the “Release Date”), such Warranty Loan and related Underlying Assets shall be removed from the Collateral and, as applicable, the substitute Eligible Loan and related Underlying Assets shall be included in the Collateral.  On the Release Date of each Warranty Loan, the Collateral Custodian, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Administrative Agent, for the benefit of the Secured Parties in, to and under the Warranty Loan and any related Underlying Assets and all future monies due or to become due with respect thereto.

(g)          Limitations on Sales, Substitutions and Repurchases.

(i)     The aggregate Outstanding Balance of all Loans (other than Warranty Loans) that are sold or intended to be sold by the Borrower during any 12‑month rolling period shall not exceed, collectively, 25% of the highest aggregate Outstanding Balance of all Loans during the 12‑month period preceding such date (or such lesser number of months as shall have elapsed since the Closing Date as of such date); provided that, the limitation set forth in this clause (g)(i) shall not apply with respect to (x) any Warranty Loan repurchased pursuant to Section 2.14(f), (y) any Substitution or Discretionary Sale of a Loan with an Assigned Value of zero or (z) any Discretionary Sale to a Person established in connection with a Permitted Securitization so long as the Administrative Agent has provided its prior written consent (in its sole discretion) to such Discretionary Sale.

(ii)      The aggregate Outstanding Balance of all Loans (other than Warranty Loans) that are sold or intended to be sold by the Borrower to an Affiliate of the Borrower or the Equityholder in connection with a Substitution or a Discretionary Sale during any 12‑month rolling period shall not exceed, collectively, 25% of the highest aggregate Outstanding Balance of all Loans during the 12‑month period preceding such date (or such lesser number of months as shall have elapsed since the Closing Date as of such date); provided that, the limitation set forth in this clause (g)(ii) shall not apply with respect to any Substitution or Discretionary Sale of a Loan (or portion thereof) with an Assigned Value of zero.

(h)        Sales of Loans with an Assigned Value of Zero and Sales of Equity Securities.  The Borrower may sell or substitute any Loan with an Assigned Value of zero or any Equity Security to any Person; provided that, any such sale shall be made on an arm’s-length basis at fair market value (or, as otherwise required pursuant to Section 2.14(f)); provided further that, notwithstanding anything herein to the contrary, prior to the Revolving Period End Date, the Borrower may transfer or distribute any Loan with an Assigned Value of zero or any Equity Security to the Equityholder or an Affiliate thereof, with or without any cash payment therefor, so long as, prior to and after giving effect to such distribution, no Event of Default has occurred and is continuing, and no Default or Borrowing Base Deficiency exists or would result therefrom.

(i)          Mandatory Dispositions.  At the direction of the Administrative Agent (in its commercially reasonable discretion), the Borrower shall divest any asset that does not satisfy the definition of “Eligible Loan” or “Permitted Investment” if the Administrative Agent determines in its commercially reasonable discretion that the Borrower’s ownership of such asset could (i) have materially adverse regulatory consequences on any Lender, (ii) result in any reputational harm to any Lender or (iii) result in unfavorable capital treatment for any Lender (in each case, as notified to the Administrative Agent in such Lender’s commercially reasonable discretion); provided that, any such divestiture shall not be included in the limitation on sales to Affiliates set forth in Section 2.14(g)(ii).  The Administrative Agent agrees to cooperate in good faith with any waivers necessary to permit such divestiture.

Section 2.15     Collateral Assignment of the Sale Agreement and the Master Participation Agreement.

The Borrower hereby collaterally assigns to the Collateral Custodian, for the benefit of the Secured Parties, all of the Borrower’s right, title and interest in and to, but none of its obligations under, the Sale Agreement, the Master Participation Agreement and any UCC financing statements filed under or in connection therewith.  In furtherance and not in limitation of the foregoing, the Borrower hereby collaterally assigns to the Collateral Custodian for the benefit of the Secured Parties its right to indemnification under the Sale Agreement and the Master Participation Agreement.  The Borrower confirms that the Administrative Agent, on behalf of the Secured Parties, shall have the right to enforce the Borrower’s rights and remedies under the Sale Agreement, the Master Participation Agreement and any UCC financing statements filed under or in connection therewith for the benefit of the Secured Parties.

Section 2.16     Capital Contributions.  The Equityholder may, but shall not be obligated to, make a capital contribution in cash or Eligible Loans to the Borrower at any time and for any purpose.  All cash contributed to the Borrower shall be treated as Principal Collections, except to the extent that the Collateral Manager specifies to the Collateral Custodian that such cash shall be deposited into the Unfunded Exposure Account for application in accordance with Section 2.9(e).

Section 2.17     Defaulting Lenders.

(a)          Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)      the portion of the Advance funded by such Defaulting Lender shall not be included in determining whether Required Lenders have taken or may take any action hereunder and the Defaulting Lender shall not be included in determining whether all Lenders have taken or may have taken any action hereunder; provided that any waiver, amendment or modification requiring the consent of all Lenders which affects such Defaulting Lender differently than other affected Lenders or Lenders shall require the consent of such Defaulting Lender, as applicable;

(ii)     such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.1;

(iii)   any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists and is continuing (except to the extent caused by such Defaulting Lender, as determined by the Administrative Agent in its commercially reasonable discretion)), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Advances under this Agreement; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Administrative Agent in its sole discretion), to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.17 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(iv)    such Defaulting Lender shall not be entitled to receive any Non-Usage Fee for any period during which that Lender is a Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b)          If the Administrative Agent determines in its sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.18     Mitigation Obligations; Replacement of Lenders.

(a)         Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.12, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, the Borrower may request such Lender provide an estimate of the costs and expenses that would be incurred by such Lender in connection with designating a different lending office for funding or booking its Advances hereunder or assigning its rights and obligations hereunder to another of its offices, branches or affiliates, in each case, which designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.13, as the case may be, in the future and (ii) would not otherwise be disadvantageous to such Lender.  Upon receipt of such estimate, the Borrower may approve the proposed designation or assignment, in which case the Lender shall use reasonable efforts to effect the same.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such approved designation or assignment.

(b)        Replacement of Lenders.  If any Lender unaffiliated with the Administrative Agent requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, and, in either case, such Lender declines (or fails) to effect a designation or assignment pursuant to Section 2.18(a), or if any Lender is a Defaulting Lender hereunder, or if any Lender does not consent to any amendment or modification (including in the form of a consent or waiver) to the definitions described in Section 12.1(g) which is approved by the Borrower, the Administrative Agent and the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.16), all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)       (A) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable consent, waiver or amendment of the Transaction Documents;

(ii)    in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter; and

(iii)     such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(d)          In the event that the Borrower or the Administrative Agent has requested any consent, waiver or amendment by any Lender or the Lenders to any matter pursuant to this Agreement, and such consent, waiver or amendment in question requires the agreement of all affected Lenders, the Lenders or the Required Lenders, then any Lender who does not agree to such consent, waiver or amendment within eight (8) Business Days’ written notice to such Lender that such amendment has been agreed to by the Required Lenders shall be deemed a “Non-Consenting Lender”; provided that, such eight 8) Business Day period shall not include any period during which any such Lender is negotiating, reasonably and in good faith, the material terms of such consent, waiver or amendment; provided further that, notwithstanding the foregoing or anything to the contrary herein, neither the Administrative Agent nor any Lender affiliated with the Administrative Agent shall be deemed a Non-Consenting Lender hereunder.  For the avoidance of doubt, the term “Non-Consenting Lender” shall not include any Lender that abstains from voting on any consent, waiver or amendment if the vote of such Lender would not be required in order for such consent, waiver or amendment to be approved pursuant to this Agreement.

Section 2.19     Effect of Benchmark Transition Event.

(a)         Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent may (in consultation with the Collateral Manager) amend this Agreement to replace such Benchmark with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower.  No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.19(a) will occur prior to the applicable Benchmark Transition Start Date.

(b)        Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes (in consultation with the Collateral Manager) from time to time in its sole discretion and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c)          Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Borrower, the Collateral Custodian and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.19(d) and (y) the commencement of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.19, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.19.

(d)         Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including EURIBOR or Term CORRA) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Accrual Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (ii) if a tenor that was removed pursuant to clause (i) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Accrual Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)        Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Borrower may revoke any pending request for an Advance denominated in the applicable Available Currency to be made during any Benchmark Unavailability Period.  During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the Base Rate shall be used instead of such Benchmark to calculate Interest with respect to the Advances Outstanding that bear interest at a rate based on such Benchmark.

ARTICLE III

CONDITIONS TO CLOSING AND ADVANCES

Section 3.1       Conditions to Closing.

No Lender shall be obligated to make any Advance hereunder, nor shall any Lender, the Administrative Agent or the Collateral Custodian be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by the Administrative Agent:

(a)         Each Transaction Document shall have been duly executed by, and delivered to, the parties thereto, and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to the Administrative Agent.

(b)         The Administrative Agent shall have received satisfactory evidence that each of the Seller, the Equityholder, the Borrower and the Collateral Manager has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby or thereby.

(c)          The Seller, the Equityholder, the Collateral Manager and the Borrower shall each have delivered to the Administrative Agent a certificate as to whether such Person is Solvent in the form of Exhibit B.

(d)         (i) The Borrower shall have delivered to the Administrative Agent a certification that no Default, Event of Default or Change of Control with respect to the Borrower has occurred, (ii) the Collateral Manager shall have delivered to the Administrative Agent a certification that no Default, Event of Default or Change of Control with respect to the Collateral Manager or Collateral Manager Event of Default has occurred and (iii) the Seller and the Equityholder shall have delivered to the Administrative Agent a certification that no Default, Event of Default or Change of Control with respect to the Equityholder has occurred.

(e)         The Administrative Agent and the Collateral Manager shall have received, with a counterpart addressed to each Lender, the executed legal opinion or opinions of Milbank LLP, counsel to the Borrower, covering enforceability, grant and perfection of the security interests on the Collateral, and non-consolidation of the Borrower with the Equityholder, in each case, in form and substance acceptable to the Administrative Agent in its sole discretion.

(f)          The Borrower and the Administrative Agent shall have received the executed legal opinion or opinions of Milbank LLP, counsel to the Seller, the Equityholder and to the Collateral Manager, covering enforceability of the Transaction Documents to which a Seller, the Equityholder or the Collateral Manager is a party and, in the case of the Sellers, the grant and perfection of the security interests in favor of the Borrower granted under the Sale Agreement and the Master Participation Agreement, as applicable, and true sale and participation of the Loans from the Sellers to the Borrower, in each case, in form and substance acceptable to the Administrative Agent in its sole discretion.

(g)         The Administrative Agent and the Lenders shall have received the fees (including properly incurred and documented fees, disbursements and other charges of counsel to the Administrative Agent) to be received on the date of the initial Advance referred to herein.

(h)        The Administrative Agent and the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti‑money laundering rules and regulations, including the USA Patriot Act.

(i)          All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

(j)          The UCC‑1 financing statements naming (i) the Borrower as debtor and the Collateral Custodian as secured party and (ii) the Seller as debtor, the Collateral Custodian as secured party and the Borrower as assignor secured party are in proper form for filing in the filing office of the appropriate jurisdiction and, when filed, together with the Securities Account Control Agreement, are effective to perfect the Collateral Custodian’s security interest in the Collateral such that the Collateral Custodian’s security interest in the Collateral ranks senior to that of any other creditors of the Borrower, Equityholder or Seller (whether now existing or hereafter acquired), subject to Permitted Liens.

(k)         The Administrative Agent shall have received an Officer’s Certificate (substantially in the form of Exhibit C) of the Seller, the Equityholder, the Collateral Manager and the Borrower, with a counterpart for each Lender, that includes a copy of the resolutions (or other authorizing instruments, if applicable), in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors (or similar governing or managing body) of such Person authorizing (i) the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, (ii) in the case of the Borrower, the borrowings contemplated hereunder and (iii) in the case of the Borrower and the Seller, the granting by it of the Liens created pursuant to the Transaction Documents, certified by a Responsible Officer (or other authorized Person) of such Person as of the Closing Date, which certification shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions, or other authorizing instruments, if applicable, thereby certified have not been amended, modified, revoked or rescinded.

(l)          The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Seller, the Equityholder, the Collateral Manager and the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of such Person executing any Transaction Document, which certification shall be included in the certificate delivered in respect of such Person pursuant to Section 3.1(k) and reasonably satisfactory in form and substance to the Administrative Agent, and shall be executed by a Responsible Officer (or other authorized Person) of such Person.

(m)        The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the Governing Documents of the Seller, the Equityholder, the Collateral Manager and the Borrower, certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer (or other authorized Person) of such Person, which certification shall be included in the certificate delivered in respect of such Person pursuant to Section 3.1(k) and shall be in form and substance reasonably satisfactory to the Administrative Agent.

(n)         The Administrative Agent shall have received, with a copy for each Lender, certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Seller, the Equityholder, the Collateral Manager and the Borrower (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not be reasonably expected to have a Material Adverse Effect.

(o)         The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC‑1 (other than the financing statements referred to in clause (j) above) necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created, or purported to be created, by the Transaction Documents shall have been completed.

(p)        The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower, and bankruptcy and pending lawsuits with respect to the Borrower and the results of such search shall be satisfactory to the Administrative Agent.

(q)          The Borrower shall have received the executed legal opinion or opinions of Nixon Peabody LLP, counsel to the Collateral Custodian, covering enforceability of the Transaction Documents to which the Collateral Custodian is a party.

Section 3.2       Conditions Precedent to All Advances and Acquisitions of Loans.

Each Advance under this Agreement, each Reinvestment of Principal Collections pursuant to Section 2.14(a)(i) and each acquisition of Loans in connection with a Substitution pursuant to Section 2.14(b) (each, a “Transaction”) shall be subject to the further conditions precedent that:

(a)        With respect to any Advance, the Collateral Manager shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian and each Lender) no later than the applicable time period set forth in Section 2.2(b):

(i)      a Funding Notice in the form of Exhibit A‑1, a Borrowing Base Certificate and a Loan Schedule listing each Loan, if any, proposed to be acquired by the Borrower in connection with such Transaction; and

(ii)    unless an assignment agreement is being delivered pursuant to the Underlying Instruments, if a Loan is being acquired with such Advance, a certificate of assignment in the form of Exhibit E (including Exhibit A thereto) and containing such additional information as may be reasonably requested by the Administrative Agent and each Lender;

(b)          With respect to any Reinvestment of Principal Collections permitted by Section 2.14(a)(i) and each acquisition of Loans in connection with a Substitution pursuant to Section 2.14(b), the Collateral Manager shall have delivered to the Administrative Agent, no later than 3:00 p.m. on the Business Day prior to any such Reinvestment, a Reinvestment Notice in the form of Exhibit A‑3 and an updated Borrowing Base Certificate, executed by the Collateral Manager on behalf of the Borrower;

(c)         On the date of such Transaction (i) the Borrower shall be deemed to have certified that each of the following statements shall be true and correct in all material respects as of such date and (ii) if the related Borrower’s Notice is executed by the Borrower, the Borrower shall have certified in such notice that (other than with respect to the Collateral Manager’s certifications in clause (d) and, with respect to reports required to be delivered by the Collateral Manager under the Transaction Documents, clause (g) and the conditions precedent in clause (i) of this Section 3.2) all conditions precedent to the requested Transaction have been satisfied in all material respects:

(i)      the representations and warranties contained in Section 4.1 and Section 4.2 are true and correct on and as of such day (other than any representation and warranty that is made as of a specific date);

(ii)    no event has occurred and is continuing, or would result from such Transaction or from the application of proceeds thereof, that constitutes a Default (other than a Borrowing Base Deficiency that is cured by any such purchase, substitution or sale) or an Event of Default;

(iii)    on and as of such day, immediately after giving effect to such Transaction, no Borrowing Base Deficiency would occur (or, to the extent expressly permitted under Section 2.14(b), any such Borrowing Base Deficiency is cured);

(iv)    to the extent applicable to the requested Transaction and with respect to the Borrower, no Applicable Law shall prohibit or enjoin the proposed Reinvestment of Principal Collections or acquisition of Loans; and

(v)    on and as of such day, immediately after giving effect to such Transaction, the Advances Outstanding do not exceed the Facility Amount;

(d)         On the date of such Transaction (i) the Collateral Manager shall be deemed to have certified that each of the following statements shall be true and correct as of such date and (ii) the Collateral Manager shall have certified in the related Borrower’s Notice that (other than with respect to the certifications in clause (c) and, with respect to reports required to be delivered by the Borrower under the Transaction Documents, clause (g) and the conditions precedent in clause (i) of this Section 3.2) all conditions precedent to the requested Transaction have been satisfied:

(i)     no event has occurred and is continuing, or would result from such Transaction or from the application of proceeds thereof, that constitutes a Default (other than a Borrowing Base Deficiency that is cured by such purchase, substitution or sale), an Event of Default or a Collateral Manager Event of Default;

(ii)     on and as of such day, immediately after giving effect to such Transaction, no Borrowing Base Deficiency would occur (or, to the extent expressly permitted under Section 2.14(b), any Borrowing Base Deficiency is cured);

(iii)    the representations and warranties contained in Section 4.3 are true and correct on and as of such day (other than any representation and warranty that is made as of a specific date);

(iv)    on and as of such day, immediately after giving effect to such Transaction, each Collateral Quality Test shall be satisfied, or, if any Collateral Quality Test shall not be satisfied, the Borrower’s level of compliance with such Collateral Quality Test shall be improved or maintained; provided that, notwithstanding the foregoing, no funding shall be permitted hereunder if the Diversity Score would be less than six (6) after giving effect thereto and to the purchase of any Eligible Loans to be purchased on such day; and

(v)    on and as of such day, immediately after giving effect to such Transaction, the Advances Outstanding do not exceed the Facility Amount;

(e)        (i) With respect to any Advance under this Agreement or any Reinvestment of Principal Collections pursuant to Section 2.14(a)(i), the Revolving Period End Date shall not have occurred, and (ii) with respect to any Transaction, the Termination Date shall not have occurred;

(f)         With respect to any Advance under this Agreement occurring on or after the 30-day anniversary of the Effective Date, the Borrower shall have delivered to the Administrative Agent the lien release letters required under Section 5.1(bb) on or prior to such date;

(g)         The Borrower and Collateral Manager shall have delivered to the Administrative Agent all reports required to be delivered by either thereof as of the date of such Transaction including, without limitation, all deliveries required by Section 2.2;

(h)       The Borrower or the Collateral Manager shall have received an Approval Notice executed by and evidencing the approval of the Administrative Agent in its sole discretion in accordance with clause (i)(x) of the definition of “Eligible Loan,” of the Loans (other than any Pre-Approved Loans) to be added to the Collateral; and

(i)        In connection with the initial Advance with respect to the acquisition of any Loan, the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 5:00 p.m. on the related Funding Date, an emailed copy of the duly executed original promissory notes for each such Loan in respect of which a promissory note is issued (or, in the case of any Noteless Loan, a fully executed assignment agreement naming the Borrower as assignee or, if the Borrower is a direct party thereto, of the fully executed loan or credit agreement related to such Loan), and, if any Loans are closed in escrow, a certificate (in the form of Exhibit H) from the closing attorneys of such Loan confirming the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Checklist and the Required Loan Documents to be in the possession of the Administrative Agent and the Collateral Custodian on or prior to the related Funding Date; provided further that, notwithstanding the foregoing, if the Underlying Instruments with respect to any such Loan have not been executed on or prior to the related Funding Date, the Borrower shall cause (x) electronic copies of current drafts of such Underlying Instruments to be delivered to the Administrative Agent and the Collateral Custodian on or prior to the related Funding Date and (y) electronic copies of the executed versions of such Underlying Instruments to be delivered to the Administrative Agent and the Collateral Custodian within five (5) Business Days of the related Funding Date.

The failure of any of the foregoing conditions precedent (which have not been waived in writing by the Administrative Agent) to be satisfied in respect of any Advance shall give rise to a right of the Administrative Agent and the applicable Lender, which right may be exercised at any time on the demand of the applicable Lender, to rescind the related Advance and direct the Borrower to pay to the Administrative Agent for the benefit of the applicable Lender an amount equal to the related Advances made during any such time that any of the foregoing conditions precedent were not satisfied.

Section 3.3       Custodianship; Transfer of Loans and Permitted Investments.

(a)         The Collateral Custodian shall hold all Certificated Securities and Instruments delivered to it as Collateral in accordance with the terms hereof in physical form at the Corporate Trust Office.  Any successor Collateral Custodian shall be a state or national bank or trust company which is not an Affiliate of the Borrower or the Seller and which is a Qualified Institution.

(b)        Each time that the Borrower (or the Collateral Manager on behalf of the Borrower) shall direct or cause the acquisition of any Loan or Permitted Investment, the Borrower shall (or the Collateral Manager on behalf of the Borrower), if such Permitted Investment or, in the case of a Loan, the related promissory note or (with respect to a Noteless Loan) assignment documentation has not already been delivered to the Collateral Custodian in accordance with the requirements set forth in the definition of “Required Loan Documents”, cause the delivery of such Permitted Investment or, in the case of a Loan, the related promissory note or (with respect to a Noteless Loan) assignment documentation in accordance with the requirements set forth in the definition of “Required Loan Documents” to the Collateral Custodian to be credited by the Collateral Custodian to the Collateral Account in accordance with the terms of this Agreement.  The security interest of the Collateral Custodian (for the benefit of the Secured Parties) in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Collateral Custodian, be released.

(c)         The Borrower (or the Collateral Manager on behalf of the Borrower) shall direct that the Collateral Custodian cause all Collateral acquired by the Borrower to be collaterally transferred to the Collateral Custodian to be credited to the Collateral Account, and shall cause all Loans and Permitted Investments acquired by the Borrower to be delivered to the Collateral Custodian by one of the following means (and shall take any and all other actions necessary to create and perfect in favor of the Collateral Custodian (for the benefit of the Secured Parties) Agent a valid security interest in each Loan and Permitted Investment, which security interest shall be senior (subject to Permitted Liens) to that of any other creditor of the Borrower, in each case, whether now existing or hereafter acquired):

(i)      in the case of an Instrument or a Certificated Security represented by a Security Certificate in registered form by having it Indorsed to the Collateral Custodian or in blank by an effective Indorsement or registered in the name of the Collateral Custodian (for the benefit of the Secured Parties) and by (x) delivering such Instrument or Security Certificate to the Collateral Custodian at the Corporate Trust Office and (y) causing the Securities Intermediary to maintain (on behalf of the Collateral Custodian for the benefit of the Secured Parties) continuous possession of such Instrument or Security Certificate at the Corporate Trust Office;

(ii)    in the case of an Uncertificated Security, by (x) causing the Collateral Custodian (on behalf of the Secured Parties) to become the registered owner of such Uncertificated Security and causing such registration to remain effective or (y) causing such Uncertificated Security to be credited to a Securities Account in the name of the Borrower pursuant to the Securities Account Control Agreement;

(iii)    in the case of any Security Entitlement, by causing each such Security Entitlement to be credited to a Securities Account in the name of the Borrower pursuant to the Securities Account Control Agreement; and

(iv)     in the case of General Intangibles (including any Loan or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the Collateral Custodian as secured party and describing the Loan or Permitted Investment (as the case may be) as the collateral (or describing the collateral as “all assets” or words of similar effect) at the filing office in each applicable jurisdiction.

(d)          The security interest of the Collateral Custodian in any Collateral disposed of in a transaction permitted by this Agreement shall, immediately and without further action on the part of the Collateral Custodian, be released by the Collateral Custodian to, or as directed by, the Borrower.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1       Representations and Warranties of the Borrower.

The Borrower represents and warrants as follows as of the Closing Date, each Measurement Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below, in which case such representation and warranty shall be made as of such date):

(a)        Organization and Good Standing.  The Borrower has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Collateral.

(b)        Due Qualification.  The Borrower is (i) duly qualified to do business and is in good standing in its jurisdiction of formation, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified, licensed or approved would not reasonably be expected to have a Material Adverse Effect.

(c)          Power and Authority; Due Authorization; Execution and Delivery.  The Borrower (i) has all necessary power, authority and legal right to (x) execute and deliver each Transaction Document to which it is a party and (y) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary action, the execution, delivery and performance of each Transaction Document to which it is a party and the pledge and assignment of a security interest in the Collateral on the terms and conditions herein provided.  This Agreement and each other Transaction Document to which the Borrower is a party have been duly executed and delivered by the Borrower.

(d)        Binding Obligation.  Each Transaction Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity).

(e)         No Violation.  The execution, delivery and consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Governing Documents of the Borrower or any Contractual Obligation of the Borrower, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) on the Collateral or (iii) violate any Applicable Law, other than, in each case, any such violation which would not, individually or together with any other violations, reasonably be expected to have a Material Adverse Effect.

(f)         Agreements.  The Borrower is not a party to any agreement or instrument or subject to any limited liability company restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.  The Borrower is not in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound.

(g)        No Proceedings.  There is no litigation, proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Borrower is a party or (iii) that would reasonably be expected to have a Material Adverse Effect.

(h)        All Consents Required.  All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Borrower of each Transaction Document to which the Borrower is a party have been obtained other than in each case (x) such as have been met or obtained and are in full force and effect and (y) any consents or approvals which the failure to obtain would not reasonably be expected to result in a Material Adverse Effect.

(i)          Bulk Sales.  The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Borrower.

(j)        Solvency. The Borrower is not the subject of any Insolvency Proceedings or Insolvency Event.  The transactions under the Transaction Documents to which the Borrower is a party do not and will not render the Borrower not Solvent.

(k)         Taxes.  The Borrower (i) is and has always been classified as either (x) a domestic partnership, each of whose partners (as determined for U.S. federal income tax purposes) will be U.S. Persons or (y) a disregarded entity of a U.S. Person for U.S. federal income tax purposes and (ii) has timely filed or caused to be filed all U.S. federal, state, and other material Tax returns and reports required to be filed by it and has paid or caused to be paid all U.S. federal, state, and other material Taxes required to be paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves in accordance with GAAP.

(l)          Exchange Act Compliance; Regulations T, U and X.  None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the proceeds from the transfer of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.  The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(m)        Security Interest.

(i)      This Agreement creates a valid and continuing security interest (as defined in the UCC as in effect from time to time in the State of New York) in the Collateral in favor of the Collateral Custodian, on behalf of the Secured Parties, which security interest is validly perfected under Article 8 or Article 9 of the UCC and is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

(ii)    the Collateral is comprised of “instruments”, “security entitlements”, “general intangibles”, “certificated securities”, “uncertificated securities”, “securities accounts”, “investment property” and “proceeds” (each as defined in the applicable UCC); “deposit accounts”, “cash” and such other categories of collateral under the applicable UCC as to which the Borrower has complied with its obligations under Section 4.1(m)(i);

(iii)     with respect to Collateral that constitutes Security Entitlements:

(1)         all of such Security Entitlements have been credited to one of the Accounts which is a Securities Account and the Securities Intermediary has agreed to treat all assets (other than Cash) credited to such Account as Financial Assets within the meaning of the UCC as in effect from time‑to‑time in the State of New York;

(2)          the Borrower has taken all steps necessary to enable the Collateral Custodian to obtain “control” (within the meaning of the UCC as in effect from time‑to‑time in the State of New York) with respect to each Account; and

(3)         the Accounts are not in the name of any Person other than the Borrower, subject to the Lien of the Collateral Custodian for the benefit of the Secured Parties.  The Borrower has not instructed the Securities Intermediary to comply with the entitlement order of any Person other than the Collateral Custodian; provided that, until the Administrative Agent delivers a Notice of Exclusive Control, the Borrower and the Collateral Manager may cause cash in the Accounts to be invested in Permitted Investments, and the proceeds thereof to be distributed in accordance with this Agreement;

(iv)     all Accounts constitute “securities accounts” as defined in the Section 8‑501(a) of the UCC as in effect from time to time in the State of New York; or related “deposit accounts” within the meaning of Section 9-102 of the UCC as in effect from time to time in the State of New York;

(v)     the Borrower owns and has good and marketable title to (or, with respect to assets securing any Collateral, a valid security interest in) the Collateral free and clear of any Lien (other than Permitted Liens) of any Person; provided that, with respect to any Closing Date Participation Interest purchased by the Borrower, the Borrower shall not be the record owner of the underlying Loan until the Elevation Date thereof;

(vi)    the Borrower has received all consents and approvals required by the terms of any Loan to the granting of a security interest in the Loans hereunder to the Collateral Custodian, on behalf of the Secured Parties;

(vii)   the Borrower has taken all necessary steps to authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the Borrower’s jurisdiction of organization;

(viii)  other than as expressly permitted by the terms of this Agreement and the security interest granted to the Collateral Custodian, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral.  The Borrower has not authorized the filing of and is not aware of any financing statements against it that includes a description of any collateral included in the Collateral other than any financing statement (x) relating to the security interest granted to the Collateral Custodian hereunder, (y) relating to the security interest, if any, granted to the Borrower under the Sale Agreement or the Master Participation Agreement or (z) that has been terminated and/or fully and validly assigned to the Collateral Custodian or the Borrower on or prior to the date hereof;

(ix)     there are no judgments or tax lien filings against the Borrower;

(x)     other than in the case of Noteless Loans, all original executed copies of each underlying promissory note that constitute or evidence each Loan that is evidenced by a promissory note has been or, subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian;

(xi)    none of the underlying promissory notes (if any) that constitute or evidence the Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Custodian on behalf of the Secured Parties;

(xii)  with respect to Collateral that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Collateral Custodian, on behalf of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Custodian, on behalf of the Secured Parties, upon original issue or registration of transfer by the Borrower of such certificated security;

(xiii)  in the case of an Uncertificated Security, the Borrower shall cause the issuer of such uncertificated security to register the Collateral Custodian, on behalf of the Secured Parties, as the registered owner of such uncertificated security, or shall cause such Uncertificated Security to be credited to a Securities Account in the name of the Borrower pursuant to the Securities Account Control Agreement; and

(xiv)   in the case of Collateral in the form of Cash, such Cash shall be credited to the related Account that is a deposit account.

(n)         Reports Accurate.  All information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by or on behalf of the Borrower to the Administrative Agent or any Lender by any Loan Party in connection with this Agreement are as of their respective delivery dates true, complete and correct in all material respects after giving effect to any updates thereto; provided that, to the extent any such information was furnished to the Borrower by a related Obligor or any other third party, such information is as of its delivery date true, complete and correct in all material respects to the actual knowledge of the Borrower.

(o)        Location of Offices.  The Borrower’s location (within the meaning of Article 9 of the UCC) is, and at all times has been, as set forth on Annex A.  The Borrower’s Federal Employee Identification Number is correctly set forth on the certificate required pursuant to Section 3.1(k).  The Borrower has not changed its name (whether by amendment of its certificate of formation, by reorganization or otherwise) or its jurisdiction of organization and has not changed its location within the four (4) months preceding the Closing Date.

(p)          Collection Accounts.  The Collection Accounts (including any sub accounts thereof) are the only accounts to which Collections are sent.

(q)          Legal Name.  Each Loan Party’s exact legal name is, and at all times has been the name as set forth on Schedule I hereto.

(r)        Sale Agreement.  The Sale Agreement and the Master Participation Agreement are the only agreements pursuant to which the Borrower purchases Collateral from either Seller.

(s)       Value Given.  The Borrower has given reasonably equivalent value to the Seller or the applicable third party seller of Collateral in consideration for the transfer to the Borrower of Collateral, and no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(t)          Accounting.  Other than for tax purposes, the Borrower accounts for the transfers to it of interests in Collateral as purchases of such Collateral for financial accounting purposes (including notations on its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein).

(u)          Special Purpose Entity.  At all times prior to the Collection Date, the Borrower has not and shall not:

(i)     engage in any business or activity other than the purchase, receipt, management and sale of Collateral, the transfer and pledge of Collateral pursuant to the terms of the Transaction Documents, the entry into and the performance under the Transaction Documents and such other activities as are incidental thereto;

(ii)     acquire or own any assets other than (x) the Collateral or (y) incidental property as may be necessary for the operation of the Borrower and the performance of its obligations under the Transaction Documents including capital contributions which it may receive from the Equityholder;

(iii)    merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (other than in accordance with the provisions hereof), without in each case first obtaining the prior written consent of the Administrative Agent, or except as permitted by this Agreement, change its legal structure, or jurisdiction of formation;

(iv)    fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Administrative Agent, amend, modify, terminate or fail to comply with the provisions of its Governing Documents, or fail to observe any limited liability company formalities;

(v)     form, acquire or own any Subsidiary, own any Capital Stock in any other entity (other than Capital Stock in Obligors in connection with the exercise of any remedies with respect to a Loan or any exchange offer, work-out or restructuring of a Loan), or make any Investment in any Person (other than Permitted Investments or Capital Stock in Obligors in connection with the exercise of any remedies with respect to a Loan or any exchange offer, work-out or restructuring of a Loan) without the prior written consent of the Administrative Agent;

(vi)     commingle its assets with the assets of any of its Affiliates, or of any other Person;

(vii)    incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (1) Indebtedness to the Secured Parties hereunder or in conjunction with a repayment of all Advances owed to the Lenders and a termination of all the Commitments and (2) ordinary course contingent obligations under the Underlying Instruments (such as customary indemnities to fronting banks, administrative agents, collateral agents, depository banks, escrow agents, etc.);

(viii)   become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due;

(ix)     fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;

(x)     enter into any contract or agreement with any Person, except (1) the Transaction Documents, (2) its Governing Documents, (3) the Underlying Instruments and (4) other contracts or agreements that are upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s‑length basis with third parties other than such Person; provided that, for the avoidance of doubt with regard to this clause (x), (i) acquisitions of Collateral from the Seller or its Affiliates, and sales of Collateral to the Seller and its Affiliates, each in accordance with other provisions of this Agreement and the other Transaction Documents shall be permitted and (ii) the Seller may contribute cash or other property as a capital contribution to the Borrower;

(xi)     seek its dissolution or winding up in whole or in part or divide or permit any division of the Borrower;

(xii)   fail to correct any known misunderstandings regarding the separate identities of the Borrower, on the one hand, and any Affiliate or any principal thereof or any other Person, on the other hand;

(xiii)   guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;

(xiv)  except as may be required or permitted by the Code and U.S. Treasury regulations thereunder or applicable state or local tax law, fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (a) to mislead others as to the identity of the Person with which such other party is transacting business, or (b) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

(xv)    fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xvi)   file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(xvii)  except as may be required or permitted by the Code and U.S. Treasury regulations thereunder or applicable state or local tax law, hold itself out as or be considered as a department or division of (a) any of its principals or Affiliates, (b) any Affiliate of a principal or (c) any other Person;

(xviii) fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided that, the Borrower’s assets may be included in a consolidated financial statement of its Affiliates; provided further that, (a) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from such Affiliate and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (b) such assets shall also be listed on the Borrower’s own separate balance sheet;

(xix)   fail to pay its own liabilities and expenses only out of its own funds;

(xx)   fail to maintain a sufficient number of employees, if any, in light of its contemplated business operations or to pay the salaries of its own employees, if any;

(xxi)  except in connection with any exchange offer, work-out, restructuring or the exercise of any rights or remedies with respect to any Loan with respect to which an Obligor is or would thereby become an Affiliate, acquire the obligations or securities issued by its Affiliates or members (unless approved in writing by the Administrative Agent in its sole discretion);

(xxii) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xxiii) fail to use separate invoices and checks bearing its own name;

(xxiv)  except for any Permitted Lien relating to any Equity Security, pledge its assets to secure the obligations of any other Person;

(xxv)  fail at any time to have at least one (1) independent manager or director (the “Independent Manager”) who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, Maples Fiduciary Services, Puglisi & Associates, National Registered Agents, Inc., Wilmington Trust Company, Lord Securities Corporation, Citadel SPV or, if none of those companies is then providing professional Independent Managers, another nationally recognized company reasonably approved by the Administrative Agent, in each case that is not an Affiliate of the Borrower, the Seller or the Collateral Manager and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following: (a) a member, partner, equityholder, manager, director, officer or employee of the Borrower, or any of its equityholders, the Collateral Manager or Affiliates (other than as an Independent Manager of an Affiliate of the Borrower, that is not in the direct chain of ownership of the Borrower and that is required by a creditor to be a single purpose bankruptcy-remote entity; provided that, such Independent Manager is employed by a company that routinely provides professional independent managers or directors); (b) a creditor, supplier or service provider (including provider of professional services) to the Borrower, the Collateral Manager or any of its equityholders or Affiliates (other than a nationally recognized company that routinely provides professional independent managers and other corporate services to the Borrower, the Collateral Manager or any of its equityholders or Affiliates in the ordinary course of business); (c) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or (d) a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.  A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (a) by reason of being the Independent Manager of a “special purpose entity” affiliated with the Borrower shall be qualified to serve as an Independent Manager of the Borrower;

(xxvi)  fail to ensure that all actions relating to the appointment, maintenance or replacement of the Independent Manager are complied with;

(xxvii) fail to provide that the unanimous consent of all managers (including the consent of the Borrower’s Independent Manager) is required for the Borrower to (a) institute proceedings to be adjudicated bankrupt or insolvent, (b) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (d) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (e) make any assignment for the benefit of the Borrower’s creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any action in furtherance of any of the foregoing; or

(xxviii) fail to file its own tax returns separate from those of any other Person, except to the extent that the Borrower is classified as a disregarded entity for U.S. federal income tax purposes or to the extent that such failure does not constitute a breach of Section 5.1(j).

(v)         Investment Company Act.  The Borrower is not registered as an “investment company” within the meaning of, and is not required to register as an “investment company” under, the 1940 Act.

(w)        ERISA.  (i) The present value of all benefits vested under all “employee pension benefit plans,” as such term is defined in Section 3 of ERISA which are subject to Title IV of ERISA and maintained by the Borrower, or in which employees of the Borrower are entitled to participate, other than a Multiemployer Plan (the “Pension Plans”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the most recent annual financial statements reflecting such amounts), (ii) no non‑exempt prohibited transactions, accumulated funding deficiencies, withdrawals or reportable events within the meaning of 4043 of ERISA, other than those events as to which the 30‑day notice period referred to in Section 4043(c) of ERISA has been waived, (each a “Reportable Event”) have occurred with respect to any Pension Plans that, in the aggregate, could subject the Borrower to any material tax, penalty or other liability and (iii) no notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.  At all times during the term of this Agreement and on the date of each Transaction, none of the assets the Borrower (including the Collateral) or guaranteeing person constitutes or will constitute  “plan assets” of any employee benefit plan subject to ERISA or any plan subject to Section 4975 of the Code by reason of such an employee benefit plan’s or a plan’s investment in the Borrower or its direct or indirect parent companies or otherwise.

(x)         Compliance with Law.  The Borrower has complied in all material respects with all Applicable Law to which it may be subject, and no item of Collateral contravenes any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(y)          Reserved.

(z)        Collections.  The Borrower acknowledges that all Collections received by it or its Affiliates with respect to the Collateral transferred hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account as required herein.

(aa)        Reserved.

(bb)        Full Payment.  As of the initial Funding Date thereof, the Borrower had no actual knowledge of any fact which should lead it to expect that any Loan will not be repaid in full by the relevant Obligor.

(cc)       Accuracy of Representations and Warranties.  Each representation or warranty by the Borrower contained herein or in any report, financial statement, exhibit, schedule, certificate or other document furnished by the Borrower pursuant hereto, in connection herewith or in connection with the negotiation hereof is true and correct in all material respects as of the date made or deemed made.

(dd)       Sanctions.  None of (i) the Borrower or any of its directors, officers, employees, or, to the Borrower’s knowledge, agents, or (ii) any Person directly or indirectly Controlling the Borrower or any Person directly or indirectly Controlled by the Borrower (A) is a Sanctioned Person; (B) is owned or controlled by, or is or has been acting or purporting to act for or on behalf of, directly or indirectly, a Sanctioned Person; or (C) is, to the Borrower’s knowledge, under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions.  No investor in such Person is a Sanctioned Person.  The Borrower will notify each Lender and the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this Section 4.1(dd).

(ee)       Anti-Money Laundering Laws and Anti-Corruption Laws.  None of the Borrower, any of its directors, officers, employees, or agents, any Person directly or indirectly Controlling the Borrower,  or any Person directly or indirectly Controlled by the Borrower is, to the Borrower’s knowledge, under investigation for an alleged violation of Anti-Money Laundering Laws or Anti-Corruption Laws by a Governmental Authority that enforces such laws.

(ff)        Beneficial Ownership Certification.  As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 4.2       Representations and Warranties of the Borrower Relating to this Agreement and the Collateral.

The Borrower hereby represents and warrants, as of the Closing Date, each Measurement Date and each Funding Date:

(a)          Valid Security Interest.  This Agreement constitutes a valid grant of a security interest in all of the Collateral to the Collateral Custodian, for the benefit of the Secured Parties, which security interest constitutes a valid and first priority perfected security interest in all of the Collateral (subject to Permitted Liens) in that portion of the Collateral in which a security interest may be created under Article 9 of the UCC as in effect from time to time in the State of New York.

(b)        Eligibility of Collateral.  As of the Closing Date and each Funding Date, (i) the information contained in each Funding Notice delivered pursuant to Section 2.2, is an accurate and complete listing of all Loans included in the Collateral as of the related Funding Date and the information contained therein with respect to the identity of such Loans and the amounts owing thereunder is true, correct and complete as of the related Funding Date and (ii) each Loan included in any Borrowing Base Certificate is an Eligible Loan at such time.

(c)          No Fraud.  Each Loan (i) originated by the Borrower was originated by the Borrower without any fraud or material misrepresentation and (ii) originated by an unaffiliated third party was, to the Borrower’s actual knowledge, originated without any fraud or material misrepresentation.

Section 4.3       Representations and Warranties of the Collateral Manager.

The Collateral Manager represents and warrants as follows as of each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below, in which case such representation and warranty shall be made as of such date):

(a)          Organization and Good Standing.  The Collateral Manager has been duly formed, and is validly existing as a statutory trust in good standing, under the laws of the State of Delaware, with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted.

(b)         Due Qualification.  The Collateral Manager is duly qualified to do business and is in good standing as a statutory trust, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified, licensed or approved would not reasonably be expected to have a Material Adverse Effect.

(c)        Power and Authority; Due Authorization; Execution and Delivery.  The Collateral Manager (i) has all necessary power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary action, the execution, delivery and performance of each Transaction Document to which it is a party.  This Agreement and each other Transaction Document to which the Collateral Manager is a party have been duly executed and delivered by the Collateral Manager.

(d)         Binding Obligation.  Each Transaction Document to which the Collateral Manager is a party constitutes a legal, valid and binding obligation of the Collateral Manager enforceable against the Collateral Manager in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(e)          No Violation.  The consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Collateral Manager’s Governing Documents, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Collateral Manager’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law in any material respect.

(f)         No Proceedings.  There is no litigation, proceeding or investigation pending or, to the knowledge of the Collateral Manager, threatened against the Collateral Manager, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Collateral Manager is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Collateral Manager is a party or (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect.

(g)        All Consents Required.  All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Collateral Manager of each Transaction Document to which the Collateral Manager is a party have been obtained, other than any approvals, authorizations, consents, orders, licenses or other actions which the failure to obtain would not reasonably be expected to result in a Material Adverse Effect.

(h)          Reports Accurate.  All information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Collateral Manager to the Administrative Agent or any Lender by any Loan Party in connection with this Agreement are as of their respective delivery dates true, complete and correct in all material respects after giving effect to any updates thereto; provided that, to the extent any such information was furnished to the Collateral Manager by a related Obligor or any other third party, such information is as of its delivery date true, complete and correct in all material respects to the actual knowledge of the Collateral Manager.

(i)        Solvency.  The Collateral Manager is not the subject of any Insolvency Proceedings or Insolvency Event.  The transactions under the Transaction Documents to which the Collateral Manager is a party do not and will not render the Collateral Manager not Solvent.

(j)          No Fraud.  Each Loan originated by an unaffiliated third party was, to the Collateral Manager’s actual knowledge, originated without any fraud or material misrepresentation.

(k)          Compliance with Law.  The Collateral Manager has complied in all material respects with all Applicable Law to which it may be subject.

(l)           Reserved.

(m)        Sanctions.  None of (i) the Collateral Manager or any of its directors, officers, employees, or, to the Collateral Manager’s knowledge, agents, or (ii) any Person directly or indirectly Controlling the Collateral Manager or any Person directly or indirectly Controlled by the Collateral Manager, (A) is a Sanctioned Person; (B) is owned or controlled by, or is or has been acting or purporting to act for or on behalf of, directly or indirectly, a Sanctioned Person; or (C) is, to the Collateral Manager’s knowledge, under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions.  No investor in such Person is a Sanctioned Person.  The Collateral Manager will notify each Lender and the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this Section 4.3(m).

(n)        Anti-Money Laundering Laws and Anti-Corruption Laws.  None of the Collateral Manager, any of its directors, officers, employees, or agents, any Person directly or indirectly Controlling the Collateral Manager, or any Person directly or indirectly Controlled by the Collateral Manager, is, to the Collateral Manager’s knowledge, under investigation for an alleged violation of Anti-Money Laundering Laws or Anti-Corruption Laws by a Governmental Authority that enforces such laws.

(o)          Investment Company Act.  The Collateral Manager is not registered as an “investment company” within the meaning of, and is not required to register as an “investment company” under, the 1940 Act.

Section 4.4       Representations and Warranties of the Collateral Custodian.

The Collateral Custodian in its individual capacity and as Collateral Custodian represents and warrants as follows:

(a)         Organization; Power and Authority.  It is a trust company duly organized and validly existing and in good standing under the laws of the Commonwealth of Massachusetts.  It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement.

(b)         Due Authorization.  The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Custodian, as the case may be.

(c)          No Conflict.  The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Contractual Obligations to which the Collateral Custodian is a party or by which it or any of its property is bound.

(d)          No Violation.  The execution and delivery of this Agreement, the performance of the Transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law as to the Collateral Custodian.

(e)         All Consents Required.  All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Custodian, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Custodian of the transactions contemplated hereby and the fulfillment by the Collateral Custodian of the terms hereof have been obtained.

(f)         Validity, Etc.  This Agreement constitutes the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(g)       Corporate Collateral Custodian Required; Eligibility.  The Collateral Custodian (including any successor Collateral Custodian appointed pursuant to Section 7.5) hereunder (x)(i) is a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) is authorized under such laws to exercise corporate trust powers, (iii) has a combined capital and surplus of at least $200,000,000, and (iv) is subject to supervision or examination by federal or state authority, or (y) is otherwise acceptable to the Borrower (or the Collateral Manager on its behalf) and the Administrative Agent.  If such banking association publishes reports of condition at least annually, pursuant to Applicable Law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 4.4(g) its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published.  In case at any time the Collateral Custodian shall cease to be eligible in accordance with the provisions of this Section 4.4(g), the Collateral Custodian shall give prompt notice to the Borrower, the Collateral Manager and the Lenders that it has ceased to be eligible to be the Collateral Custodian.

Section 4.5       Representations and Warranties of the Equityholder.

The Equityholder (in such capacity or as the Seller) hereby represents and warrants, as applicable, as of the Closing Date, each Measurement Date:

(a)         No Fraud.  Each Loan originated by an unaffiliated third party was, to the best of the Seller’s knowledge, originated without any fraud or material misrepresentation.

(b)         Sanctions.  None of (i) the Equityholder or any of its directors, officers, employees, or, to the knowledge of the Equityholder, agents, or (ii) any Person directly or indirectly Controlling the Seller or the Equityholder or any Person directly or indirectly Controlled by the Equityholder (A) is a Sanctioned Person; (B) is owned or controlled by, or is or has been acting or purporting to act for or on behalf of, directly or indirectly, a Sanctioned Person; or (C) is, to the Equityholder’s knowledge, under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions.  No investor in such Person is a Sanctioned Person.  The Equityholder will notify each Lender and Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this Section 4.5(b).

(c)         Anti-Money Laundering Laws and Anti-Corruption Laws.  None of the Equityholder or any of its directors, officers, employees, or agents, any Person directly or indirectly Controlling the Equityholder or any Person directly or indirectly Controlled by the Equityholder is, to the Equityholder’s knowledge, under investigation for an alleged violation of Anti-Money Laundering Laws or Anti-Corruption Laws by a Governmental Authority that enforces such laws.

ARTICLE V

GENERAL COVENANTS

Section 5.1       Affirmative Covenants of the Borrower.

The Borrower covenants and agrees with the Lenders that during the Covenant Compliance Period:

(a)        Compliance with Laws.  The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Collateral or any part thereof.

(b)         Preservation of Company Existence.  The Borrower will (i) preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation, (ii) qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have, or could reasonably be expected to have, a Material Adverse Effect and (iii) maintain the Governing Documents of the Borrower in full force and effect and shall not amend the same without the prior written consent of the Administrative Agent.

(c)          Performance and Compliance with Collateral.  The Borrower will, at its expense, timely and fully perform and comply in all material respects (or, by exercising its rights thereunder, cause the applicable Seller to perform and comply pursuant to the Sale Agreement and/or the Master Participation Agreement, as applicable) with all provisions, covenants and other promises required to be observed by it under the Collateral, the Transaction Documents and all other agreements related to such Collateral.

(d)         Keeping of Records and Books of Account.  The Borrower will (or will cause the Collateral Manager to) keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities.  The Borrower will permit any representatives designated by the Administrative Agent to visit and inspect the financial records and the properties of such person during normal office hours and upon reasonable notice no more than once in any fiscal year when no Event of Default is in existence; provided that after the occurrence of an Event of Default and during its continuance, there shall be no limit to the number of such visits and inspections, and after the resolution of such Event of Default, the number of visits occurring in the current fiscal year shall be deemed to be zero.

(e)         Protection of Interest in Collateral.  With respect to the Collateral acquired by the Borrower, the Borrower will (i) acquire such Collateral pursuant to and in accordance with the terms of the Sale Agreement, the Master Participation Agreement or directly from a third party, (ii) at the Borrower’s expense, take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral free and clear of any Lien other than Permitted Liens, including, without limitation, (a) with respect to the Loans and that portion of the Collateral in which a security interest may be perfected by filing and maintaining (at the Borrower’s expense), effective financing statements against the Seller in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof) and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (iii) permit the Administrative Agent or its agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable notice examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Borrower having knowledge of such matters no more than once in any fiscal year when no Event of Default is in existence and (iv) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

(f)           Deposit of Collections.

(i)      Promptly (but in no event later than two (2) Business Days) after acquisition of a Loan, the Borrower shall, or shall cause the Collateral Manager to, instruct the related Obligor (or (x) with respect to any Agented Loan, the paying agent or (y) with respect to any Closing Date Participation Interest for which the Elevation Date has not yet occurred, the applicable participation seller) to deliver all Collections in respect of the Collateral to the General Collection Account, the Canadian Dollar Account, the Euro Account, the GBP Account or the AUD Account, as applicable.  Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

(ii)    The Borrower shall promptly (but in no event later than two (2) Business Days after receipt thereof), or shall cause the Collateral Manager to, identify Principal Collections and Interest Collections and direct the Collateral Custodian and the Securities Intermediary to transfer (or cause the transfer of) the same to the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account, the Canadian Dollar Account, the Euro Account, the GBP Account or the AUD Account, as applicable.

(g)          Special Purpose Entity.  The Borrower shall be in compliance with the special purpose entity requirements set forth in Section 4.1(u).

(h)         Events of Default.  Within three (3) Business Days following the knowledge or receipt of notice by a Responsible Officer of the Borrower of the occurrence of any Event of Default or Default, the Borrower will provide the Administrative Agent with written notice of the occurrence of such Event of Default or Default of which the Borrower has knowledge or has received notice.  In addition, such notice will include a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action, if any, that the Borrower proposes to take with respect thereto.

(i)         Obligations.  The Borrower shall pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof.

(j)          Taxes.  The Borrower (i) will be classified as either (x) a domestic partnership (each of whose partners (as determined for U.S. federal income tax purposes) will be U.S. Persons) or (y) a disregarded entity of a U.S. Person for U.S. federal income tax purposes and (ii) will timely file or cause to be filed all U.S. federal, state , and other material Tax returns and reports required to be filed by it and will pay or cause to be paid all U.S. federal, state, and other material Taxes required to be paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower sets aside on its books adequate reserves in accordance with GAAP.

(k)         Use of Proceeds.  The Borrower will use the proceeds of the Advances only to acquire Eligible Loans, to fund draws under Delayed Draw Loans and Revolving Loans, to make distributions to its member in accordance with and subject to the terms hereof or to pay related expenses payable hereunder in accordance with Section 2.7 and Section 2.8.

(l)          Obligor Notification Forms.  The Administrative Agent may, in its discretion after the occurrence of a Collateral Manager Event of Default or an Event of Default, send notification forms giving each relevant administrative agent or Obligor, as applicable, notice of the Collateral Custodian’s interest, on behalf of the Secured Parties, in the Collateral and the obligation to make payments as directed by the Administrative Agent.

(m)        Adverse Claims.  The Borrower will not create, or participate in the creation of, or permit to exist, any Liens on any of the Accounts other than the Lien created by this Agreement.

(n)          Notices.  The Borrower will furnish each of the following documents to the Administrative Agent, which shall forward copies of the same to the Lenders:

(i)     Auditors’ Management Letters.  As soon as reasonably practicable, after the receipt thereof, any auditors’ management letters are received by the Borrower or by its accountants;

(ii)    Income Tax Liability.  Within ten (10) Business Days after the receipt of revenue agent reports or other written proposals, determinations or assessments of the IRS or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of, or assess or propose the collection of Taxes required to have been withheld by, the Borrower which equal or exceed $1,000,000 in the aggregate, telephonic or facsimile notice (confirmed in writing within five (5) Business Days) specifying the nature of the items giving rise to such adjustments and the amounts thereof;

(iii)   Representations and Warranties.  As soon as reasonably practicable, after receiving actual knowledge or notice of the same, the Borrower shall notify the Administrative Agent if any representation or warranty set forth in Section 4.1 or Section 4.2 was materially incorrect at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances.  In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the actual knowledge of the Borrower which would render any of the said representations and warranties untrue in any material respect as of such Funding Date;

(iv)     ERISA.  Promptly after receiving notice of any “reportable event” (as defined in Title IV of ERISA) with respect to the Borrower (or any ERISA Affiliate thereof), a copy of such notice;

(v)      Proceedings.  As soon as possible and in any event within three (3) Business Days after a Responsible Officer of the Borrower receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Collateral Custodian’s interest, on behalf of the Secured Parties, in the Collateral, the Borrower or the Equityholder; provided that, notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Collateral Custodian’s interest, on behalf of the Secured Parties, in the Collateral, the Borrower or the Equityholder in excess of $5,000,000 (or, with respect to the Borrower, $500,000) shall be deemed to be material for purposes of this Section 5.1(n)(v);

(vi)    Notice of Certain Events.  Promptly upon the Borrower becoming aware thereof (and in any event within three (3) Business Days thereof), notice of (1) any Collateral Manager Event of Default, (2) any Value Adjustment Event, (3) any failure to comply with Section 5.1(t), (4) any other event or circumstance that could reasonably be expected to have a Material Adverse Effect or (5) any event or circumstance whereby any Loan which was included in the latest calculation of any Borrowing Base as an Eligible Loan shall fail to meet one or more of the criteria (other than criteria waived in writing by the Administrative Agent on or prior to the related Funding Date in respect of such Loan) listed in the definition of “Eligible Loan”;

(vii)   Corporate Changes.  As soon as possible and in any event within ten (10) Business Days after the effective date thereof, notice of any change in the name, jurisdiction of organization, organizational structure or location of records of the Borrower; provided that, the Borrower agrees not to effect or permit any change referred to in this sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Custodian (for the benefit of the Secured Parties) to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral; and

(viii)  Accounting Changes.  As soon as possible and in any event within ten (10) Business Days after the effective date thereof, notice of any change in the accounting policies of the Borrower.

(ix)    Notice of Liens.  Promptly after receipt by the Borrower of knowledge or notice thereof, the Borrower will notify the Administrative Agent and the Collateral Custodian of the existence of any Lien (including Liens for Taxes) other than Permitted Liens on any Collateral and the Borrower shall defend the right, title and interest of the Collateral Custodian (for the benefit of the Secured Parties) in, to and under the Collateral against all claims of third parties; provided that, nothing in this Section 5.1(n)(ix) shall prevent or be deemed to prohibit the Borrower from suffering to exist Permitted Liens upon any of the Collateral.

(o)          Contest Recharacterization.  The Borrower shall in good faith contest any attempt to recharacterize the treatment of the Loans as property of the bankruptcy estate of the Seller.

(p)          Payment Date Reporting.  The Borrower shall cause the Collateral Manager to deliver a Payment Date Statement, in each case, determined as of the related Determination Date, and delivered (which delivery may be via electronic mail) to the Administrative Agent and the Collateral Custodian not later than two (2) Business Days prior to the related Payment Date.  Each such Payment Date Statement shall contain instructions to the Collateral Custodian to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable.

(q)          Financial Statements.  The Borrower shall furnish to the Administrative Agent for distribution to each Lender:

(i)      for each fiscal year of the Equityholder commencing with the 2026 fiscal year, promptly, but in any event within one hundred twenty (120) days after the end of such fiscal year of such Person a copy of the consolidated audited balance sheet of such Person (including its Subsidiaries) as at the end of such year and the related statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by an independent certified public accountants of nationally recognized standing;

(ii)    for each of the first three fiscal quarters of each fiscal year of the Equityholder commencing with the quarter ending in June 2026, promptly, but in any event within ninety (90) days after the end of such fiscal quarter of the Equityholder, a copy of the consolidated unaudited balance sheet of the Borrower, as at the end of such quarter and the related statements of income and retained earnings for such fiscal quarter; and

(iii)    all such financial statements shall be complete and correct, and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

(r)          Other Information.  The Borrower shall furnish to the Administrative Agent for distribution to each Lender:

(i)     on each Measurement Date, a Borrowing Base Certificate showing the Borrowing Base as of such date, certified as complete and correct in all material respects by a Responsible Officer;

(ii)      within five (5) Business Days following its effective date, a copy of any material amendment, restatement, supplement, waiver or other modification to any Underlying Instrument of any Eligible Loan, together with any documentation prepared by the Borrower or the Collateral Manager in connection therewith;

(iii)     within ten (10) Business Days after the same are sent, copies of all financial statements and reports which the Borrower sends to all of its investors, generally; and

(iv)    within ten (10) Business Days after the same are filed, copies of all financial statements, filings and reports which the Borrower may make to, or file with, the SEC or any successor or analogous Governmental Authority.

(v)     as soon as reasonably practicable, such additional financial and other information as the Administrative Agent may from time to time reasonably request.

(s)         Further Assurances.  The Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, agreements or instruments) that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Transaction Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens) of the security interests and Liens created or intended to be created hereby.  Such security interests and Liens will be created hereunder and the Borrower shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as it shall reasonably request to evidence compliance with this Section 5.1(s).  The Borrower agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

(t)          Non‑Consolidation.  The Borrower shall at all times refrain from any action, or conducting its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding, or that otherwise causes it to make incorrect any of the assumptions made by Milbank LLP in its opinions delivered pursuant to Section 3.1.

(u)         Loan Acquisitions.  All Loans acquired by the Borrower shall be acquired from the applicable Seller pursuant to the Sale Agreement or the Master Participation Agreement or from an unaffiliated third party; it being understood and agreed that, for administrative convenience, Loans acquired by the Seller from Affiliates may be settled directly into the Borrower.

(v)         Lien Searches Against Obligors.  The Administrative Agent shall, at any time, have the right to run a UCC lien search against any Obligor.  Each such UCC lien search shall be at the sole expense of the Borrower.

(w)        Other.  The Borrower will furnish to the Administrative Agent as soon as reasonably practicable, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Collateral Custodian or the other Secured Parties under or as contemplated by this Agreement.

(x)         Compliance with Sanctions.  The Borrower shall, and shall ensure that (i) its directors, officers, employees, and, to its knowledge, agents, and (ii) any Person directly or indirectly Controlling the Borrower, any Person directly or indirectly Controlled by the Borrower, will, comply with all applicable Sanctions.  The Borrower shall institute, maintain and comply with, and shall ensure that any Person directly or indirectly Controlling the Borrower and any Person directly or indirectly Controlled by the Borrower has instituted, maintains and complies with policies, procedures and controls reasonably designed to ensure compliance with Sanctions.  The Borrower will notify each Lender and the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this Section 5.1(x).

(y)         Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws.  The Borrower shall, and the Borrower shall ensure that (i) its directors, officers, employees, and, to its knowledge, agents, and (ii) each Person directly or indirectly Controlling the Borrower and each Person directly or indirectly Controlled by the Borrower will comply with all applicable Anti–Money Laundering Laws and Anti-Corruption Laws.  The Borrower shall not, and the Borrower shall ensure that each Person directly or indirectly Controlling the Borrower and each Person directly or indirectly Controlled by the Borrower (i) will not directly or, to its knowledge, indirectly, use the proceeds of any Advance hereunder to fund, finance or facilitate any activities, business or transactions that are in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (ii) will not, to its knowledge, fund any repayment of the Obligations with proceeds that are directly or indirectly derived from any transaction or activity that is prohibited by any Anti-Corruption Laws or Anti-Money Laundering Laws, or that could otherwise cause any Lender or any other party to this Agreement to be in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.  The Borrower shall institute, maintain and comply with, and shall ensure that any Person directly or indirectly Controlling the Borrower and any Person directly or indirectly Controlled by the Borrower has instituted, maintains and complies with policies, procedures and controls reasonably designed to ensure compliance with Anti-Money Laundering Laws and Anti-Corruption Laws.

(z)         Beneficial Ownership Regulation.  Promptly following any request therefor, the Borrower shall deliver to the Administrative Agent or any Lender information and documentation reasonably requested by the Administrative Agent or such Lender, as applicable, for purposes of compliance with the Beneficial Ownership Regulation.

(aa)      Borrower Enforceability Covenant.  The Borrower shall ensure that no Governmental Authority shall directly contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder.

(bb)       Lien Releases.  Within 30 days of the Effective Date, the Borrower shall deliver to the Administrative Agent an executed copy of a lien release letter with respect to each Seller in form and substance reasonably satisfactory to the Administrative Agent.

(cc)       Other.  The Borrower will furnish to the Administrative Agent promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Collateral Manager or the Borrower as the Administrative Agent or any Lender may from time to time reasonably request in order to protect the interests of the Administrative Agent or the other Secured Parties under or as contemplated by this Agreement.

Section 5.2       Negative Covenants of the Borrower.

During the Covenant Compliance Period:

(a)        Other Business.  The Borrower will not (i) engage in any business other than (A) entering into and performing its obligations under the Transaction Documents and other activities contemplated by the Transaction Documents, (B) the acquisition, ownership and management of the Collateral and (C) the sale of Loans as permitted hereunder, (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to this Agreement and the other Transaction Documents, or (iii) other than as expressly permitted hereunder, form any Subsidiary or make any Investment in any other Person.

(b)         Collateral Not to be Evidenced by Instruments.  The Borrower will take no action to cause any Loan that is not, as of the Closing Date or the related Funding Date, as the case may be, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Loan or unless such Instrument is promptly delivered to the Collateral Custodian, together with an Indorsement in blank, as collateral security for such Loan.

(c)       Security Interests.  Except as otherwise permitted herein and in respect of any Discretionary Sale, Substitution or other sale permitted hereunder or required under the Sale Agreement, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any Collateral, whether now existing or hereafter transferred hereunder, or any interest therein.

(d)         Mergers, Acquisitions, Sales, etc.  The Borrower will not be a party to any merger or consolidation, or purchase or otherwise acquire any of the assets (other than Eligible Loans in accordance with the terms hereof) or any stock of any class of, or any partnership or joint venture interest in, any other Person (excluding receipt of Equity Securities in the ordinary course of collection of a debt previously contracted in good faith), or sell, transfer, convey or lease any of its assets, or sell or assign with or without recourse any Collateral or any interest therein, other than as permitted or required pursuant to this Agreement or the Sale Agreement.

(e)          Restricted Payments.  The Borrower shall not make any Restricted Payments other than in accordance with Sections 2.7 and 2.8, except that:

(i)       the Borrower may declare and make (x) a Permitted RIC Distribution to the Equityholder to the extent required in accordance with the definition thereof or (y) Restricted Payments to the Equityholder during the Revolving Period from the proceeds of any Advance, in each case, if each of the following conditions are satisfied (unless waived in writing by the Administrative Agent in its sole discretion):

(1) no Event of Default shall have occurred and be continuing or will result from the making of such distribution;

(2) no Borrowing Base Deficiency shall have occurred and be continuing or will result from the making of such distribution; and

(3) the Collateral Manager has provided to the Administrative Agent a written certification that it has determined in accordance with the Collateral Manager Standard that sufficient proceeds will remain in the amount necessary for all payments to be made on the next Payment Date (x) in the case of distributions of Interest Collections, pursuant to Section 2.7(a)(1) through Section 2.7(a)(3) and (y) in the case of distributions of Principal Collections, pursuant to Section 2.7(b)(1) through Section 2.7(b)(3); and

(ii)     the Borrower may make distributions of any Equity Security to the Equityholder as a distribution thereon in accordance with Section 2.14(g).

(f)         Change of Location of Underlying Instruments.  The Borrower shall not, without the prior consent of the Administrative Agent, consent to the Collateral Custodian moving any Certificated Securities or Instruments from the Collateral Custodian’s Corporate Trust Office on the Closing Date, unless the Borrower has given at least thirty (30) days’ written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to ensure that the Collateral Custodian’s first priority perfected security interest (for the benefit of the Secured Parties, subject to Permitted Liens) continues in effect.

(g)        ERISA Matters.  The Borrower will not (a) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Pension Plan other than a Multiemployer Plan, (c) fail to make or permit any ERISA Affiliate to fail to make, any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate any Pension Plan so as to result in any liability, or (e) permit to exist any occurrence of any Reportable Event with respect to a Pension Plan.

(h)         Governing Documents.  The Borrower will not amend, modify, waive or terminate any provision of its Governing Documents without the prior written consent of the Administrative Agent in its sole discretion.

(i)         Changes in Payment Instructions to Obligors.  The Borrower will not make any change, or permit the Collateral Manager to make any change, in its instructions to any relevant administrative agent or Obligor, as applicable, regarding payments to be made with respect to the Collateral to the General Collection Account, the Canadian Dollar Account, the Euro Account, the GBP Account or the AUD Account, as applicable, unless the Administrative Agent has consented in writing to such change.

(j)        Preservation of Security Interest.  The Borrower (at its expense) hereby authorizes the Collateral Custodian to file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected ownership and security interest of the Collateral Custodian for the benefit of the Secured Parties in, to and under the Loans and proceeds thereof and that portion of the Collateral in which a security interest may be perfected by filing.

(k)          Extension or Amendment of Collateral.  The Borrower shall not, except as otherwise permitted in Section 6.8(d), extend, amend or otherwise modify the terms of any Loan without the prior written consent of the Administrative Agent in its sole discretion.

(l)          Fiscal Year.  The Borrower shall not change its fiscal year or method of accounting without providing the Administrative Agent with at least ten (10) days’ prior written notice (i) providing a detailed explanation of such changes and (ii) including pro forma financial statements demonstrating the impact of such change.

(m)         Ownership.  The Borrower shall not have any owners other than the Seller.

(n)         Compliance with Sanctions.  The Borrower shall not, and shall ensure that any Person directly or indirectly Controlling the Borrower, any Person directly or indirectly Controlled by the Borrower will not directly or, to its knowledge, indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund, finance or facilitate any activities, business or transactions of or with a Sanctioned Person or (ii) in any other manner that is prohibited by Sanctions or that could otherwise cause any Lender to be in breach of any Sanctions.  The Borrower will not, to its knowledge, fund any repayment of the Obligations with proceeds derived, directly or indirectly, from any transaction that is prohibited by Sanctions or that could otherwise cause any Lender or any other party to this Agreement, to be in breach of any Sanctions.  The Borrower will notify each Lender and the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this Section 5.2(n).

Section 5.3       Affirmative Covenants of the Collateral Manager.

The Collateral Manager covenants and agrees with the Lenders that during the Covenant Compliance Period:

(a)          Compliance with Law.  The Collateral Manager will comply in all material respects with all Applicable Law, including those with respect to the Collateral or any part thereof.

(b)        Preservation of Company Existence.  The Collateral Manager will (i) preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation and (ii) qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)         Performance and Compliance with Collateral.  The Collateral Manager will exercise its rights hereunder in order to permit the Borrower to duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each item of Collateral and will take all necessary action to preserve the first priority security interest of the Collateral Custodian for the benefit of the Secured Parties in the Collateral.  It is understood and agreed that the Collateral Manager does not hereby assume any obligations of the Borrower in respect of any Advances hereunder or under any other agreement executed in connection herewith.

(d)          Keeping of Records and Books of Account.

(i)       The Collateral Manager will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral and the identification of the Collateral.

(ii)     The Collateral Manager shall permit the Administrative Agent or its designated representatives, to visit the offices of the Collateral Manager during normal office hours and upon reasonable notice and examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Collateral Manager having knowledge of such matters; provided, that the Borrower and the Collateral Manager shall not be liable to the Administrative Agent for costs or expenses related to more than one (1) such visit in any calendar year.

(iii)    The Collateral Manager will on or prior to the date hereof, mark its master data processing records and other books and records relating to the Collateral indicating that the Loans are owned by the Borrower subject to the Lien of the Collateral Custodian as agent for the Secured Parties hereunder.

(iv)    The Collateral Manager will cooperate with the Borrower and provide all information in its possession or reasonably available to it to the Borrower or any Person designated by the Borrower to receive such information so the Borrower may comply with and perform its obligations under the Transaction Documents solely to the extent in the possession of the Collateral Manager or attainable thereby without undue burden or expense, other than (A) information and records protected by the attorney-client privilege, privilege afforded to attorney work product or similar privilege in the Collateral Manager’s reasonable judgment exercised in accordance with the Collateral Manager Standard, (B) information and records which the Collateral Manager may not disclose without violating Applicable Law and (C) information and records the disclosure of which would violate any confidentiality agreement or restriction.

(e)       Events of Default.  Within three (3) Business Days following a Responsible Officer of the Collateral Manager obtaining knowledge or receiving notice of the occurrence of any Event of Default or Default, the Collateral Manager will provide the Borrower, the Administrative Agent and the Lenders with written notice of the occurrence of such Event of Default or Default of which a Responsible Officer of the Collateral Manager has knowledge or has received notice.  In addition, such notice will include a written statement of a Responsible Officer of the Collateral Manager setting forth the details (to the extent known by the Collateral Manager) of such event and the action, if any, that the Collateral Manager proposes to take with respect thereto.

(f)         Other.  The Collateral Manager will promptly furnish to the Administrative Agent such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Collateral Manager as the Administrative Agent or any Lender may from time to time reasonably request in order to protect the interests of the Secured Parties under or as contemplated by this Agreement.

(g)         Proceedings.  The Collateral Manager will furnish to the Administrative Agent, as soon as possible and in any event within three (3) Business Days after the Collateral Manager receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, or the Borrower, the Collateral Manager, the Seller or any of their Affiliates; provided that notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, or the Borrower, the Collateral Manager, the Seller or any of their Affiliates, in excess of (i) with respect to the Borrower, $500,000 and (ii) otherwise, $5,000,000 shall, in each case, be deemed to be material for purposes of this Section 5.3(g).

(h)        Deposit of Collections.  The Collateral Manager shall (and shall cause each of its Affiliates to) promptly, but in any event within two (2) Business Days after its receipt and identification thereof, deposit any Collections received by it into the Collection Account, the Canadian Dollar Account, the Euro Account, the GBP Account or the AUD Account, as applicable, and provide the related Obligor (or paying agent), with instructions to remit payments directly to the Collection Account as required herein.

(i)          Required Notices.  The Collateral Manager will furnish to the Borrower and the Administrative Agent, promptly upon obtaining knowledge thereof (and, in any event, within two (2) Business Days), notice of (1) any Collateral Manager Event of Default, (2) any Value Adjustment Event, (3) any Change of Control with respect to the Collateral Manager, (4) any other event or circumstance with respect to the Collateral Manager that could reasonably be expected to have a Material Adverse Effect, (5) any event or circumstance whereby any Loan which was included in the latest calculation of any Borrowing Base as an Eligible Loan shall fail to meet one or more of the criteria (other than criteria waived in writing by the Administrative Agent, on or prior to the related Funding Date in respect of such Loan) listed in the definition of “Eligible Loan” or (6) the existence of any Lien (including Liens for Taxes) other than Permitted Liens on any Collateral.

(j)         Accounting Changes.  As soon as reasonably practicable, and in any event within ten (10) Business Days after the effective date thereof, the Collateral Manager will provide to the Administrative Agent notice of any change in the accounting policies of the Collateral Manager that could reasonably be expected to result in a Material Adverse Effect.

(k)         Loan Register.  The Collateral Manager will maintain, or cause to be maintained, with respect to each Noteless Loan a register (which may be in physical or electronic form and readily identifiable as the loan asset register) (each, a “Loan Register”) in which it will record, or cause to be recorded, (v) the principal amount of such Noteless Loan, (w) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Noteless Loan received from the related Obligor, (y) the date of origination of such Noteless Loan and (z) the maturity date of such Noteless Loan.  At any time a Noteless Loan is included in the Collateral, the Collateral Manager shall deliver electronically to the Administrative Agent and the Collateral Custodian a copy of the related Loan Register, together with a certificate of a Responsible Officer of the Collateral Manager certifying to the accuracy of such Loan Register as of the date of acquisition of such Noteless Loan by the Borrower, all of which information and certifications shall be deemed included in the applicable Borrowing Base Certificate.

(l)         Compliance with Sanctions.  The Collateral Manager shall, and shall ensure that (i) its directors, officers, employees and, to the Collateral Manager’s knowledge, agents, and (ii) any Person directly or indirectly Controlling the Collateral Manager and any Person directly or indirectly Controlled by the Collateral Manager, comply with all applicable Sanctions.  The Collateral Manager shall institute, maintain and comply with, and shall ensure that any Person directly or indirectly Controlling the Collateral Manager and any Person directly or indirectly Controlled by the Collateral Manager has instituted, maintains and complies with policies, procedures and controls reasonably designed to ensure compliance with Sanctions.  The Collateral Manager will notify each Lender and the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this Section 5.3(l).

(m)      Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws.  The Collateral Manager shall, and shall ensure that (i) its directors, officers, employees and, to the Collateral Manager’s knowledge, agents, and (ii) each Person directly or indirectly Controlling the Collateral Manager and each Person directly or indirectly Controlled by the Collateral Manager will comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws.  The Collateral Manager shall, and shall ensure that each Person directly or indirectly Controlling the Collateral Manager and each Person directly or indirectly Controlled by the Collateral Manager will: (i) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (ii) not directly or, to its knowledge, indirectly, use the proceeds of any Advance hereunder to fund, finance, or facilitate any activities, business or transactions that are in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iii) ensure that the Borrower does not, to its knowledge, fund any repayment of the Obligations with proceeds that are directly or indirectly derived from any transaction or activity that is prohibited by any Anti-Corruption Laws or Anti-Money Laundering Laws, or that could otherwise cause any Lender or any other party to this Agreement to be in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

Section 5.4       Negative Covenants of the Collateral Manager.

During the Covenant Compliance Period:

(a)         Mergers, Acquisition, Sales, etc.  The Collateral Manager will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Collateral Manager is the surviving entity and unless:

(i)      the Collateral Manager has delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel (which may rely on an Officer’s Certificate as to factual matters such as whether or not such transaction would cause an Event of Default), each stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.4 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Collateral Manager and such other matters as the Administrative Agent may reasonably request;

(ii)     the Collateral Manager shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent; and

(iii)    after giving effect thereto, no Event of Default or Collateral Manager Event of Default or event that with notice or lapse of time would constitute either an Event of Default or a Collateral Manager Event of Default shall have occurred.

(b)        Change of Location of Underlying Instruments.  The Collateral Manager shall not, without the prior consent of the Administrative Agent, consent to the Collateral Custodian moving any Certificated Securities or Instruments from the Collateral Custodian’s Corporate Trust Office on the Closing Date, unless the Collateral Manager has given at least thirty (30) days’ written notice to the Administrative Agent and has authorized the Administrative Agent to take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Custodian as agent for the Secured Parties in the Collateral.

(c)         Change in Payment Instructions to Obligors.  The Collateral Manager will not make any change in its instructions to Obligors or agents of Agented Loans regarding payments to be made with respect to the Collateral to the General Collection Account, the Canadian Dollar Account, the Euro Account, the GBP Account or the AUD Account, as applicable, unless the Administrative Agent has consented in writing to such change.

(d)        Extension or Amendment of Collateral.  The Collateral Manager shall not, except as otherwise permitted in Section 6.8(d), extend, amend or otherwise modify the terms of any Loan on behalf of the Borrower without the prior written consent of the Administrative Agent in its sole discretion.

(e)        Compliance with Sanctions.  The Collateral Manager shall not, and shall ensure that any Person directly or indirectly Controlling the Collateral Manager, any Person directly or indirectly Controlled by the Collateral Manager will not directly or, to its knowledge, indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund, finance or facilitate any activities, business or transactions of or with a Sanctioned Person or (ii) in any manner that is prohibited by Sanctions or that could otherwise cause any Lender to be in breach of any Sanctions.  The Collateral Manager will not, to its knowledge, cause the funding of any repayment of the Obligations with proceeds derived, directly or indirectly, from any transaction that is prohibited by Sanctions or that could otherwise cause any Lender or any other party to this Agreement, to be in breach of any Sanctions.  The Collateral Manager will notify each Lender and the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this Section 5.4(d).

Section 5.5       Affirmative Covenants of the Collateral Custodian.

During the Covenant Compliance Period:

(a)          Compliance with Law.  The Collateral Custodian will comply in all material respects with all Applicable Law.

(b)       Preservation of Existence.  The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)         Location of Underlying Instruments.  Subject to Section 7.8, the Underlying Instruments shall remain at all times in the possession of the Collateral Custodian at the Corporate Trust Office unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Underlying Instruments to be released to the Collateral Manager on a temporary basis in accordance with the terms hereof, except as such Underlying Instruments may be released pursuant to this Agreement.

(d)        Corporate Collateral Custodian Required; Eligibility.  The Collateral Custodian (including any successor Collateral Custodian appointed pursuant to Section 7.5) hereunder shall at all times (A)(i) be a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $200,000,000, and (iv) be subject to supervision or examination by federal or state authority or (B) is otherwise acceptable to the Borrower (or the Collateral Manager on its behalf) and the Administrative Agent.  If such banking association publishes reports of condition at least annually, pursuant to Applicable Law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 5.5(d) its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published.  In case at any time the Collateral Custodian shall cease to be eligible in accordance with the provisions of this Section 5.5(d), the Collateral Custodian shall give prompt notice to the Borrower, the Collateral Manager and the Lenders that it has ceased to be eligible to be the Collateral Custodian.

Section 5.6       Negative Covenants of the Collateral Custodian.

During the Covenant Compliance Period:

(a)          Underlying Instruments.  The Collateral Custodian will not dispose of any documents constituting the Underlying Instruments in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral except as contemplated by this Agreement.

(b)          No Changes to Collateral Custodian Fee.  The Collateral Custodian will not make any changes to the Collateral Custodian Fee set forth in the Collateral Custodian Fee Letter without the prior written approval of the Administrative Agent and the Borrower.

Section 5.7       Covenants of the Equityholder and the Seller.

(a)          Required Notices.  Each of the Seller and the Equityholder will furnish to the Borrower and the Administrative Agent, as soon as reasonably practicable upon obtaining knowledge thereof (and, in any event, within three (3) Business Days), notice of (1) any Change of Control with respect to such Person, (2) any other event or circumstance with respect to such Person that could reasonably be expected to have a Material Adverse Effect or (3) with respect to the Seller, any Loan sold by the Seller to the Borrower failing to be an Eligible Loan on the date of such sale.

(b)         Negative Pledge.  The Equityholder shall not permit any Person to have a Lien (other than a Permitted Lien) over the Capital Stock of the Borrower.

(c)         Compliance with Sanctions.  None of the Seller, the Equityholder, any Person directly or indirectly Controlling the Seller or the Equityholder or any Person directly or indirectly Controlled by the Seller or the Equityholder will, directly or, to its knowledge, indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund, finance or facilitate any activities, business or transactions of or with a Sanctioned Person or (ii) in any manner that is prohibited by Sanctions or that could otherwise cause any Lender to be in breach of any Sanctions.  The Seller and the Equityholder will not cause, to their knowledge, the funding of any repayment of the Obligations with proceeds derived, directly or indirectly, from any transaction that is prohibited by Sanctions or that could otherwise cause any Lender or any other party to this Agreement to be in breach of any Sanctions.  The Seller and the Equityholder shall, and shall ensure that (i) their respective directors, officers, employees and, to the Seller’s and the Equityholder’s knowledge, agents, and (ii) each Person directly or indirectly Controlling the Seller or the Equityholder and each Person directly or indirectly Controlled by the Seller or the Equityholder will, comply with all applicable Sanctions. The Seller and the Equityholder shall institute, maintain and comply with, and shall ensure that each Person directly or indirectly Controlling the Seller or the Equityholder and each Person directly or indirectly Controlled by the Seller or the Equityholder has instituted, maintains and complies with, policies, procedures and controls reasonably designed to ensure compliance with Sanctions.  The Seller or the Equityholder, as applicable, will notify each Lender and the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this Section 5.7(c).

(d)         Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws.  The Seller and the Equityholder shall, and shall ensure that (i) their respective directors, officers, employees and, to the Seller’s and the Equityholder’s knowledge, agents, and (ii) each Person directly or indirectly Controlling the Seller or the Equityholder and each Person directly or indirectly Controlled by the Seller or the Equityholder will comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws.  The Seller and the Equityholder shall and shall ensure that each Person directly or indirectly Controlling the Seller or the Equityholder and each Person directly or indirectly Controlled by the Seller or the Equityholder: (i) conducts the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (ii) does not directly or, to its knowledge, indirectly, use the proceeds of any Advance hereunder to fund, finance, or facilitate any activities, business or transactions that are in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iii) ensure that the Borrower does not, to its knowledge, fund any repayment of the Obligations with proceeds that are directly or indirectly derived from any transaction or activity that is prohibited by any Anti-Corruption Laws or Anti-Money Laundering Laws, or that could otherwise cause any Lender or any other party to this Agreement to be in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws. The Seller and the Equityholder shall institute, maintain and comply with, and shall ensure that each Person directly or indirectly Controlling the Seller or the Equityholder and each Person directly or indirectly Controlled by the Seller or the Equityholder has instituted, maintains and complies with, policies, procedures and controls reasonably designed to ensure compliance with Anti-Money Laundering Laws and Anti-Corruption Laws.

ARTICLE VI

COLLATERAL MANAGEMENT

Section 6.1       Appointment of the Collateral Manager.

The Collateral Manager is hereby appointed as collateral manager and servicing agent of the Borrower for the purpose of performing certain collateral management functions including, without limitation, directing and supervising the investment and reinvestment of the Loans and Permitted Investments, servicing the Collateral, enforcing the Borrower’s rights and remedies in, to and under the Collateral and performing certain administrative functions on behalf of the Borrower delegated to it under this Agreement and in accordance with the applicable provisions of the Transaction Documents, and the Collateral Manager hereby accepts such appointment.  The Collateral Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Borrower in connection with performing its obligations set forth herein.  Except as may otherwise be expressly provided in this Agreement, the Collateral Manager will perform its obligations hereunder in accordance with the Collateral Manager Standard.  The Collateral Manager and the Borrower hereby acknowledge that the Collateral Custodian, the Administrative Agent and the other Secured Parties are third party beneficiaries of the obligations undertaken by the Collateral Manager hereunder.

Section 6.2       Duties of the Collateral Manager.

(a)          Duties.  Subject to the provisions concerning its general duties and obligations as set forth in Section 6.1 and the terms of this Agreement, the Collateral Manager agrees to manage the investment and reinvestment of the Collateral and shall perform on behalf of the Borrower all duties and functions assigned to the Borrower in this Agreement and the other Transaction Documents and the duties that have been expressly delegated to the Collateral Manager in this Agreement; it being understood that the Collateral Manager shall have no obligation hereunder to perform any duties other than as specified herein and in the other Transaction Documents.  The Borrower hereby irrevocably (except as provided below) appoints the Collateral Manager as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead in connection with the performance of its duties provided for in this Agreement, including, without limitation, the following powers: (A) to give or cause to be given any necessary receipts or acquittance for amounts collected or received hereunder, (B) to make or cause to be made all necessary transfers of the Loans, Equity Securities and Permitted Investments in connection with any acquisition, sale or other disposition made pursuant hereto, (C) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Borrower all necessary or appropriate bills of sale, assignments, agreements and other instruments in connection with any such acquisition, sale or other disposition and (D) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Borrower any consents, votes, proxies, waivers, notices, amendments, modifications, agreements, instruments, orders or other documents in connection with or pursuant to this Agreement and relating to any Loan, Equity Security or Permitted Investment.  The Borrower hereby ratifies and confirms all that such attorney-in-fact (or any substitute) shall lawfully do hereunder and pursuant hereto and authorizes such attorney-in-fact to exercise full discretion and act for the Borrower in the same manner and with the same force and effect as the managers or officers of the Borrower might or could do in respect of the performance of such services, as well as in respect of all other things the Collateral Manager deems necessary or incidental to the furtherance or conduct of the Collateral Manager’s services under this Agreement, subject in each case to the applicable terms of this Agreement.  The Borrower hereby authorizes such attorney-in-fact, in its sole discretion (but subject to applicable law and the provisions of this Agreement), to take all actions that it considers reasonably necessary and appropriate in respect of the Loans, the Equity Securities, the Permitted Investments and this Agreement.  Nevertheless, if so requested by the Collateral Manager or a purchaser of any Loan, Equity Security or Permitted Investment, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Manager or such purchaser all proper bills of sale, assignments, releases, powers of attorney, proxies, dividends, other orders and other instruments as may reasonably be designated in any such request.  Except as otherwise set forth and provided for herein, this grant of power of attorney is coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Borrower.  Notwithstanding anything herein to the contrary, the appointment herein of the Collateral Manager as the Borrower’s agent and attorney-in-fact shall automatically cease and terminate upon the resignation of the Collateral Manager pursuant to Section 6.10 or any termination and removal of the Collateral Manager pursuant to Section 6.11.  Each of the Collateral Manager and the Borrower shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement.  The Collateral Manager shall use reasonable efforts consistent with the Collateral Manager Standard to provide, and is hereby authorized to provide, the following services to the Borrower:

(i)       select the Loans and Permitted Investments to be acquired and select the Loans, Equity Securities and Permitted Investments to be sold or otherwise disposed of by the Borrower;

(ii)      invest and reinvest the Collateral;

(iii)    instruct the Collateral Custodian with respect to any acquisition, disposition, or tender of, or Offer with respect to, a Loan, Equity Security, Permitted Investment or other assets received in respect thereof by the Borrower;

(iv)    perform the investment-related duties and functions (including, without limitation, the furnishing of Funding Notices, Repayment Notices, Reinvestment Notices, Borrowing Base Certificates and other notices and certificates that the Collateral Manager is required to deliver on behalf of the Borrower) as are expressly required to be performed by the Collateral Manager hereunder with regard to acquisitions, sales or other dispositions of Loans, Equity Securities, Permitted Investments and other assets permitted to be acquired or sold under, and subject to this Agreement (including any proceeds received by way of Offers, workouts and restructurings on Loan or other assets owned by the Borrower) and shall comply with any applicable requirements required to be performed by the Collateral Manager in this Agreement with respect thereto;

(v)    negotiate on behalf of the Borrower with prospective originators, sellers or purchasers of Loans as to the terms relating to the acquisition, sale or other dispositions thereof;

(vi)    subject to any applicable terms of this Agreement, monitor the Collateral on behalf of the Borrower on an ongoing basis and shall provide or cause to be provided to the Borrower copies of all reports, schedules and other data reasonably available to the Collateral Manager that the Borrower is required to prepare and deliver or cause to be prepared and delivered under this Agreement, in such forms and containing such information required thereby, in reasonably sufficient time for such required reports, schedules and data to be reviewed and delivered by or on behalf of the Borrower to the parties entitled thereto under this Agreement.  The obligation of the Collateral Manager to furnish such information is subject to the Collateral Manager’s timely receipt of necessary reports and the appropriate information from the Person responsible for the delivery of or preparation of such information or such reports (including without limitation, the Obligors of the Loans, the Borrower, the Collateral Custodian, the Administrative Agent or any Lender) and to any confidentiality restrictions with respect thereto.  The Collateral Manager shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by a Person that the Collateral Manager has no reason to believe is not duly authorized.  The Collateral Manager also may rely upon any statement made to it orally or by telephone and made by a Person the Collateral Manager has no reason to believe is not duly authorized, and shall not incur any liability for relying thereon.  The Collateral Manager is entitled to rely on any other information furnished to it by third parties that it reasonably believes in good faith to be genuine provided that no Responsible Officer of the Collateral Manager has actual knowledge that such information is incorrect;

(vii)   subject to and in accordance with this Agreement, as agent of the Borrower and on behalf of the Borrower, direct the Collateral Custodian to take, or take on behalf of the Borrower, as applicable, any of the following actions with respect to a Loan, Equity Security or Permitted Investment:

(1)           purchase or otherwise acquire such Loan or Permitted Investment;

(2)           retain such Loan, Equity Security or Permitted Investment;

(3)          sell or otherwise dispose of such Loan, Equity Security or Permitted Investment (including any assets received by way of Offers, workouts and restructurings on assets owned by the Borrower) in the open market or otherwise;

(4)           if applicable, tender such Loan, Equity Security or Permitted Investment;

(5)           if applicable, consent to or refuse to consent to any proposed amendment, modification, restructuring, exchange, waiver or Offer and give or refuse to give any notice or direction;

(6)           retain or dispose of any securities or other property (if other than cash) received by the Borrower;

(7)           call or waive any default with respect to any Loan;

(8)           vote to accelerate the maturity of any Loan;

(9)         participate in a committee or group formed by creditors of an Obligor under a Loan or issuer or obligor of a Permitted Investment;

(10)        after the occurrence of the Collection Date, determine in consultation with the Borrower when, in the view of the Collateral Manager, it would be in the best interest of the Borrower to liquidate all or any portion of the Collateral (and, if applicable, after discharge of the Lien of the Collateral Custodian in the Collateral under this Agreement) and, subject to the prior approval of the Borrower, execute on behalf of the Borrower any such liquidation or any actions necessary to effectuate any of the foregoing;

(11)       advise and assist the Borrower with respect to the valuation of the Loans, to the extent required or permitted by this Agreement; and

(12)        exercise any other rights or remedies with respect to such Loan, Equity Security or Permitted Investment as provided in the Underlying Instruments of the Obligor or issuer under such assets or the other documents governing the terms of such assets or take any other action consistent with the terms of this Agreement which the Collateral Manager reasonably determines to be in the best interests of the Borrower.

(viii)   The Collateral Manager may, but shall not be obligated to:

(1)          retain accounting, tax, legal and other professional services on behalf of the Borrower as may be needed by the Borrower; and/or

(2)          consult on behalf of the Borrower with the Collateral Custodian, the Administrative Agent and the Lenders at such times as may be reasonably requested thereby in accordance with this Agreement and provide any such Person requesting the same with the information they are then entitled to have in accordance with this Agreement;

(ix)    in connection with the purchase of any Loan by the Borrower, the Collateral Manager shall prepare, on behalf of the Borrower, the information required to be delivered to the Collateral Custodian with respect to such Loan, the Administrative Agent or any other Lender pursuant to this Agreement.

(x)      prepare and submit claims to, and act as post‑billing liaison with, Obligors on each Loan (for which no administrative or similar agent exists);

(xi)   maintain all necessary records and reports with respect to the Collateral and provide such reports to the Borrower and the Administrative Agent in respect of the management and administration of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Borrower or the Administrative Agent may reasonably request;

(xii)    maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate management and administration records evidencing the Collateral in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;

(xiii)  promptly deliver to the Borrower, the Administrative Agent or the Collateral Custodian, from time to time, such information and management and administration records (including information relating to its performance under this Agreement) as such Person may from time to time reasonably request solely to the extent in the possession of the Collateral Manager or attainable thereby without undue burden or expense, other than (A) information and records protected by the attorney-client privilege, privilege afforded to attorney work product or similar privilege in the Collateral Manager’s reasonable judgment exercised in accordance with the Collateral Manager Standard, (B) information and records which the Collateral Manager may not disclose without violating Applicable Law and (C) information and records the disclosure of which would violate any confidentiality agreement or restriction;

(xiv)   identify each Loan clearly and unambiguously in its records to reflect that such Loan is owned by the Borrower and that the Borrower has granted a security interest therein to the Collateral Custodian for the benefit of the Secured Parties pursuant to this Agreement;

(xv)    notify the Borrower and the Administrative Agent as soon as reasonably practicable upon obtaining actual knowledge of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened to be asserted by an Obligor with respect to any Loan (or portion thereof) of which it has knowledge or has received notice; or (2) that could reasonably be expected to have a Material Adverse Effect;

(xvi)   assist the Borrower in maintaining the first priority, perfected security interest (subject to Permitted Liens) of the Collateral Custodian, for the benefit of the Secured Parties, in the Collateral;

(xvii)  to the extent that the Loan File(s) are not held by the Collateral Custodian, maintain the Loan File(s) with respect to Loans included as part of the Collateral; provided that upon the occurrence of an Event of Default or a Collateral Manager Event of Default, the Administrative Agent may request the Loan File(s) to be sent to the Collateral Custodian or its designee;

(xviii)  to the extent that the Loan File(s) are not held by the Collateral Custodian, with respect to each Loan included as part of the Collateral, make the applicable Loan File available for inspection by the Borrower or the Administrative Agent, upon reasonable advance notice, at the offices of the Collateral Manager during normal business hours; and

(xix)  direct the Collateral Custodian to make payments pursuant to the instructions set forth in the related Payment Date Statement in accordance with Section 2.7 and Section 2.8 and prepare such other reports as required to be prepared by the Collateral Manager pursuant to Section 6.8.

It is acknowledged and agreed that the Borrower possesses only such rights with respect to the enforcement of rights and remedies with respect to the Loans and the Underlying Assets and under the Underlying Instruments as have been transferred to the Borrower with respect to the related Loan, and therefore, for all purposes under this Agreement, the Collateral Manager shall perform its administrative and management duties hereunder only to the extent that, as a lender under the related Underlying Instruments, the Borrower has the right to do so.

(b)         In performing its duties hereunder and when exercising its discretion and judgment in connection with any transactions involving the Loans, Equity Securities or Permitted Investments, the Collateral Manager shall carry out any reasonable written directions of the Borrower for the purpose of preventing a breach of this Agreement or any other Transaction Document; provided that, such directions are not inconsistent with any provision of this Agreement by which the Collateral Manager is bound or Applicable Law.

(c)         In providing services hereunder, the Collateral Manager may, without the consent of any party, but with prior written notice to each of the Borrower and the Administrative Agent, employ third parties, including, without limitation, its Affiliates, to render advice (including investment advice), to provide services to arrange for trade execution and otherwise provide assistance to the Borrower and to perform any of its duties hereunder; provided that such delegation of any of its duties hereunder or performance of services by any other Person shall not relieve the Collateral Manager of any of its duties or liabilities hereunder.

(d)          In performing its duties hereunder and under the other Transaction Documents, the Collateral Manager shall perform its obligations subject to the terms hereof and thereof in accordance with Applicable Law, the terms of this Agreement, the Underlying Instruments and, to the extent consistent with the foregoing, the same care, skill, prudence and diligence with which the Collateral Manager exercises with respect to comparable assets that it manages for itself and its Affiliates having similar investment objectives and restrictions; provided that, with respect to any Collateral Obligation for which the Collateral Manager or an Affiliate is not the originator, the Collateral Manager shall exercise the same care, skill, prudence and diligence with which the Collateral Manager manages and administers loans for its own account or for the account of others (the “Collateral Manager Standard”).

(e)          Notwithstanding anything to the contrary contained herein, the exercise by the Collateral Custodian, the Administrative Agent or the Secured Parties of their rights hereunder (including, but not limited to, the delivery of a Collateral Manager Termination Notice), shall not release the Collateral Manager, the Seller or the Borrower from any of their duties or responsibilities with respect to the Collateral, except that the Collateral Manager’s obligations hereunder shall terminate upon its removal under this Agreement.  The Secured Parties, the Administrative Agent and the Collateral Custodian shall not have any obligation or liability with respect to any Collateral, other than as provided for herein or in any other Transaction Document, nor shall any of them be obligated to perform any of the obligations of the Collateral Manager hereunder.

(f)          Nothing in this Section 6.2 or any other obligations of the Collateral Manager under this Agreement shall release, modify, amend or otherwise affect any of the obligations of the Borrower or any other party hereunder.

(g)        Any payment by an Obligor in respect of any Indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 6.3       Authorization of the Collateral Manager.

(a)         Each of the Borrower and the Collateral Custodian hereby authorizes the Collateral Manager to take any and all reasonable steps consistent with the Collateral Manager Standard in its name and on its behalf necessary or desirable in the determination of the Collateral Manager and not inconsistent with the grant by the Borrower to the Collateral Custodian for the benefit of the Secured Parties, of a security interest in the Collateral that at all times ranks senior to any other creditor of the Borrower (subject to Permitted Liens), to collect all amounts due under any and all Collateral, including, without limitation, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Seller could have done if it had continued to own such Collateral.  Each of the Borrower and the Collateral Custodian, on behalf of the Secured Parties, shall furnish the Collateral Manager with any powers of attorney and other documents necessary or appropriate to enable the Collateral Manager to carry out its management and administrative duties hereunder, and shall cooperate with the Collateral Manager to the fullest extent in order to permit the collectability of the Collateral.  In no event shall the Collateral Manager be entitled to make any Secured Party or the Collateral Custodian a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any foreclosure or similar collection procedure) without the prior written consent of the Administrative Agent.

(b)         After the declaration or automatic occurrence of the Termination Date, at the direction of the Administrative Agent, the Collateral Manager shall take such action as the Administrative Agent may deem reasonably necessary or advisable to enforce collection of the Collateral; provided that, the Collateral Custodian may, in accordance with Section 5.1(n), notify any Obligor with respect to any Collateral of the assignment of such Collateral to the Collateral Custodian, on behalf of the Secured Parties, and direct that payments of all amounts due or to become due be made directly to the Collateral Custodian or any collection agent, sub‑agent or account designated by the Collateral Custodian and, upon such notification and at the expense of the Borrower, the Collateral Custodian may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.

(c)         In dealing with the Collateral Manager and its duly appointed agents, none of the Administrative Agent, the Collateral Custodian nor any Lender shall be required to inquire as to the authority of the Collateral Manager or any such agent to bind the Borrower.

Section 6.4       Collection of Payments; Accounts.

(a)        Collection Efforts.  The Collateral Manager will use commercially reasonable efforts consistent with the Collateral Manager Standard to collect or cause to be collected all payments called for under the terms and provisions of the Loans included in the Collateral as and when the same become due.

(b)         Taxes and other Amounts.  To the extent the Borrower is required under the Underlying Instruments to perform such duties, the Collateral Manager will collect or cause to be collected all payments with respect to amounts due for Taxes and insurance premiums relating to each Loan to the extent required to be paid to the Borrower for such application under the Underlying Instrument, directing all such payments to be paid to the General Collection Account, and direct the Collateral Custodian to remit such amounts to the appropriate Governmental Authority or insurer as required by the Underlying Instruments.

(c)         Payments.  On or before the applicable Funding Date, the Borrower or the Collateral Manager, as applicable, shall have instructed all Obligors and paying agents of Agented Loans to make all payments owing to the Borrower in respect of the Collateral directly to the General Collection Account, the Canadian Dollar Account, the Euro Account, the GBP Account or the AUD Account, as applicable, in accordance with Section 2.9.

(d)         Accounts.  Each of the parties hereto hereby agrees that each Account is intended to be a “securities account” or “deposit account” within the meaning of the UCC and (ii) except as otherwise expressly provided herein and in the Account Control Agreement, prior to the delivery of a Notice of Exclusive Control, the Borrower, the Collateral Manager and the Collateral Custodian (acting at the direction of the Administrative Agent) shall be entitled to exercise the rights that comprise each Financial Asset held in each Controlled Account which is a securities account and have the right to direct the disposition of funds in any Controlled Account which is a deposit account; provided that, after the delivery of a Notice of Exclusive Control and until such Notice of Exclusive Control has been rescinded, such rights shall be exclusively held by the Collateral Custodian (acting at the direction of the Administrative Agent). The Administrative Agent shall not, and shall not direct the Collateral Custodian to, deliver a Notice of Exclusive Control prior to the occurrence of an Event of Default, and the Administrative Agent shall, or shall direct the Collateral Custodian to, promptly rescind any Notice of Exclusive Control upon the Event of Default that led to the delivery thereof no longer continuing.  Each of the parties hereto hereby agrees to cause the Collateral Custodian or any other Securities Intermediary that holds any cash or other Financial Asset for the Borrower in an Account to agree with the parties hereto that (A) the property other than Cash (subject to Section 6.4(e) below with respect to any property other than investment property, as defined in Section 9‑102(a)(49) of the UCC) is to be treated as a Financial Asset and (B) the jurisdiction governing the Account, all cash and other Financial Assets credited to the Account and the “securities intermediary’s jurisdiction” (within the meaning of Section 8‑110(e) of the UCC) shall, in each case, be the State of New York.  In no event may any Financial Asset held in any Account be registered in the name of, payable to the order of, or specially Indorsed to, the Borrower, unless such Financial Asset has also been Indorsed in blank or to the Collateral Custodian or other Securities Intermediary that holds such Financial Asset in such Account.

(e)         Underlying Instruments.  Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Custodian nor any Securities Intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the grant by the Borrower of a security interest to the Collateral Custodian, of any Loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents).  The Collateral Custodian shall hold any Instrument delivered to it evidencing any Loan transferred to the Collateral Custodian hereunder as custodial agent for the Secured Parties in accordance with the terms of this Agreement.

Section 6.5       Realization Upon Defaulted Loans.

The Collateral Manager will use reasonable efforts consistent with the Collateral Manager Standard and the Underlying Instruments to exercise available remedies relating to a Loan that is delinquent in the payment of any amounts due thereunder or with respect to which the related Obligor defaults in the performance of any of its obligations thereunder in order to maximize recoveries thereunder in accordance with the Collateral Manager Standard.  Subject to the terms of the Underlying Instruments and the Collateral Manager Standard, the Collateral Manager shall comply in all material respects with Applicable Law in exercising such remedies, including but not limited to acceleration and foreclosure, and shall employ practices and procedures including reasonable efforts to enforce all obligations of Obligors by foreclosing upon and causing the sale of such Underlying Assets at public or private sale.

Section 6.6       Collateral Manager Compensation.

As compensation for its administrative and management activities hereunder, the Collateral Manager or its designee shall be entitled to receive the Collateral Management Fee pursuant to the provisions of Section 2.7 and Section 2.8, as applicable.  For the avoidance of doubt, the Collateral Manager may not defer the Collateral Management Fee or any portion thereof.

Section 6.7       Payment of Certain Expenses by Collateral Manager.

The Collateral Manager will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Collateral Manager, expenses incurred by the Collateral Manager in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower, except to the extent reimbursement thereof is permitted under Section 2.7 and Section 2.8.  The Collateral Manager or the Borrower will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Accounts.  The Collateral Manager shall be reimbursed for any reasonable and documented out-of-pocket expenses incurred hereunder (including out-of-pocket expenses paid by the Collateral Manager on behalf of the Borrower), subject to the availability of funds pursuant to Section 2.7.

Section 6.8       Reports; Information.

(a)         Borrower’s Notice.  On each Funding Date and on the date of each Reinvestment of Principal Collections pursuant to Section 2.14(a)(i) or acquisition by the Borrower of Loans in connection with a Substitution pursuant to Section 2.14(b), the Borrower (or the Collateral Manager on its behalf) shall provide the applicable Borrower’s Notice and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent (with a copy to the Collateral Custodian).

(b)          Tax Returns.  Upon demand by the Administrative Agent, the Collateral Manager shall deliver copies of all U.S. federal, state and local, and non-U.S., income tax returns and reports filed by the Borrower or in which the Borrower was included.

(c)        Obligor Financial Statements; Other Reports.  The Collateral Manager shall post on a password protected website maintained by the Collateral Manager to which the Administrative Agent and the Lenders will have access (or otherwise deliver to the Administrative Agent in a format reasonably acceptable thereto):

(i)     within fifteen (15) Business Days of the completion of the Collateral Manager’s portfolio review of each Obligor (which, for any individual Obligor, shall not be required more frequently than quarterly), updated Obligor Information for each such Obligor;

(ii)     any internal summary prepared by the Collateral Manager of any amendment to the Underlying Instruments (or waiver thereunder) with respect to any such Obligor, together with the final copy of such amendment or waiver to be delivered within ten (10) Business Days of such event;

(iii)     (x) the portfolio update, if any, prepared by the Collateral Manager with respect to each Obligor on a quarterly basis no later than thirty (30) Business Days after delivery of the information required pursuant to the foregoing clause (i) and (y) all portfolio monitoring and servicing reports, if any, prepared by the Collateral Manager during each calendar quarter with respect to each investment made by the Borrower or the Collateral Manager on behalf of the Borrower, which delivery of the foregoing reports shall be made no later than ninety (90) days after the end of each calendar quarter and one hundred twenty (120) days after the end of each fiscal year; and

(iv)     upon demand by the Administrative Agent, such other information as the Administrative Agent may reasonably request with respect to any Loan or Obligor (to the extent reasonably available to the Collateral Manager).

Notwithstanding the foregoing, neither the Collateral Manager nor the Borrower shall be required to provide any document or information (A) that is protected by the attorney-client privilege, privilege afforded to attorney work product or similar privilege in the Collateral Manager’s reasonable judgment exercised in accordance with the Collateral Manager Standard, (B) that the Collateral Manager or the Borrower may not disclose without violating Applicable Law or (C) the disclosure of which would violate any confidentiality agreement or restriction.

(d)          Amendments to Loans.

(i)       In the performance of its obligations hereunder, the Borrower (or the Collateral Manager on its behalf) may enter into any amendment or waiver of or supplement to any Underlying Instrument (other than with respect to Maturity Amendments as described below), all in accordance with the Collateral Manager Standard; provided that, the prior written consent of the Administrative Agent in its sole discretion shall be required if an Event of Default or a Borrowing Base Deficiency has occurred and is continuing or would result from such amendment, waiver or supplement.

(ii)     In accordance with the Collateral Manager Standard, the Borrower (or the Collateral Manager on the Borrower’s behalf) may vote in favor of a Maturity Amendment with respect to an Eligible Loan only if such Maturity Amendment would not cause the stated maturity of such Eligible Loan to be later than two (2) years past the Stated Maturity; provided that, the prior written consent of the Administrative Agent in its sole discretion shall be required if (x) an Event of Default or a Borrowing Base Deficiency has occurred and is continuing or would result from such Maturity Amendment or (y) at any time after the Revolving Period End Date.  Notwithstanding the foregoing or anything to the contrary herein, this clause (d)(ii) and the foregoing clause (d)(i) shall apply irrespective of (and shall not limit or otherwise impact any determination as to) whether any Maturity Amendment or any other amendment or waiver of or supplement to any Underlying Instrument described in this clause (d)(ii) and/or the foregoing clause (d)(i) constitutes a Material Modification pursuant to the definition thereof.

(iii)    The Collateral Manager shall post on a password protected website maintained by the Collateral Manager to which the Administrative Agent and the Lenders will have access (or otherwise deliver to the Administrative Agent in a format reasonably acceptable thereto) a copy of any material amendment, restatement, supplement, waiver or other modification to the Underlying Instruments of any Loan that (along with any internal documents prepared by the Collateral Manager and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) within fifteen (15) Business Days of the effectiveness of such amendment, restatement, supplement, waiver or other modification.

(e)       Payment Date Reporting.  The Collateral Manager shall deliver a Payment Date Statement, in each case, determined as of the related Determination Date, and delivered (which delivery may be via electronic mail) to the Administrative Agent and the Collateral Custodian not later than two (2) Business Days prior to the related Payment Date.  Each such Payment Date Statement shall contain instructions to the Collateral Custodian to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable.

(f)          Borrowing Base Certificate.  The Collateral Manager on behalf of the Borrower shall furnish to the Administrative Agent for distribution to each Lender, on each Reporting Date and on each Funding Date pursuant to Section 2.2(b)(ii), a Borrowing Base Certificate showing each Borrowing Base as of such date, certified as complete and correct by a Responsible Officer of the Collateral Manager.  Each Borrowing Base Certificate delivered on a Reporting Date pursuant to this Section 6.8(f) shall further include the Applicable Exchange Rate as of such date.

(g)        Agreed Upon Procedures.  The Collateral Manager shall furnish to the Administrative Agent for distribution to each Lender within one hundred and twenty (120) days after the end of each fiscal year of the Equityholder, commencing with the 2026 fiscal year, a report covering such fiscal year of a firm of independent certified public accountants of nationally recognized standing to the effect that such accountants have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule III, it being understood that the Collateral Manager and the Administrative Agent will provide an updated Schedule III reflecting any further amendments to such Schedule III prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Schedule III) to certain documents and records relating to the Collateral, the Borrower and the Collateral Manager, compared the information contained in selected Borrowing Base Certificates and Payment Date Statements delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that the information and the calculations included in such Borrowing Base Certificates and Payment Date Statements were not determined or performed in accordance with the provisions of this Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

Section 6.9       Annual Statement as to Compliance.

The Collateral Manager will provide to the Administrative Agent, within one hundred twenty (120) days following the end of each fiscal year of the Collateral Manager, commencing with the fiscal year ending on December 31, 2026, a report signed by a Responsible Officer of the Collateral Manager certifying that (a) a review of the activities of the Collateral Manager, and the Collateral Manager’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Collateral Manager has performed or has caused to be performed in all material respects all of its obligations under this Agreement in accordance with the Collateral Manager Standard throughout such year and no Collateral Manager Event of Default has occurred and is continuing or, if any such Collateral Manager Event of Default has occurred and is continuing, a statement describing the nature thereof and the steps being taken to remedy such Collateral Manager Event of Default.

Section 6.10     The Collateral Manager Not to Resign.

The Collateral Manager shall not resign from the obligations and duties hereby imposed on it except upon the Collateral Manager’s good faith determination in consultation with legal counsel that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Manager could take to make the performance of its duties hereunder permissible under Applicable Law.  In connection with any such determination permitting the resignation of the Collateral Manager, the Collateral Manager shall deliver to the Administrative Agent and the Borrower a description of the circumstances giving rise to such determination.

Section 6.11     Collateral Manager Events of Default.

Upon the occurrence of a Collateral Manager Event of Default, notwithstanding anything herein to the contrary, the Administrative Agent, by written notice to the Collateral Manager with a copy to the Borrower, the Collateral Custodian and each Lender (such notice, a “Collateral Manager Termination Notice”), may, in its sole discretion, terminate all of the rights and obligations of the Collateral Manager as “Collateral Manager” under this Agreement.  Each Collateral Manager Termination Notice shall designate the replacement Collateral Manager, who shall be selected by the Administrative Agent in its sole discretion.  Until a Collateral Manager Termination Notice is delivered as set forth above, the Collateral Manager shall (a) unless otherwise notified by the Administrative Agent, continue to act in such capacity pursuant to Section 6.1 and (b) as requested by the Administrative Agent in its sole discretion (i) terminate any or all of its activities as Collateral Manager hereunder, (ii) provide such information as may be necessary or desirable to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof and (iii) take all other actions to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof.

ARTICLE VII

THE COLLATERAL CUSTODIAN

Section 7.1       Designation of Collateral Custodian.

(a)        Initial Collateral Custodian.  The role of collateral custodian with respect to the Underlying Instruments shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 7.1.  Until the Administrative Agent shall give to STATE STREET BANK AND TRUST COMPANY a Collateral Custodian Termination Notice, STATE STREET BANK AND TRUST COMPANY is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof.

(b)       Successor Collateral Custodian.  Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 7.5, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.

Section 7.2       Duties of Collateral Custodian.

(a)          Appointment.  Each of the Borrower and the Administrative Agent hereby designate and appoint the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement.  The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.

(b)          Duties.  On or before the initial Funding Date, and until its removal pursuant to Section 7.5, the Collateral Custodian shall perform, on behalf of the Administrative Agent and the Secured Parties, the following duties and obligations:

(i)      The Collateral Custodian shall take and retain custody of the Required Loan Documents delivered by the Borrower pursuant to and in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties.  Within five (5) Business Days of its receipt of any Required Loan Documents and the related Loan Checklist, the Collateral Custodian shall review the Required Loan Documents delivered to it to confirm that (A) the Obligor name matches the Loan Checklist, (B) such Required Loan Documents have been executed by each party thereto and appear to have no missing or mutilated pages, (C) each item listed in the Loan Checklist has been provided to the Collateral Custodian and (D) the related original balance (based on a comparison to the note or assignment agreement, as applicable) is greater than or equal to the loan balance listed on the related Loan Schedule (such items (A) through (D) collectively, the “Review Criteria”).  In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of Required Loan Documents hereunder to the Collateral Custodian, the Collateral Manager shall provide to the Collateral Custodian a hard copy (which may be preceded by an electronic copy in EXCEL or a comparable format acceptable to the Collateral Custodian, as applicable) of the related Loan Checklist that contains a list of all related Required Loan Documents and whether they require original signatures, the Loan identification number and the name of the Obligor with respect to each related Loan.  Notwithstanding anything herein to the contrary, the Collateral Custodian’s obligation to review the Required Loan Documents shall be limited to reviewing such Required Loan Documents based on the information provided on the Loan Checklist.  If, at the conclusion of such review, the Collateral Custodian is unable to confirm the Review Criteria, the Collateral Custodian shall within one (1) Business Day notify the Collateral Manager and the Borrower of such determination and provide the Collateral Manager and the Borrower with a list of the non‑complying Loans and the applicable Review Criteria that they fail to satisfy.  The Collateral Manager shall have twenty (20) Business Days to correct any non‑compliance with any Review Criteria.  If after the conclusion of such time period the Collateral Manager has still not cured any non‑compliance by a Loan with any Review Criteria, the Collateral Custodian shall promptly notify the Collateral Manager, the Borrower and the Administrative Agent of such continued non-compliance and such Loan shall cease to be an Eligible Loan until such non-compliance is cured.  In addition, if requested in writing in the form of Exhibit D by the Collateral Manager and approved by the Administrative Agent within ten (10) Business Days of the Collateral Custodian’s delivery of such report, the Collateral Custodian shall return the Required Loan Documents for any Loan which fails to satisfy any Review Criteria to the Borrower.  Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Underlying Instruments.

(ii)     In taking and retaining custody of the Underlying Instruments, the Collateral Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Underlying Instruments or the instruments therein; and provided further that the Collateral Custodian’s duties as agent shall be limited to those expressly contemplated herein.

(iii)    All Required Loan Documents that are original copies shall be kept in fire resistant vaults, rooms or cabinets at the offices of the Collateral Custodian set forth in Section 5.5(c).  All Required Loan Documents held by the Custodian in physical form shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access.  The Collateral Custodian shall segregate the Required Loan Documents on its inventory system and will not commingle the physical Required Loan Documents with any other files of the Collateral Custodian.

(iv)    On each Reporting Date, the Collateral Custodian shall provide a written report to the Administrative Agent and the Collateral Manager (in a form acceptable to the Administrative Agent) identifying each Loan for which it holds the Required Loan Documents, the non‑complying Loans and the applicable Review Criteria that any such non‑complying Loan fails to satisfy.

(v)    The Collateral Custodian agrees to cooperate with the Administrative Agent and deliver any Required Loan Documents to the Administrative Agent as requested in order to take any action that the Administrative Agent deems necessary or desirable in order to exercise or enforce any of the rights of a Secured Party hereunder.  In the event the Collateral Custodian receives instructions from the Collateral Manager or the Borrower which conflict with any instructions received by the Administrative Agent, the Collateral Custodian shall rely on and follow the instructions given by the Administrative Agent.

(vi)    Beginning in April 2026, the Collateral Custodian shall, promptly upon its actual receipt of a Borrowing Base Certificate from the Borrower, calculate any Borrowing Base and, if the Collateral Custodian’s calculation does not correspond with the calculation provided by the Borrower on such Borrowing Base Certificate, deliver such calculation to each of the Administrative Agent, the Borrower and the Collateral Manager within three (3) Business Days of receipt by the Collateral Custodian of such Borrowing Base Certificate (it being understood and agreed that the Collateral Manager, and not the Collateral Custodian, shall recalculate and verify the Borrowing Base Certificate to be delivered on the Closing Date).  The Collateral Custodian shall also make required calculations for each Payment Date Statement as of the related Determination Date, and deliver such calculations not later than the day that is four (4) Business Days prior to the applicable Payment Date to the Borrower and the Collateral Manager (and, following the delivery of a Notice of Exclusive Control, the Administrative Agent and the Collateral Manager) for the Collateral Manager’s (or the Administrative Agent’s, as applicable) review and approval to be delivered to the Collateral Custodian no later than two (2) Business Days prior to such Payment Date.  Upon the approval (which may be by email) by the Collateral Manager (or after delivery of a Notice of Exclusive Control, the Administrative Agent), the Payment Date Statement shall constitute instructions by the Collateral Manager (or after delivery of a Notice of Exclusive Control, the Administrative Agent) to the Collateral Custodian to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable.

(vii)   The Collateral Custodian shall make payments in accordance with Section 2.7 and Section 2.8 and as otherwise expressly provided under this Agreement.

(viii)  The Administrative Agent and each other Secured Party further authorizes the Collateral Custodian to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Custodian by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.  In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Custodian (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Collateral Custodian as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Loans now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove.  Nothing in this clause shall be deemed to relieve the Borrower or the Collateral Manager of their respective obligations to protect the interest of the Collateral Custodian (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral.

(ix)     If, in performing its duties under this Agreement, the Collateral Custodian is required to decide between alternative courses of action, the Collateral Custodian may request written instructions from the Administrative Agent as to the course of action desired by the Administrative Agent.  If the Collateral Custodian does not receive such instructions within two (2) Business Days after its request therefor, the Collateral Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action.  The Collateral Custodian shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.  The Collateral Custodian shall be entitled to rely on the advice of legal counsel and independent accountants obtained in good faith in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(x)     The Collateral Custodian shall create a collateral database with respect to the Collateral (the “Collateral Database”), and update the Collateral Database daily for changes, including to reflect the sale or other disposition of the Collateral, based upon, and to the extent of, information furnished to the Collateral Custodian by the Borrower as may be reasonably required by the Collateral Custodian.

(xi)    The Collateral Custodian shall track the receipt and daily allocation to the Accounts of Collections, the outstanding balances therein, and any withdrawals therefrom and, on each Business Day, provide to the Collateral Manager daily reports reflecting such actions as of the close of business on the preceding Business Day.

(xii)   The Collateral Custodian shall provide such other information with respect to the Collateral as may be routinely maintained by the Collateral Custodian or as may be required by this Agreement, in each case as the Borrower, Collateral Manager or the Administrative Agent may reasonably request from time to time.

(xiii)  The Collateral Custodian shall notify the Borrower, the Collateral Manager and the Administrative Agent upon receiving notices, reports or proxies or any other requests relating to corporate actions affecting the Collateral.

(xiv)   In performing its duties, (A) the Collateral Custodian shall comply with the standard of care set forth in Section 7.6(c) and express terms of the Transaction Documents and (B) all calculations made by the Collateral Custodian pursuant to this Section 7.2(b) using information that is not routinely maintained by the Collateral Custodian, including EBITDA, Assigned Value and Unrestricted Cash of any Obligor shall be made using such amounts as provided by the Administrative Agent, the Borrower or the Collateral Manager to the Collateral Custodian.

(xv)   The Administrative Agent may direct the Collateral Custodian to take any such incidental action hereunder.  With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent.

(xvi)   Concurrently herewith, the Administrative Agent directs STATE STREET BANK AND TRUST COMPANY as Collateral Custodian to enter into the Securities Account Control Agreement.

Section 7.3       Merger or Consolidation.

Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the corporate trust business of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement, except where an instrument of transfer or assignment is required by law to effect such succession.

Section 7.4       Collateral Custodian Compensation.

As compensation for its collateral custodian activities hereunder, the Collateral Custodian shall be entitled to a Collateral Custodian Fee pursuant to the provision of Section 2.7(a)(1), Section 2.7(b)(1) or Section 2.8(1), as applicable.  The Collateral Custodian’s entitlement to receive the Collateral Custodian Fee shall cease on the earlier to occur of:  (i) its removal as Collateral Custodian pursuant to Section 7.5 or (ii) the termination of this Agreement.

Section 7.5       Collateral Custodian Removal.

The Collateral Custodian may be removed, with or without cause, by the Administrative Agent (with the prior written consent of the Borrower unless an Event of Default has occurred and is continuing) by notice given in writing to the Collateral Custodian (the “Collateral Custodian Termination Notice”); provided that, notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity until a successor Collateral Custodian has been appointed, has agreed in accordance with the terms hereof to act as Collateral Custodian hereunder, and has received all Underlying Instruments held by the previous Collateral Custodian.  In the case of a resignation or removal of the Collateral Custodian, if no successor shall have been appointed (and consented to by each of the Collateral Manager (unless a Collateral Manager Event of Default has occurred and is continuing) and the Borrower (unless an Event of Default has occurred and is continuing), such consents, in each case, not to be unreasonably withheld, delayed or conditioned) and an instrument of acceptance by a successor shall not have been delivered to the Collateral Custodian within ninety (90) days after the giving of such notice of resignation or removal, the Collateral Custodian or the Administrative Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Custodian.

Section 7.6       Limitation on Liability.

(a)         The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties.  The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent.

(b)       The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)          The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except, notwithstanding anything to the contrary contained herein, in the case of its willful misconduct, bad faith or grossly negligent performance or omission of its duties hereunder.

(d)        The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral.  The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)         The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.

(f)           The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)         It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

Section 7.7       Resignation of the Collateral Custodian.

The Collateral Custodian shall not resign from the obligations and duties hereby imposed on it except upon (a) thirty (30) days’ prior written notice to the Borrower, the Collateral Manager, Administrative Agent and each Lender, or (b) the Collateral Custodian’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Custodian could take to make the performance of its duties hereunder permissible under Applicable Law.  Any such determination permitting the resignation of the Collateral Custodian shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent.  No such resignation shall become effective until a successor Collateral Custodian acceptable to the Administrative Agent (in its sole discretion) and reasonably acceptable to the Collateral Manager (if no Collateral Manager Event of Default has occurred and is continuing) and the Borrower (if no Default or Event of Default has occurred and is continuing) shall have assumed the responsibilities and obligations of the Collateral Custodian hereunder, which Collateral Custodian satisfies all requirements of Section 5.5(d).

Section 7.8       Release of Documents.

(a)        Release for Servicing.  From time to time and as appropriate for the enforcement or servicing of any of the Collateral, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent after the occurrence of an Event of Default) to, and shall, upon written receipt from the Collateral Manager of a request for release of documents and receipt in the form annexed hereto as Exhibit D, release to the Collateral Manager within two (2) Business Days of receipt of such request, the related Underlying Instruments or the documents set forth in such request and receipt to the Collateral Manager.  All documents so released to the Collateral Manager shall be held by the Collateral Manager in trust for the benefit of the Administrative Agent in accordance with the terms of this Agreement.  The Collateral Manager shall return to the Collateral Custodian the Underlying Instruments or other such documents (i) promptly upon the request of the Administrative Agent (after the occurrence of an Event of Default), or (ii) when the Collateral Manager’s need therefor in connection with such enforcement or servicing no longer exists, unless the Loan shall be liquidated or sold, in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation or sale from the Collateral Manager to the Collateral Custodian in the form annexed hereto as Exhibit D, the Collateral Manager’s request and receipt submitted pursuant to the first sentence of this subsection shall be released by the Collateral Custodian to the Collateral Manager.

(b)         Release for Payment.  Upon receipt by the Collateral Custodian of the Collateral Manager’s request for release of documents and receipt in the form annexed hereto as Exhibit D (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account as provided in this Agreement), the Collateral Custodian shall promptly release the related Underlying Instruments to the Collateral Manager.

Section 7.9       Return of Underlying Instruments.

The Borrower may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), require that the Collateral Custodian return each Required Loan Document (as applicable), respectively (a) delivered to the Collateral Custodian in error, (b) as to which the lien on the Underlying Asset has been so released pursuant to Section 8.2, (c) that has been the subject of a Discretionary Sale or Substitution pursuant to Section 2.14 or (e) that is required to be redelivered to the Borrower in connection with the termination of this Agreement, in each case by submitting to the Collateral Custodian and the Administrative Agent a written request in the form of Exhibit D hereto (signed by both the Borrower and the Administrative Agent) specifying the Collateral to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release).  The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within two (2) Business Days, return the Underlying Instruments so requested to the Borrower.

Section 7.10     Access to Certain Documentation and Information Regarding the Collateral; Audits.

(a)        The Collateral Manager, the Borrower and the Collateral Custodian shall provide to the Administrative Agent access to the Underlying Instruments and all other documentation regarding the Collateral including in such cases where the Administrative Agent may direct the Collateral Custodian in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two (2) Business Days’ prior written request, (ii) during normal business hours and (iii) subject to the Collateral Manager’s and Collateral Custodian’s normal security and confidentiality procedures.  From time to time at the discretion of the Administrative Agent, the Administrative Agent may review the Collateral Manager’s collection and administration of the Collateral in order to assess compliance by the Collateral Manager with Article VI and may conduct an audit of the Collateral, and Underlying Instruments in conjunction with such a review.  Such review shall be reasonable in scope and shall be completed in a reasonable period of time.

(b)       Without limiting the foregoing provisions of Section 7.10(a), from time to time on request of the Administrative Agent, the Collateral Custodian shall permit certified public accountants or other independent auditors acceptable to the Administrative Agent to conduct a review of the Underlying Instruments and all other documentation regarding the Collateral.  Up to two such reviews per fiscal year shall be at the expense of the Borrower and additional reviews in a fiscal year shall be at the expense of the requesting Lender(s); provided that, after the occurrence and during the continuance of an Event of Default, any such reviews, regardless of frequency, shall be at the expense of the Borrower.

ARTICLE VIII

SECURITY INTEREST

Section 8.1       Grant of Security Interest.

(a)         This Agreement constitutes a security agreement and the Advances effected hereby constitute secured loans by the applicable Lenders to the Borrower under Applicable Law.  For such purpose, the Borrower hereby collaterally assigns and grants as of the Closing Date to the Collateral Custodian, for the benefit of the Secured Parties, a lien and continuing security interest in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) (in each case, whether now owned or existing, or hereafter acquired or arising) all Accounts, General Intangibles, Instruments and Investment Property and any and all other property of any type or nature owned by it (the “Collateral”), including but not limited to:

(i)     all Loans, Permitted Investments and Equity Securities, all payments thereon or with respect thereto and all contracts to purchase, commitment letters, confirmations and due bills relating to any Loans, Permitted Investments or Equity Securities;

(ii)      the Accounts and all Cash and Financial Assets credited thereto and all income from the investment of funds therein;

(iii)     all Transaction Documents;

(iv)     all funds (other than funds determined by the Administrative Agent in its sole discretion to be Excluded Amounts);

(v)      all accounts, accessions, profits, income benefits, proceeds, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Borrower described in the preceding clauses; and

(vi)     any and all other property of any type or nature owned by it.

in each case, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located, to secure the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations of the Borrower arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Obligations.  Notwithstanding any of the other provisions set forth in this Agreement, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Applicable Law not in effect as of the date hereof or requires a consent not obtained of any Governmental Authority pursuant to such Applicable Law.  The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers.  Each of the Administrative Agent and each Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.  If the Borrower fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation to do so, may itself perform or comply, or otherwise cause performance or compliance, with such agreement.  The expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the rate per annum applicable to Advances, shall be payable by the Borrower to the Administrative Agent on demand and shall constitute Obligations secured hereby. For the avoidance of doubt, the Collateral shall not include any Excluded Amounts or Retained Interest, and the Borrower does not hereby assign, pledge or Grant a security interest in any such Excluded Amounts or Retained Interests.

(b)         The grant of a security interest under this Section 8.1 does not constitute and is not intended to result in a creation or an assumption by the Administrative Agent or any of the other Secured Parties of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto.  Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under any applicable Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Custodian, as agent for the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under any applicable Collateral, and (c) none of the Administrative Agent or any other Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(c)         Notwithstanding anything to the contrary, the Borrower, the Equityholder, the Collateral Manager, the Administrative Agent, the Collateral Custodian and each Lender hereby agree to treat, and to cause each of their respective Affiliates to treat, each Advance as indebtedness for U.S. federal, state and local income tax purposes to the extent permitted by Applicable Law and shall file its tax returns or reports, or cause its Affiliates to file such tax returns or reports, in a manner consistent with such treatment.

Section 8.2       Release of Lien on Collateral.

(a)         At the same time as (i) any Loan expires by its terms or is prepaid in full and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account or (ii) any Loan has been the subject of a Discretionary Sale or Substitution pursuant to Section 2.14, has been sold as required under Section 2.14(f) and/or under the Sale Agreement or has been sold pursuant to Section 9.2, the Lien of the Collateral Custodian, as agent for the Secured Parties will automatically be released in respect of such Collateral.  In connection with any release of such Collateral, the Collateral Custodian, on behalf of the Secured Parties, will upon receipt into the General Collection Account of the Proceeds of any such sale, payment in full or prepayment in full of a Loan, at the sole expense of the Borrower, (i) execute and deliver to the Borrower or the Collateral Manager (or its designee) requesting the same, any assignments, bills of sale, termination statements and any other releases and instruments as such Person may reasonably request in order to effect the release and transfer of such Collateral, (ii) deliver any portion of the Collateral to be released from the Lien granted under this Agreement in its possession to or at the direction of the Borrower and (iii) otherwise take such actions as are necessary and appropriate to release the Lien of the Collateral Custodian for the benefit of the Secured Parties on the applicable portion of the Collateral to be released and delivered to or at the direction of the Borrower such portion of the Collateral to be so released; provided that, the Collateral Custodian, as agent for the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such release, sale, transfer and/or assignment.  Nothing in this Section 8.2 shall diminish the Collateral Manager’s obligations pursuant to Section 6.5 with respect to the Proceeds of any such sale.

(b)         On the Collection Date, the Collateral Custodian, on behalf of the Secured Parties, will release the security interest in the Collateral created hereby, which release shall occur simultaneously with receipt in the Collection Account of the payoff amount specified in a payoff letter signed by the Administrative Agent.  Upon request of the Borrower to the Collateral Custodian and to the Administrative Agent, the Collateral Custodian shall promptly provide to the Borrower and the Administrative Agent a computation of all amounts owing to the Collateral Custodian as of the anticipated Collection Date and the Administrative Agent shall promptly provide to the Borrower, with a copy to the Collateral Custodian, a computation of all amounts owing to the Administrative Agent and the Lenders as of the anticipated Collection Date.  In connection with such release of the Collateral, the Collateral Custodian, on behalf of the Secured Parties, will, at the sole expense of the Borrower, (i) execute and deliver to the Borrower or the Collateral Manager (or its designee) requesting the same, any assignments, bills of sale, termination statements and any other releases and instruments as the Borrower may reasonably request in order to effect the release of the Collateral, (ii) deliver any portion of the Collateral to be released from the Lien granted under this Agreement in its possession to or at the direction of the Borrower or the Collateral Manager (on behalf of the Borrower) and (iii) otherwise take such actions as are necessary and appropriate to release the Lien of the Collateral Custodian for the benefit of the Secured Parties on the Collateral (including, without limitation, delivering a Notice of Exclusive Control (as defined in the Securities Account Control Agreement) in respect of the Securities Account Control Agreement); provided that, the Collateral Custodian, as agent for the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such release.

Section 8.3       Remedies.

Subject to the provisions of Section 9.2, but without limitation thereto, upon the occurrence of an Event of Default, the Administrative Agent and Secured Parties shall have, with respect to the Collateral granted pursuant to Section 8.1, and in addition to all other rights and remedies available to the Administrative Agent and Secured Parties under this Agreement or other Applicable Law, all rights and remedies of a secured party upon default under the UCC. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances transfer all or any part of the Collateral into the Administrative Agent’s name or the name of its nominee or nominees, and/or forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions (including by lease or by deferred payment arrangement) as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk and/or may take such other actions as may be available under applicable law.  The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, auction or closed tender, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released.  The Borrower further agrees, at the Administrative Agent’s request, to assemble the Collateral not in the possession of the Collateral Custodian and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select (on its behalf and on behalf of the Secured Parties), whether at the Borrower’s premises or elsewhere.  The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties arising out of the exercise by the Administrative Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9‑615 of the UCC, need the Administrative Agent account for the surplus, if any, to the Borrower.  To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by the Administrative Agent or any other Secured Party of any of its rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.  The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.

Section 8.4       Waiver of Certain Laws.

Each of the Borrower and the Collateral Manager agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Collateral Manager, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Administrative Agent or such court may determine.

Section 8.5       Power of Attorney.

Each of the Borrower and the Collateral Manager hereby irrevocably appoints the Collateral Custodian (acting at the direction of the Administrative Agent for the benefit of the Secured Parties), during the continuance of an Event of Default and at all times following the Facility Maturity Date, as its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement after the occurrence and during the continuance of a Default or an Event of Default, including without limitation the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, each of the Borrower and the Collateral Manager hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document.  Nevertheless, if so requested by the Collateral Custodian, each of the Borrower and the Collateral Manager shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Custodian or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.  For the avoidance of doubt, upon the occurrence and during the continuation of an Event of Default, the power of attorney granted by the Borrower and the Collateral Manager pursuant to this Section 8.5 supersedes any other power of attorney or similar rights granted thereby to any other party (including, without limitation, any power of attorney granted by the Borrower to the Collateral Manager) under this Agreement, any other Transaction Document or any other agreement.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1       Events of Default.

The following events shall be Events of Default (“Events of Default” and each, an “Event of Default”) hereunder:

(a)         (i) any of the Collateral Manager, the Equityholder or the Seller fails to make any payment when due under any Transaction Document and such failure continues for three (3) Business Days, (ii) any failure by the Borrower to pay (x) all accrued and unpaid Interest and Non-Usage Fees on any Payment Date or (y) any other payments when due under any Transaction Document and such failure continues for three (3) Business Days; provided that, with respect to the foregoing clause (i) and this clause (ii), in the case of a payment default resulting from a failure to disburse amounts solely due to an administrative or operational error or omission on the part of the Administrative Agent or the Collateral Custodian, such default will not cause an Event of Default unless such failure continues for five (5) Business Days from the date of such failure or (iii) the Borrower fails to repay the outstanding Obligations (other than contingent indemnification and reimbursement obligations for which no claim has been made) in full on the Termination Date;

(b)        the Borrower defaults in making any payment required to be made under an agreement for borrowed money (other than this Agreement) to which it is a party individually or in an aggregate principal amount in excess of $100,000 after giving effect to any applicable grace period;

(c)         any failure on the part of the Borrower, the Equityholder or the Seller to duly observe or perform or comply in any respect any covenants, obligations or agreements of the Borrower, the Equityholder or the Seller, as applicable, in any material respect set forth in this Agreement or the other Transaction Documents, other than any such covenant, obligation or agreement specifically addressed by a separate Event of Default, and, in each case, the same continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Person and (ii) the date on which such Person acquires knowledge thereof;

(d)          the occurrence of an Insolvency Event relating to the Borrower, the Equityholder or the Seller;

(e)          the occurrence of a Collateral Manager Event of Default;

(f)          the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess (net of insurance) individually or in the aggregate of $500,000 (or $10,000,000 with respect to the Equityholder) against the Borrower or the Equityholder, except to the extent satisfied, stayed or otherwise discharged or covered by insurance or the Borrower or the Equityholder, as applicable, shall not have either (i) satisfied, discharged or provided for the discharge of any such judgment, decree or order dismissed within sixty (60) days or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal;

(g)        the Borrower shall assign or attempt to assign any of its rights, obligations or duties under this Agreement in any manner not expressly permitted hereunder without the prior written consent of the Administrative Agent in its sole discretion;

(h)         the Borrower, the Equityholder or the Seller shall have made payments (other than payments made on behalf of such Person from insurance proceeds) individually or in the aggregate in excess of $500,000 (or $10,000,000 with respect to the Seller or the Equityholder) in settlement of any litigation claim or dispute;

(i)           the Borrower, the Seller or the Collateral Manager fails to observe or perform any agreement or obligation under Section 2.9, Section 5.1(f) or Section 5.3(h), and such failure is not cured within three (3) Business Days;

(j)           the Borrower shall fail to qualify as a bankruptcy-remote entity based upon the criteria set forth in Section 4.1(u), such that reputable counsel of national standing could no longer render a substantive non-consolidation opinion with respect thereto;

(k)         any Transaction Document (or any material provision thereof), or any Lien granted thereunder, shall (except in accordance with its terms or, subject to Articles IX, X and XI, as a direct result of the action, delay or inaction of an Agent as determined in a final, non-appealable adjudication by a court of competent jurisdiction), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Collateral Manager or the Seller, or any such Person shall deny that it has any or further liability or obligation under any material provision of any Transaction Document;

(l)         the Borrower, the Equityholder, the Collateral Manager or the Seller shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder;

(m)        the Borrower ceases to have a valid ownership interest in all of the Collateral (subject to Permitted Liens) or the Collateral Custodian shall fail to have a first priority perfected security interest in any part of the Collateral (subject to Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document;

(n)        the existence of a Borrowing Base Deficiency that continues unremedied for three (3) Business Days; provided that, notwithstanding the foregoing, no Event of Default shall exist under this clause (k) if, (x) the Borrower chooses to repay Advances Outstanding by means of a capital call in an amount such that the Borrowing Base Deficiency shall no longer be outstanding immediately after such repayment, (y) such capital call shall have been made (and the Borrower shall have provided written notice of the same to the Administrative Agent) within the three (3) Business Day period set forth in this clause (k), and (z) the amount of such repayment of the Advances Outstanding shall have been deposited into the Collection Account within twelve (12) Business Days of such capital call being made;

(o)          the Borrower, the Equityholder or the pool of Collateral shall become required to register as an “investment company” within the meaning of the 1940 Act;

(p)         the IRS or any other Governmental Authority shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any assets of the Borrower and such lien shall not have been released within five (5) Business Days;

(q)       any representation, warranty or certification made or deemed made by the Borrower, the Equityholder or the Seller in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect when made or deemed made and the same continues to be unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Person and (ii) the date on which such Person acquires knowledge thereof;

(r)          reserved;

(s)          a Change of Control with respect to the Borrower or the Equityholder occurs;

(t)          the assets of the Borrower constitute “plan assets” of any employee benefit plan subject to ERISA or any plan subject to Section 4975 of the Code and, to the extent curable, the same continues to be unremedied for a period of ten (10) calendar days; or

(u)        (i) failure of the Borrower to maintain at least one Independent Manager for more than seven (7) days; provided that, no vote on any of the actions enumerated in Sections 7(e)(1)(xxv), 7(e)(1)(xxvii) and 7(e)(2) of the amended and restated limited liability company agreement of the Borrower shall be held until a new Independent Manager is appointed or (ii) the removal of any Independent Manager of the Borrower without “cause” (as such term is defined in the organizational document of the Borrower) or without giving prior written notice to the Administrative Agent, each as required in the organizational documents of the Borrower.

Section 9.2       Remedies.

(a)         Upon the occurrence of an Event of Default, the Collateral Custodian shall, at the request of the Administrative Agent and by notice to the Borrower, declare (i) the Termination Date to have occurred and all outstanding Obligations to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) or (ii) the Revolving Period End Date to have occurred; provided that, in the case of any event involving the Borrower described in Section 9.1(d), all of the Obligations shall be immediately due and payable in full (without presentment, demand, notice of any kind, all of which are hereby expressly, waived by the Borrower) and the Termination Date shall be deemed to have occurred automatically upon the occurrence of any such event.

(b)          On and after the declaration or automatic occurrence of the Termination Date, the Collateral Custodian, for the benefit of the Secured Parties, shall have, with respect to the Collateral granted pursuant to Section 8.1, and in addition to all other rights and remedies available to the Collateral Custodian and the Secured Parties under this Agreement or other Applicable Law, all rights and remedies of a secured party upon default provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative.  Without limiting the generality of the foregoing, but subject to Section 9.2(c), the Collateral Custodian (acting at the direction of the Administrative Agent), without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances transfer all or any part of the Collateral into the Collateral Custodian’s name or the name of any Secured Party or its nominee or nominees, and/or forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Custodian or any Secured Party or elsewhere upon such terms and conditions (including by lease or by deferred payment arrangement) as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk and/or may take such other actions as may be available under applicable law.  The Collateral Custodian or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, auction or closed tender, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released.  In addition, the Borrower and the Collateral Manager hereby agree that they will, at the Borrower’s expense and at the direction of the Collateral Custodian, forthwith, (i) assemble all or any part of the Collateral as directed by the Collateral Custodian and make the same available to the Collateral Custodian at a place to be designated by the Collateral Custodian, whether at the Borrower’s premises or elsewhere, and (ii) without notice except as specified below, sell the Collateral or any part thereof upon such terms, in such lots, to such buyers, and according to such other instructions as the Collateral Custodian at the direction of the Administrative Agent may deem commercially reasonable.  The Borrower agrees that, to the extent notice of sale shall be required by law, ten (10) days’ notice to the Borrower of any sale hereunder shall constitute reasonable and proper notification.  All cash Proceeds received by the Collateral Custodian on behalf of the Secured Parties in respect of any sale of, collection from, or other realization upon, all or any part of the Loans (after payment of any amounts incurred in connection with such sale) shall be deposited into the General Collection Account, the Unfunded Exposure Account, the Canadian Dollar Account, the Euro Account, the GBP Account or the AUD Account, as applicable, and to be applied pursuant to Section 2.8.  To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Collateral Custodian or any other Secured Party arising out of the exercise by the Collateral Custodian or any other Secured Party of any of its rights hereunder.  The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Custodian or any Secured Party to collect such deficiency, except as provided in Section 9.6(b).

Section 9.3       Collateral Custodian Shall Enforce Claims.

All rights of action and claims under this Agreement or any other Transaction Document shall be prosecuted and enforced by the Collateral Custodian, at the direction of the Administrative Agent, in any legal or equitable proceeding, judicial or otherwise, relating thereto in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 2.8.

Section 9.4       Application of Cash Collected.

Any cash collected by the Collateral Custodian with respect to the Obligations pursuant to this Article IX and any cash that may then be held or thereafter received by the Collateral Custodian with respect to the Obligations hereunder shall be applied in accordance with Section 2.8, at the date or dates fixed by the Collateral Custodian; provided that, (a) subject to clause (b), no such date may be fixed by the Collateral Custodian unless the Collateral Custodian has given the Borrower no fewer than two (2) Business Days’ prior written notice of such date, which notice shall set forth in reasonable detail the expected applications of cash on such date and (b) no failure by the Collateral Custodian to deliver the notice required pursuant to the foregoing clause (a) will affect the application of funds in the Collection Accounts pursuant to Section 2.8 on the next succeeding Payment Date.

Section 9.5       Rights of Action.

Notwithstanding any other provision of this Agreement (other than Section 12.10) or in any other Transaction Document, the Administrative Agent shall have the right to direct the Collateral Custodian to institute any proceedings, judicial or otherwise, with respect to any Transaction Document, or for the appointment of a separate receiver or trustee, or for any other remedy hereunder.  The Collateral Custodian shall only institute proceedings and exercise remedies hereunder at the direction of the Administrative Agent (which the Collateral Custodian shall implement without delay) and, in taking any action as so directed, shall have the right to indemnity against the costs, expenses and liabilities to be incurred in compliance with such request.

Section 9.6       Unconditional Rights of Lenders to Receive Principal and Interest.

(a)        Notwithstanding any other provision in this Agreement, each Lender shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on the Obligations as such principal and interest become due and payable in accordance with the terms hereof and, subject to the provisions of Section 9.5, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Lender.

(b)        If collections in respect of the Collateral are insufficient to make payments due in respect of the Obligations, no other assets will be available for payment of the deficiency following realization of the Collateral and application of the proceeds thereof in accordance with Section 2.7 and Section 2.8, and the obligations of the Borrower to pay any deficiency shall thereupon be extinguished and shall not thereafter revive.

Section 9.7       Restoration of Rights and Remedies.

If the Collateral Custodian or any Lender has instituted any judicial proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Collateral Custodian or to such Lender, then and in every such case the Borrower, the Collateral Custodian and the Lenders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Secured Parties shall continue as though no such proceeding had been instituted.

Section 9.8       Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Collateral Custodian or to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.9       Delay or Omission Not Waiver

No delay or omission of the Collateral Custodian or of any Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Section 9.9 or by law to the Collateral Custodian or to the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Custodian or by the Lenders, as the case may be.

Section 9.10     Waiver of Stay or Extension Laws.

The Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Custodian, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 9.11     Right of First Refusal.

Notwithstanding anything to the contrary herein, in connection with any liquidation in full of the Collateral, including without limitation, upon the declaration or automatic occurrence of an Event of Default or at the Facility Maturity Date, the Collateral Manager, the Equityholder and/or any of their Affiliates shall, subject to the additional requirements set forth in this Section 9.11, have the right to purchase all (but not less than all) of the Collateral at a purchase price at least equal to the sum of the then-accrued and outstanding Obligations, as reasonably determined by the Administrative Agent.  Any such party may exercise such right by giving written notice to the Borrower and the Administrative Agent (with a copy to the Collateral Custodian) of its election to exercise such right (the “Exercise Notice”), which shall include a proposed purchase price (at least equal to the sum of the then-accrued and outstanding Obligations, as reasonably determined by the Administrative Agent), and be delivered not later than 5:00 p.m. New York City time on the Facility Maturity Date (due to the automatic occurrence thereof) or on the date that is three (3) Business Days after notice from the Administrative Agent of the declaration of the Facility Maturity Date.  Once an Exercise Notice is delivered to the Administrative Agent, the delivering party (or its designated Affiliate or managed fund) shall be obligated, irrevocably and unconditionally, to purchase the Collateral, at the price referenced above (which shall be at least equal to the sum of the then-accrued and outstanding Obligations, as reasonably determined by the Administrative Agent), for settlement within the normal settlement period for such Collateral; provided that, the cash purchase price must be received no later than twelve (12) Business Days following delivery of the Exercise Notice or, if earlier, upon settlement of the loan transfers.  The Administrative Agent shall not cause liquidation of the Collateral to occur during the time that the Collateral Manager, the Equityholder and their Affiliates are entitled to provide an Exercise Notice.

ARTICLE X

INDEMNIFICATION

Section 10.1     Indemnities by the Borrower.

(a)        Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Secured Parties and each of their respective assigns and officers, directors, employees, advisors and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against, incurred by or asserted against such Indemnified Party or any of them arising out of or as a result of this Agreement or having an interest in the Collateral or in respect of any Loan included in the Collateral, excluding, however, any Indemnified Amounts to the extent resulting from gross negligence, willful misconduct or fraud on the part of any Indemnified Party.  If the Borrower has made any indemnity payment pursuant to this Section 10.1 or Section 10.3 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Borrower an amount equal to the amount it has collected from others in respect of such Indemnified Amounts.

(b)         Any amounts subject to the indemnification provisions of this Section 10.1 shall be paid by the Borrower to the Collateral Custodian on behalf of the applicable Indemnified Party pursuant to Section 2.7 or 2.8, as applicable, on the Payment Date following such Person’s demand therefor, accompanied by a reasonably detailed description in writing of the related damage, loss, claim, liability and related costs and expenses.

(c)          If for any reason the indemnification provided above in this Section 10.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations; provided that, the Borrower shall not be required to contribute in respect of any Indemnified Amounts excluded in Section 10.1(a).

(d)          The obligations of the Borrower under this Section 10.1 shall survive the resignation or removal of the Administrative Agent, the Collateral Manager or the Collateral Custodian and the termination of this Agreement.

(e)          This Section 10.1 shall not apply with respect to Taxes other than any Taxes representing damages, losses, claims, etc. arising from non-Tax claims.

(f)          Notwithstanding anything contained in this Section 10.1 or otherwise in this Agreement or in any other Transaction Document, the Borrower shall not be liable to the Administrative Agent, the Lenders, any of the Secured Parties or any other Person for any consequential (including loss of profit), indirect, special or punitive damages under this Agreement or any other Transaction Document; provided that, notwithstanding anything herein to the contrary, nothing herein shall limit the Borrower’s indemnification obligations hereunder to the extent such damages are included in a third party claim in connection with which an Indemnified Party is entitled to indemnification hereunder.

Section 10.2     Indemnities by the Collateral Manager.

(a)          Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Collateral Manager hereby agrees to indemnify each Indemnified Party forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any such Indemnified Party by reason of any acts or omissions of the Collateral Manager arising out of a breach of its obligations and duties under this Agreement and each other Transaction Document to which it is a party, including, but not limited to (i) any representation or warranty made by the Collateral Manager under or in connection with any Transaction Document or any other information or report delivered by or on behalf of the Collateral Manager pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made, (ii) the failure by the Collateral Manager to comply with any Applicable Law, (iii) the failure of the Collateral Manager to comply with its duties or obligations in any material respect in accordance with this Agreement and the other Transaction Documents to which it is a party or (iv) any gross negligence, willful misconduct, bad faith or fraud on the part of the Collateral Manager, excluding, however, any Indemnified Amounts to the extent resulting from gross negligence, willful misconduct or fraud on the part of any Indemnified Party.  The provisions of this indemnity shall run directly to and be enforceable by an Indemnified Party subject to the limitations hereof.

(b)       Any amounts subject to the indemnification provisions of this Section 10.2 shall be paid by the Collateral Manager to the applicable Indemnified Party on the next Payment Date at least ten (10) Business Days following receipt by the Collateral Manager of the Administrative Agent’s written demand therefor (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts).

(c)          If the Collateral Manager has made any indemnity payments to the Administrative Agent, on behalf of an Indemnified Party pursuant to this Section 10.2 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Collateral Manager, without interest.

(d)       The Collateral Manager shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loans.

(e)          The obligations of the Collateral Manager under this Section 10.2 shall survive the resignation or removal of the Administrative Agent or the Collateral Custodian and the termination of this Agreement.

(f)          Any indemnification pursuant to this Section 10.2 shall not be payable from the Collateral.

(g)         Notwithstanding anything contained in this Section 10.2 or otherwise in this Agreement or in any other Transaction Document, the Collateral Manager shall not be liable to the Administrative Agent, the Lenders, any of the Secured Parties or any other Person for any consequential (including loss of profit), indirect, special or punitive damages under this Agreement or any other Transaction Document; provided that, notwithstanding anything herein to the contrary, nothing contained herein shall limit the Collateral Manager’s indemnification obligations hereunder to the extent such damages are included in a third party claim in connection with which an Indemnified Party is entitled to indemnification hereunder.

Section 10.3     After‑Tax Basis.  Section 10.1 and Section 10.2 shall not apply with respect to Taxes other than any Taxes that represent Indemnified Amounts arising from any non-Tax claim.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.1     Appointment.

Each Secured Party hereby appoints and authorizes the Administrative Agent as its agent and bailee for purposes of perfection pursuant to the applicable UCC and hereby further authorizes the Administrative Agent to appoint additional agents and bailees (including, without limitation, the Collateral Custodian) to act on its behalf and for the benefit of each of the Secured Parties.  Each Secured Party further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.  In furtherance, and without limiting the generality, of the foregoing, each Secured Party hereby appoints the Administrative Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may deem necessary or appropriate or that a Secured Party may reasonably request in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Administrative Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove.  The Lenders may direct the Administrative Agent to take any such incidental action hereunder.  With respect to other actions which are incidental to the actions specifically delegated to the Administrative Agent hereunder, the Administrative Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Lenders; provided that, the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise.  In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action.

Section 11.2     Administrative Agent’s Reliance, Etc.

Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents except, subject to Section 11.6, to the extent arising directly from its or their own gross negligence, willful misconduct or fraud (each as determined in a final, non-appealable judgment by a court of competent jurisdiction).  Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made by any other Person in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of any of the Borrower, the Collateral Manager, the Equityholder or the Seller or to inspect the property (including the books and records) of any of the Borrower, the Collateral Manager, the Equityholder or the Seller; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or other electronic notice) believed by it to be genuine and signed or sent by the proper party or parties.

Section 11.3     Credit Decision with Respect to the Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

Section 11.4     Indemnification of the Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or if the Collateral Manager is liable for any such reimbursement hereunder, the Collateral Manager), ratably in accordance with its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder.  The payment of amounts under this Section 11.4 shall be on an after‑Tax basis.  Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with its Pro Rata Share promptly upon demand for any reasonable out‑of‑pocket expenses (including fees of outside counsel in each applicable jurisdiction) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Collateral Manager.

Section 11.5     Successor Administrative Agent.

The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least ten (10) days’ written notice thereof to each Lender and the Borrower.  Upon any such resignation, the Lenders acting jointly shall appoint a successor Administrative Agent with the consent of the Borrower, such consent not to be unreasonably withheld; provided that, the consent of the Borrower shall not be required if an Event of Default shall have occurred and be continuing.  Each of the Borrower and each Lender agree that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent.  If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000, (ii) a Lender or (iii) an Affiliate of such a bank or a Lender.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 11.6     Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility as well as activities as Administrative Agent.

Section 11.7     Payments by the Administrative Agent.

Unless allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 1:00 p.m. on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.

Section 11.8     Erroneous Payments.

(a)         Each Lender, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Secured Party or any other Person who has received funds on behalf of a Lender, Secured Party or other Person (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment or (z) that such Payment Recipient otherwise becomes aware that such payment was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.8(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”) then such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section 11.8 shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above.  Each Payment Recipient shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)        Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent in writing of such occurrence.

(c)         In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and, upon written notice from the Administrative Agent, shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, with respect to any Payment Recipient who received such funds on its behalf shall cause such Payment Recipient to), promptly, but in all events no later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)         In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Payment Recipient (i) such Payment Recipient shall be deemed to have assigned its Advances (but not its Commitments) with respect to which such Erroneous Payment was made to the Administrative Agent or, at the option of the Administrative Agent, any Lender Affiliated with the Administrative Agent, in a principal amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest, without further consent or approval of any party hereto, without any further payment by the Administrative Agent or its Affiliated Lender as the assignee of such Erroneous Payment Deficiency Assignment, and the Administrative Agent may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment.  As to any Erroneous Payment Deficiency Assignment, the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.16. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(e)          Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower (except to the extent that the funds used to make such Erroneous Payment were received from the Borrower as repayment of such Obligations) and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received (except to the extent that the funds used to make such Erroneous Payment were received from the Borrower as repayment of such Obligations).

(f)          Each Payment Recipient hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under pursuant to this Section 11.8 or under the indemnification provisions of this Agreement.

(g)         Each party’s obligations under this Section 11.8 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

(h)          The provisions of this Section 11.8 shall similarly apply to any Erroneous Payment sent by the Collateral Custodian, mutatis mutandis.

Section 11.9     Collateral Matters.  Each of the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)         to release (or direct the Collateral Custodian to release) any Lien on any Collateral under any Transaction Document for the ratable benefit of the Secured Parties (i) upon the termination of the Commitment and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Transaction Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 12.1; and

(b)          to subordinate or release (or direct the Collateral Custodian to subordinate or release) any Lien on any Collateral under any Transaction Document to the holder of any Permitted Lien.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 11.9.  In each case as specified in this Section 11.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Transaction Documents or to subordinate its interest in such item, in each case in accordance with the terms of the Transaction Documents and this Section 11.9.

ARTICLE XII

MISCELLANEOUS

Section 12.1     Amendments and Waivers.

Except as provided in this Section 12.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Administrative Agent, the Collateral Manager and the Required Lenders; provided that, no amendment, waiver or consent shall:

(a)          increase the Commitment of any Lender without the written consent of such Lender;

(b)         waive, extend or postpone any date fixed by this Agreement or any other Transaction Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitment hereunder or under any other Transaction Document without the written consent of each Lender directly and adversely affected thereby;

(c)         reduce the principal of, or the rate of interest specified herein on, any Advance or Obligation, or any fees or other amounts payable hereunder or under any other Transaction Document without the written consent of each Lender directly and adversely affected thereby;

(d)         change Section 2.7, Section 2.8 or any related definitions or provisions in a manner that would alter the order of application of proceeds or would alter the pro rata sharing of payments required thereby, in each case, without the written consent of each Lender directly and adversely affected thereby;

(e)          change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(f)          consent to the assignment or transfer by the Borrower, the Seller or the Collateral Manager of such Person’s rights and obligations under any Transaction Document to which it is a party (except as expressly permitted hereunder), in each case, without the written consent of each Lender;

(g)        make any modification to the definition of “Advance Rate”, “Assigned Value”, “Minimum Equity Amount”, “Eligible Loan”, “Borrowing Base (Aggregate)”, “Borrowing Bases”, “Borrowing Base (CAD)”, “Borrowing Base (USD)”, “Borrowing Base (Euro), “Borrowing Base (GBP)”, “Borrowing Base (AUD)”, “Concentration Limitations” or “Adjusted Borrowing Value” or any defined term used therein, in each case, which would have a material adverse effect on the calculation of any Borrowing Base or would otherwise afford more credit to, or make any such provision less restrictive on, the Borrower, in each case, without the written consent of each Lender;

(h)          release all or substantially all of the Collateral or release any Transaction Document (other than as specifically permitted or contemplated in this Agreement or the applicable Transaction Document) without the written consent of each Lender; or

(i)         make material amendments to the definitions of “Collateral Quality Test”, “Maximum Weighted Average Life Test”, “Minimum Weighted Average Floating Spread Test”, “Minimum Diversity Test” or any definitions therein, in each case, without the written consent of each Lender;

provided further that, (i) any amendment of this Agreement that is solely for the purpose of adding a Lender may, subject to Section 12.16, be effected without the written consent of the Borrower or any Lender, (ii) no such amendment, waiver or modification materially adversely affecting the rights or obligations of the Collateral Custodian shall be effective without the written agreement of such Person, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, affect the rights or duties of the Administrative Agent under this Agreement or any other Transaction Document, (iv) any amendment of this Agreement that a Lender is advised by its legal or financial advisors to be necessary or desirable in order to avoid the consolidation of the Borrower with such Lender for accounting purposes may be effected without the written consent of the Borrower or any other Lender and (v) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Transaction Documents (and such amendment shall become effective without any further action or consent of any other party to any Transaction Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Each waiver, amendment and consent made pursuant to this Section 12.1 shall be effective only in the specific instance and for the specific purpose for which given.

Each of the Borrower and the Collateral Manager (i) acknowledges that the Administrative Agent may, in consultation with the Collateral Manager, be communicating with other Lenders or potential lenders in connection with an amendment or syndication of this Agreement and (ii) agrees to cooperate in any such syndication efforts undertaken by the Administrative Agent.

Section 12.2     Notices, Etc.

All notices, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including electronic transmission) and mailed, e‑mailed, transmitted or delivered, as to each party hereto, at its address set forth on Annex A to this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one (1) Business Day after delivery to an overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent or (d) on the date transmitted by electronic mail transmission.

Section 12.3     Ratable Payments.

If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Secured Party (other than payments received pursuant to Section 10.1) in a greater proportion than that received by any other Secured Party, such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Obligations held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 12.4     No Waiver; Remedies.

No failure on the part of the Administrative Agent, the Collateral Custodian or a Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 12.5     Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the Borrower, the Collateral Manager, the Equityholder, the Administrative Agent, the Collateral Custodian, the Secured Parties and their respective successors and permitted assigns.  Each Indemnified Party shall be an express third-party beneficiary of this Agreement to the extent set forth herein.

Section 12.6     Term of this Agreement.

This Agreement, including, without limitation, the Borrower’s representations and covenants set forth in Articles IV and V, the Collateral Manager’s representations, covenants and duties set forth in Articles IV and V, and the Seller’s and the Equityholder’s representations and covenants set forth in Articles IV and V, creates and constitutes the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect during the Covenant Compliance Period; provided that, the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower, the Collateral Manager, the Seller or the Equityholder pursuant to Articles IV and V, the provisions, including, without limitation the indemnification and payment provisions, of Article X, Section 2.13, Section 12.9, Section 12.10 and Section 12.11, shall be continuing and shall survive (i) any termination of this Agreement and the occurrence of the Collection Date and (ii) with respect to the rights and remedies of the Lenders under Article X, any sale by the Lenders of the Obligations hereunder.

Section 12.7     Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 12.8     Consent to Jurisdiction; Waivers.

Each of the Collateral Manager, the Borrower, the Equityholder, the Lenders and the Collateral Custodian hereby irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)          consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party;

(d)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.8 any special, indirect, exemplary, punitive or consequential (including loss of profit) damages of any kind whatsoever; provided that, notwithstanding anything herein to the contrary, nothing contained herein shall limit the indemnification obligations of the Borrower, the Collateral Manager, the Seller and the Equityholder hereunder to the extent such damages are included in a third party claim in connection with which an Indemnified Party is entitled to indemnification hereunder.

(f)         EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.9     Costs and Expenses.

(a)         In addition to (and without duplication of) the rights of indemnification granted to the Indemnified Parties under Article X hereof and amounts payable pursuant to Section 2.11, the Borrower agrees to pay on demand all reasonable invoiced out-of-pocket costs and expenses of the Secured Parties incurred in connection with the preparation, due diligence, execution, delivery, administration (including periodic auditing permitted hereunder), renewal, syndication, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable invoiced fees and out‑of‑pocket expenses of counsel for each of the Secured Parties in each applicable jurisdiction with respect thereto and with respect to advising the Administrative Agent, the Collateral Manager, the Collateral Custodian and the Secured Parties as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all reasonable invoiced out-of-pocket costs and expenses, if any, incurred by the Secured Parties in connection with the enforcement of this Agreement by such Person and the other documents to be delivered hereunder or in connection herewith (other than to the extent such costs and expenses are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Person).

(b)         The Borrower shall pay on the Payment Date following receipt of a request therefor, all other costs and expenses that have been invoiced at least two (2) Business Days prior to such Payment Date and incurred by the Administrative Agent, in each case in connection with periodic audits of the Borrower’s books and records solely to the extent permitted hereunder; provided that the Borrower shall only bear the costs and expenses of one audit of the Borrower per calendar year and one inspection by the Administrative Agent per calendar year (at an annual aggregate cost for all such audits and inspections not to exceed $50,000 or such other amount as requested by the Administrative Agent to reflect the reasonable and customary costs and expenses associated with any such audit and inspection, with the agreement of the Collateral Manager (not to be unreasonably withheld, delayed or conditioned)) unless an Event of Default has occurred and is continuing, in which case there shall be no limitation on the number of audits and/or inspections permitted hereunder and no such cap on expenses incurred in connection therewith.

Section 12.10   No Proceedings.

Each of the parties hereto (other than the Administrative Agent) hereby agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Insolvency Proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the end of the Covenant Compliance Period.  The provisions of this Section 12.10 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof.  The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 12.10 and the Administrative Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws of any jurisdiction.  The provisions of this paragraph shall survive the termination of this Agreement.

Section 12.11   Recourse Against Certain Parties.

(a)         No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, partner, member, manager, employee or director of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate or limited liability company obligations of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder, and that no personal liability whatsoever shall attach to or be incurred by the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder or any incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder under or by reason of any of the obligations, covenants or agreements of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder and each incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder, or any of them, for breaches by the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that, the foregoing non‑recourse provisions shall in no way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, officer, employee, partner, member, manager or director of the Borrower, the Collateral Manager, the Seller or the Equityholder to the extent of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person.

(b)        Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower, the Seller, the Collateral Manager or any other Person against the Administrative Agent and the Secured Parties or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the Borrower, the Seller and the Collateral Manager hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c)         No obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Administrative Agent and the Secured Parties under or as a result of this Agreement and the transactions contemplated hereby.

(d)          The provisions of this Section 12.11 shall survive the termination of this Agreement.

Section 12.12   Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Advances.

(a)         The Borrower shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Collateral Custodian, as agent for the Secured Parties, and of the Secured Parties to the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Collateral Custodian, as agent of the Secured Parties, hereunder to all property comprising the Collateral.  The Borrower shall cooperate fully with the Collateral Manager in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 12.12(a).

(b)         The Borrower agrees that from time to time, at its expense, it will promptly authorize, execute and deliver all instruments and documents, and take all actions, that the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the security interest granted in the Collateral, or to enable the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any other Transaction Document.

(c)          If the Borrower or the Collateral Manager fails to perform any of its obligations hereunder, the Administrative Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Administrative Agent’s or such Secured Party’s costs and expenses incurred in connection therewith shall be payable by the Borrower as provided in Article X.  The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney‑in‑fact to act on behalf of the Borrower (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral, including those that describe the Collateral as “all assets,” or words of similar effect, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral.  This appointment is coupled with an interest and is irrevocable.

(d)          Without limiting the generality of the foregoing, the Borrower will, not earlier than six (6) months and not later than three (3) months prior to the fifth (5th) anniversary of the date of filing of the financing statements referred to in Section 3.1(j) or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Covenant Compliance Period shall have ended, authorize, execute and deliver and file or cause to be filed an appropriate continuation statement with respect to each such financing statement.

Section 12.13   Confidentiality.

(a)          Each of the Administrative Agent, the Secured Parties, the Collateral Custodian, the Borrower and the Collateral Manager shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and all information with respect to the other parties, including all information regarding the Collateral, the business and beneficial ownership of the Borrower and the Collateral Manager hereto and their respective businesses and its Affiliates and any Obligor obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys, investors, rating agencies, potential investors or other agents engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loans contemplated herein and the agents of such Persons (“Excepted Persons”); provided that, each Excepted Person (other than external accountants, auditors, attorneys and other Excepted Persons governed by ethical obligations and requirements) shall, as a condition to any such disclosure, agree that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower, (ii) disclose the existence of this Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law, and (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents.  It is understood that the financial terms that may not be disclosed except in compliance with this Section 12.13(a) include, without limitation, all fees and other pricing terms, and all Events of Default, Collateral Manager Events of Default, and priority of payment provisions.

(b)          Anything herein to the contrary notwithstanding, each of the Borrower and the Collateral Manager hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Collateral Manager, the Collateral Custodian or the Secured Parties by each other, or (ii) by the Administrative Agent, the Collateral Custodian and the Secured Parties to any prospective or actual assignee or participant of any of them; provided that, such Person agrees to hold such information confidential in accordance with the terms hereof and to use such information solely for the purposes of the transactions contemplated by this Agreement; provided further that, (A) such Person agrees for the benefit of the party whose confidential information is being disclosed to hold such information confidential and use such information only in connection with such Person’s evaluation of, and relationship with, the Borrower or the Collateral Manager and (B) in the case of disclosure of information to a prospective assignee or participant, the Borrower has consented in writing to such disclosure to such prospective assignee or participant.  In addition, the Secured Parties, the Administrative Agent, and the Collateral Manager may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) provided that such Lender, the Administrative Agent, the Account Bank or the Collateral Custodian will, to the extent permitted by law, provide the Borrower and the Collateral Manager with prompt notice, to the extent reasonable, so that the Borrower and/or the Collateral Manager may seek, at their sole expense, a protective order or other appropriate remedy.

(c)          Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known (after such information becomes publicly known) other than as a result of a breach of this Section 12.13; (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Administrative Agent’s, the Secured Parties’, the Collateral Custodian’s, the Collateral Manager’s, the Equityholder’s or the Borrower’s business or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, the Secured Parties, the Collateral Custodian, the Collateral Manager or the Borrower or an officer, director, employee, shareholder or affiliate of any of the foregoing is a party, (D)  in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower or, to the extent information with respect to the Collateral Manager is included therein, the Collateral Manager, (E) to any affiliate, independent or internal auditor, agent (including any potential sub‑or‑successor servicer), employee or attorney of the Collateral Custodian or the Collateral Manager having a need to know the same, (F) to any Person whose consent is required or to whom notice is required to be given in connection with the Borrower’s acquisition or disposition of any Loan or any assignment thereof, or (G) to any Person when required for USA Patriot Act or other “know your customer” purposes, provided that, the Collateral Custodian or the Collateral Manager, as applicable, advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Borrower or the Collateral Manager, as applicable; provided that, such Lender, the Administrative Agent, the Collateral Custodian, the Account Bank or the Collateral Custodian will, to the extent permitted by law, provide the Borrower and the Collateral Manager with prompt notice, to the extent reasonable, so that the Borrower and/or the Collateral Manager may seek, at their sole expense, a protective order or other appropriate remedy.

(d)         Notwithstanding any other provision of this Agreement, each of the Borrower and the Collateral Manager shall each have the right to keep confidential from the Administrative Agent, the Collateral Custodian and/or the Secured Parties, for such period of time as such Person determines is reasonable (i) any information that such Person reasonably believes to be in the nature of trade secrets and (ii) any other information that such Person or any of their Affiliates, or the officers, employees, directors, members or managers of any of the foregoing, is required by law as evidenced by an Opinion of Counsel.

(e)          Each of the Administrative Agent, the Secured Parties and the Collateral Custodian will keep the information of the Obligors confidential in the manner required by the applicable Underlying Instruments.

Section 12.14   Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile, PDF or electronic mail transmission), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable.  Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.  For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  This Agreement, the other Transaction Documents and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 12.15   Waiver of Setoff.

Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.

Section 12.16   Assignments by the Lenders.

(a)         Subject to Section 12.16(e), each Lender may, with the prior written consent of the Borrower (such consent not to be (x) unreasonably withheld, conditioned or delayed or (y) required if an Event of Default has occurred and is continuing), at any time assign an interest in, or sell a participation interest in any Advance (or portion thereof) or its Commitment hereunder (or any portion thereof) to any Person; provided that, (i) the consent of the Borrower is not required for any assignment (x) to any Affiliate of a Lender or (y) required by any change in Applicable Law or Governmental Authority applicable to such Lender and (ii) in the case of an assignment of any Commitment (or any portion thereof) or any Advance (or any portion thereof), the assignee executes and delivers to the Collateral Manager, the Borrower the Administrative Agent and the Collateral Custodian a fully executed Joinder Supplement substantially in the form of Exhibit F hereto.  Each Lender hereby represents and warrants that it is a “Qualified Purchaser” within the meaning of Section 3(c)(7) of the 1940 Act.  The parties to any such assignment or sale of a participation interest shall execute and deliver to such Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties.  The Borrower shall not assign or delegate, or grant any interest in, or permit any Lien (except Permitted Liens) to exist upon, any of the Borrower’s rights, obligations or duties under the Transaction Documents without the prior written consent of the Administrative Agent and each Lender.  Notwithstanding anything contained in this Agreement to the contrary, neither the Administrative Agent nor BMO shall need prior consent of the Borrower to consolidate with or merge into any other Person or convey or transfer substantially all of its properties and assets, including without limitation any Advance (or portion thereof), to any Person.

(b)         The Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Collateral Manager the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement notwithstanding any notice to the contrary.  The Register shall be available for inspection by Borrower, the Collateral Manager and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)        The Borrower agrees that each participant pursuant to Section 12.16(a) shall be entitled to the benefits of Section 2.12 and Section 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(f) (it being understood that the documentation required under Section 2.13(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such participant (A) agrees to be subject to the provisions of Section 2.18(b) as if it were an assignee hereunder; and (B) shall not be entitled to receive any greater payment under Section 2.12 or Section 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by the participating Lender or such participant with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case that occurs after the participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18(b) with respect to the applicable participant.

(d)         Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of the applicable participants and the principal amounts of (and stated interest on) each such participant’s interest in the Obligations (the “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Obligations) to any Person except to the extent that such disclosure is necessary to establish that such Obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury regulations and Section 1.163-5(b) of the proposed U.S. Treasury regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)         Notwithstanding the foregoing provisions of this Section 12.16 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Advances or Commitments as collateral security to a Federal Reserve Bank or, as applicable, to such Lender’s trustee for the benefit of its investors (but no such assignment shall release any Lender from any of its obligations hereunder).

Section 12.17   Heading and Exhibits.

The headings herein are for reference purposes only and shall not otherwise affect the meaning or interpretation of any provision hereof.  The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 12.18   Recognition of the U.S. Special Resolution Regimes.

To the extent that this Agreement and/or any other Transaction Document constitutes a QFC, the Borrower agrees with each Secured Party as follows:

(a)          In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement and/or any other Transaction Document, and any interest and obligation in or under this Agreement and/or any other Transaction Document from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or any other the Transaction Document, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)        In the event that a Covered Party or a BHC Act Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or any other Transaction Document that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or any other Transaction Document were governed by the laws of the United States or a state of the United States.

Section 12.19  Intent of the Parties.  It is the intent and understanding of each party hereto that the Advances are loans from the Lenders to the Borrower and do not constitute a “security” within the meaning of Section 8-102(15) of the UCC.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

BLACKROCK PRIVATE CREDIT FUND LEVERAGE III, LLC, as Borrower By: BlackRock Private Credit Fund, its sole member

By:	/s/ Patrick K. Wolfe
Name: Patrick K. Wolfe
Title: Chief Operating Officer

COLLATERAL MANAGER:

BLACKROCK PRIVATE CREDIT FUND, as Collateral Manager

By:	/s/ Patrick K. Wolfe
Name: Patrick K. Wolfe
Title: Chief Operating Officer

EQUITYHOLDER:

BLACKROCK PRIVATE CREDIT FUND, as Equityholder

By:	/s/ Patrick K. Wolfe
Name: Patrick K. Wolfe
Title: Chief Operating Officer

[Signatures Continued on the Following Page]

ADMINISTRATIVE AGENT:

BANK OF MONTREAL, as Administrative Agent

By:	/s/ Ann Kozak
Name: Ann Kozak
Title: Managing Director

[Signatures Continued on the Following Page]

LENDER:

BMO BANK N.A., as Lender

By:	/s/ Ann Kozak
Name: Ann Kozak
Title: Managing Director

[Signatures Continued on the Following Page]

COLLATERAL CUSTODIAN:

STATE STREET BANK AND TRUST COMPANY, not in its individual capacity but solely as Collateral Custodian

By:	/s/ Melinda Comary
Name: Melinda Comary
Title: Vice President

Annex A

[Omitted]

Annex B

Lender	Commitment
BMO BANK N.A.	$200,000,000